As filed with the Securities and Exchange Commission on February 10, 2025

Registration No. [●]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALPHA MODUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	27-2447291
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

20311 Chartwell Center Dr., #1469
Cornelius, NC 28031
(704) 252-5050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Alessi

Alpha Modus Holdings, Inc.

20311 Chartwell Center Dr., #1469
Cornelius, NC 28031
(704) 252-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lance Brunson, Esq.
Callie Tempest Jones, Esq.

Brunson Chandler & Jones, PLLC
Walker Center, 14th Floor

175 S. Main Street, Suite 1410
Salt Lake City, Utah 84111
(801) 303-5737

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2025

PRELIMINARY PROSPECTUS

ALPHA MODUS HOLDINGS, INC.

5,189,638 Shares of Common Stock
2,325,004 Warrants to Purchase Shares of Common Stock
2,325,004 Shares of Common Stock Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 5,189,638 shares of Alpha Modus Holdings, Inc. (“Alpha Modus” or the “Company”) Class A common stock, par value $0.0001 per share (“common stock”), 2,325,004 warrants to purchase shares of common stock, and 2,325,004 shares of common stock that are issuable upon the exercise of the warrants, consisting of:

●	up to 1,550,000 shares of common stock (the “Consideration Shares”) that were issued as consideration in the Business Combination (as defined below); the Consideration Shares were acquired by the Selling Securityholders based on a value of $9.50 per share of common stock at closing of the Business Combination; however, these shares were issued in exchange for shares of Alpha Modus, Corp. that were acquired by its officer, William Alessi (and his various family trusts) through private placements and equity award grants at prices that equate to purchase prices of less than $9.50 per share of common stock, and, in some cases, including equity securities purchased in connection with or following the original founding of Alpha Modus, Corp., purchase prices of approximately $0.0001 per share of common stock;

●	up to 750,000 shares of common stock (the “Convertible Note Shares”) that could be issued upon conversion of the Secured Convertible Promissory Note that was issued to Streeterville Capital, LLC (the “Investor”) on or about December 16, 2024, in connection with the Business Combination;

●	up to 517,512 shares of common stock (the “Sponsor Shares”) that were originally issued in a private placement to the Company’s original sponsor in 2021 in connection with the Company’s initial public offering on September 8, 2021 (the “INAQ IPO”), which were acquired by the sponsor at a purchase price equivalent to approximately $0.004 per share of common stock and transferred to the sponsor’s stakeholders in January 2025 for no additional consideration;

●	up to 1,012,510 shares of common stock (the “Anchor Shares”) that were issued in a private placement to the Company’s original sponsor in 2021 in connection with the INAQ IPO, which were acquired by the sponsor at a purchase price equivalent to approximately $0.004 per share of common stock and transferred to anchor investors in the INAQ IPO in 2021 for no additional consideration;

●	up to 1,359,616 shares of common stock (the “Additional Business Combination Shares”) that were issued at closing of the Business Combination as contractually required by the Business Combination Agreement, which were issued in satisfaction of other obligations of the Company, the value of which did not equate to the value of our common stock at closing of the Business Combination;

●	up to 2,325,004 warrants (“Private Placement Warrants”) that were originally issued in a private placement at the time of the INAQ IPO. The Private Placement Warrants were acquired at a purchase price of $1.00 per Private Placement Warrant; and

●	up to 2,325,004 shares of common stock (the “Private Warrant Shares”) issuable upon the exercise of the Private Placement Warrants; the Private Placement Warrants each entitle the holder thereof to purchase one share of our common stock for $11.50 per share.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our common stock or warrants, except with respect to amounts received by us upon the exercise of the warrants. Because the exercise price of the Private Placement Warrants substantially exceeds the current trading price of our common stock, it is unlikely that holders of our warrants will be able to exercise such warrants in the near future, if at all. As a result, we are unlikely to receive any proceeds from the exercise of our warrants in the near future, if at all. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock or warrants. See section entitled “Plan of Distribution” beginning on page 59 of this prospectus.

Due to the significant number of shares of our common stock that were redeemed in connection with the Business Combination, the number of shares of common stock that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock. This impact may be heightened by the fact that, as described above, certain of the Selling Securityholders acquired shares of our common stock at prices that are well below the current trading price of our common stock. The 7,514,642 shares that may be resold and/or issued into the public markets pursuant to this prospectus represent approximately 60.2% of the shares of our common stock outstanding as of January 30, 2025 (after giving effect to the issuance of the Convertible Note Shares and Private Warrant Shares).

Our common stock and public warrants are listed on the Nasdaq Global Market under the symbols “AMOD” and “AMODW,” respectively. As of February 7, 2025, the closing price of our common stock and warrants was $2.37 and $0.0703, respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2025.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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INTRODUCTORY NOTE AND FREQUENTLY USED TERMS

On December 13, 2024 (the “Closing” and such date the “Closing Date”), the Company, which was then named Insight Acquisition Corp., a Delaware corporation (“IAC”), Alpha Modus, Corp., a Florida corporation (“Legacy Alpha Modus”), and IAC Merger Sub Inc., a Florida corporation and newly formed wholly-owned subsidiary of IAC (“Merger Sub”), consummated the Business Combination pursuant to the terms of the Business Combination Agreement.

On the Closing Date, (i) IAC changed its name to “Alpha Modus Holdings, Inc.” (“Alpha Modus” or the “Company”), (ii) Merger Sub merged with and into Legacy Alpha Modus (the “Merger”), with Legacy Alpha Modus surviving the Merger as the wholly-owned subsidiary of the Company, (iii) the Company issued 5,295,000 shares of common stock and 7,500,000 shares of the Company’s Series C Preferred Stock to Legacy Alpha Modus’s shareholders as Merger consideration in the Business Combination, (iv) the Company issued 1,817,308 shares of common stock to various parties as required by the Business Combination Agreement, and (v) the parties to the Business Combination Agreement consummated the other transactions contemplated thereby.

Unless the context otherwise requires, references in this prospectus to “Alpha Modus,” the “Company,” “us,” “we,” “our” and any related terms prior to the closing of the Business Combination are intended to mean Insight Acquisition Corp., a Delaware corporation, and after the closing of the Business Combination, Alpha Modus Holdings, Inc. and its consolidated subsidiaries.

“Amended and Restated Charter” means the second amended and restated certificate of incorporation of Alpha Modus, in effect as of the date of this prospectus.

“Business Combination” means the Merger and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated October 13, 2023, as amended by the First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among IAC, Merger Sub and Legacy Alpha Modus.

“Alpha Modus” means Alpha Modus Holdings, Inc., a Delaware corporation.

“Alpha Modus Board” means the board of directors of Alpha Modus.

“Closing” means the closing of the Business Combination.

“common stock” means the common stock, par value $0.0001 per share, of Alpha Modus Holdings, Inc.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Earnout Shares” means the up to 2,200,000 shares of common stock that may be issued to Legacy Alpha Modus securityholders if certain share prices of common stock are achieved and other conditions are satisfied.

“Founder Shares” means IAC common stock initially purchased and provided.

“IAC” means Insight Acquisition Corp., a Delaware corporation, which was renamed “Alpha Modus Holdings, Inc.” in connection with the Closing.

“IAC Board” means the board of directors of IAC prior to the Business Combination.

“IAC Charter” means IAC’s amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware on December 13, 2024.

“IAC Class A common stock” means the Class A common stock, par value $0.0001, of IAC.

“IAC Class B common stock” means the Class B common stock, par value $0.0001, of IAC.

“IAC IPO” means IAC’s initial public offering that was consummated by IAC on September 8, 2021.

“Legacy Alpha Modus” means Alpha Modus, Corp., a Florida corporation, and includes the surviving corporation after the Merger. References herein to Alpha Modus will include its subsidiaries, including Legacy Alpha Modus, to the extent reasonably applicable

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“Legacy Alpha Modus Board” means the board of directors of Legacy Alpha Modus.

“Legacy Alpha Modus Series C Preferred Stock” means shares of Series C Redeemable Convertible Preferred Stock, par value $0.0001 per share, of Alpha Modus of Legacy Alpha Modus.

“Merger” means the merger of Merger Sub with and into Legacy Alpha Modus, with Legacy Alpha Modus continuing as the surviving corporation and as a wholly-owned subsidiary of Alpha Modus, in accordance with the terms of the Business Combination Agreement.

“Merger Sub” means IAC Merger Sub Inc., a Florida corporation.

“Private Placement” means the private placement consummated simultaneously with the IAC IPO in which IAC issued to the Sponsor the Private Placement Warrants.

“Private Placement Warrants” means 8,700,000 warrants to purchase shares of IAC Class A common stock issued to the Sponsor and the IAC IPO underwriters in the Private Placement (including the additional warrants purchased after the IAC IPO in connection with the overallotment securities issued by IAC’s underwriters). Each Private Placement Warrant entitles the holder thereof to purchase one share of IAC Class A common stock for $11.50 per share. “Public Shares” means IAC Class A common stock underlying the Units sold in the IAC IPO, including any overallotment securities acquired by IAC’s underwriters.

“Public Warrants” means warrants underlying the Units issued in the IAC IPO. Each Public Warrant entitles the holder thereof to purchase one share of IAC Class A common stock for $11.50 per share.

“Sponsor” means Insight Acquisition Sponsor LLC, a Delaware limited liability company, which is an affiliate of Michael Singer, IAC’s Executive Chairman and Chief Executive Officer prior to the Closing.

“Trust Account” means the trust account of IAC, which holds the net proceeds of the IAC IPO, including from overallotment securities sold by IAC’s underwriters, and the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay franchise and income tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions.

“Units” means Units issued in the IAC IPO, including any overallotment securities acquired by IAC’s underwriters, consisting of one share of IAC Class A common stock and one-half of one Public Warrant.

“Warrants” means any of the Private Placement Warrants and the Public Warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We caution readers of this prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to our customers of our products and services, the potential success of our marketing and expansion strategies, the potential for us to achieve design awards and potential benefits of the Business Combination (including with respect to shareholder value). These statements are based on various assumptions, whether or not identified in this prospectus, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

●	Alpha Modus’ inability to achieve or sustain profitability;

●	the viability of Alpha Modus’ intellectual property;

●	changes in applicable laws or regulations;

●	the possibility that Alpha Modus’ business or the combined company may be adversely affected by other economic business, changing technology, evolving industry standards, and/or competitive factors;

●	the ability of Alpha Modus to obtain, maintain, and protect its intellectual property, and other risks related to enforcement of Alpha Modus’ intellectual property rights;

●	failure to realize the anticipated benefits of the proposed business combination;

●	risks related to future market adoption of Alpha Modus’ technology;

●	risks related to Alpha Modus’ marketing and growth strategies;

●	the effects of competition on Alpha Modus’ future business;

●	the ability of Alpha Modus to meet the continued listing standards of The Nasdaq Stock Market;

●	Alpha Modus’ ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan;

●	Alpha Modus’ ability to execute its business plans and strategy;

●	the outcome of any legal proceedings that may be instituted against us related to the Business Combination; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

If any of these risks materialize or any of our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information and Other Data” and the financial statements included elsewhere in this prospectus.

The Company

Alpha Modus offers technology as a service. Its core technologies have been deployed on IBM’s Bluemix platform and earned a Beacon Award by IBM 2016 for Best New Application on IBM Cloud from an Entrepreneur. Alpha Modus has been recognized by IBM Watson as a thought leader in technology. As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale.

On January 11, 2024, Alpha Modus entered into a license agreement with GZ6G Technologies Corp. (“GZ6G”), which gives GZ6G the right to use Alpha Modus’ patented intellectual property, and pertains to GZ6G’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus for AI-driven advertising solutions for stadiums and event management. Alpha Modus intends to deploy services under the license by the end of 2024, expand event venue service offerings in late 2025, and expand service offerings in additional industries in 2024.

On January 16, 2024, Alpha Modus initiated a patent infringement action against The Kroger Company alleging patent infringement of several Alpha Modus patents encompassing retail marketing and advertising data-driven technologies to enhance consumer’s in-store experience at the point of decision. On November 12, 2024, Alpha Modus initiated a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. On December 17, 2024, Alpha Modus filed a similar patent infringement lawsuit against Wakefern Food Corporation and Shelf Nine LLC, and on February 3, 2025, Alpha Modus filed a patent infringement lawsuit against Walgreen Co.

On April 10, 2024, Alpha Modus entered into a license agreement with Xalles Holdings Inc. and its subsidiary, CashXAI Inc. (“CashX”), which gives CashX the exclusive right to use all of Alpha Modus’s patented intellectual property in connection with CashX’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus, within the Exclusive Industry. The “Exclusive Industry” means the industry relating to self-service kiosks located in retail food, drug and convenience stores for the purpose of serving Unbanked and Underbanked consumers, by offering banking, phone and insurance solutions to the consumer. An “Unbanked” consumer means a person that does not have a checking or savings account with an FDIC-insured institution, and an “Underbanked” consumer means a person that has or had a checking or savings account with an FDIC-insured institution, but regularly uses non-traditional banks such as Venmo or the Cash App, or lenders such as a check cashing company or payday lender. Alpha Modus intends to deploy services under the license by the end of 2024.

Although Alpha Modus’ audited financial statements for the years ended December 31, 2023 and 2022, were prepared under the assumption that it would continue operations as a going concern, the report of its independent registered public accounting firm that accompanies its financial statements for the years ended December 31, 2023 and 2022, contains a going concern qualification in which such firm expressed substantial doubt about Alpha Modus’ ability to continue as a going concern, based on its financial statements and results at that time, including its lack of current revenues, recurring losses from operations and net capital deficiency.

The mailing address of Alpha Modus’ principal executive office is 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031, and its telephone number is (704) 252-5050.

For more information about Alpha Modus, see the sections entitled “Information About Alpha Modus” and “Alpha Modus’ Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) ending December 31, 2026, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

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Risk Factors Summary

You should consider all the information contained in this prospectus before making a decision to invest in our common stock or warrants. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 7. Such risks include, but are not limited to, the following risks:

●	Due to the significant number of shares of our common stock that were redeemed in connection with the Business Combination, the number of shares of common stock that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock.

●	Alpha Modus had net losses and negative cash flows from operating activities in the past, and it may not achieve or sustain profitability.

●	If Alpha Modus is unable to continue as a going concern, its securities will have little or no value.

●	The artificial intelligence (AI) technology market in which Alpha Modus participates is competitive.

●	If Alpha Modus fails to adapt to changes in the AI industry, its business may be harmed.

●	Alpha Modus may fail to protect its intellectual property rights and proprietary information.

●	Alpha Modus will likely become subject to intellectual property disputes.

●	Alpha Modus’ patent portfolio is subject to evolving legislation, regulations, and rules associated with patent law in the United States and other jurisdictions, which may adversely affect its business.

●	Patent litigation is inherently risky, and the USPTO, or other relevant patent offices, may either invalidate Alpha Modus’ patents or materially narrow the scope of their claims.

●	Alpha Modus may experience delays in successful enforcement and licensing of its patent portfolio.

●	Because Alpha Modus’ patents are expected to expire in 2034-2037, its continued operations beyond those dates will depend on its ability to obtain additional patents with later expiration dates.

●	Alpha Modus’ lack of patent enforcement and licensing experience could adversely affect its operations.

●	Alpha Modus will incur increased costs as a result of operating as a public company.

●	Alpha Modus’ management team has limited experience managing a Nasdaq-listed public company.

●	Alpha Modus is a “controlled company” under Nasdaq’s listing rules and can rely on exemptions from certain corporate governance requirements.

●	Alpha Modus may issue additional shares of common or preferred stock, which would dilute the interests of stockholders and likely present other risks.

●	We may amend the terms of our public warrants in a manner that may be adverse to holders of public warrants without the approval of all holders.

●	Alpha Modus may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to holders, thereby making Public Warrants worthless.

●	Alpha Modus may be subject to the excise tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our common stock after December 31, 2022.

●	We do not expect that we will pay dividends in the foreseeable future.

●	If Alpha Modus fails to develop or maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent financial fraud.

●	Alpha Modus’ outstanding Series C Preferred Stock, and the future issuances of other debt securities and equity securities, may adversely affect the Company, including the market price of the Company’s common stock, and be dilutive to existing stockholders.

●	There can be no assurance that Alpha Modus will continue to be listed on the Nasdaq in the future.

●	The market price of Alpha Modus’s common stock may decline.

●	Alpha Modus’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its securities.

●	Alpha Modus is as an “emerging growth company” as well as a smaller reporting company within the meaning of the Securities Act, and if the Company takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

●	The future exercise of registration rights may adversely affect the market price of our common stock.

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THE OFFERING

Issuer	Alpha Modus Holdings, Inc.

Securities offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 5,189,638 shares of common stock, 2,325,004 warrants to purchase shares of common stock, and 2,325,004 shares of common stock issuable upon exercise of warrants, which includes up to:
	●	1,550,000 Consideration Shares;
	●	750,000 Convertible Note Shares;
	●	517,512 Sponsor Shares;
	●	1,012,510 Anchor Shares;
	●	1,359,616 Additional Business Combination Shares;
	●	2,325,004 Private Placement Warrants; and
	●	2,325,004 shares of common stock issuable upon exercise of the registered Private Placement Warrants.

Use of proceeds	We will not receive any of the proceeds from the sale of the common stock or warrants by the Selling Securityholders. See “Use of Proceeds” for additional information.

Common stock issued and outstanding immediately after this offering	On a pro forma basis before and after giving effect to issuance of the Convertible Note Shares and exercise of the registered Private Placement Warrants.
	●	12,476,780 shares of common stock prior to the issuance of any Convertible Note Shares or any shares upon exercise of the registered Private Placement Warrants; and
	●	15,530,256 shares of common stock assuming the issuance of all 750,000 of the Convertible Note Shares and 2,325,0004 shares of common stock upon the exercise of the registered Private Placement Warrants.

Use of proceeds	We will receive up to an aggregate of approximately $26,737,546 from the exercise of the registered Private Placement Warrants, assuming the exercise in full of all of the registered Private Placement Warrants for cash. We expect to use the net proceeds, if any, from the exercise of the warrants for working capital and general corporate purposes. Because the exercise price of the Private Placement Warrants substantially exceeds the current trading price of our common stock, we are unlikely to receive any proceeds from the exercise of our warrants in the near future, if at all. See “Use of Proceeds” for additional information.

Lock-Up Restrictions	Certain of our stockholders are subject to lock-up agreements that restrict, subject to certain exceptions, transfer of shares of our common stock and other securities exercisable, exchangeable or convertible into shares of common stock. We are only registering for resale a number of shares by the holders that are not subject to those lock-up restrictions. See “Certain Relationships and Related Person Transactions — Business Combination Related Agreements — Confidentiality and Lock-Up Agreement” and “Certain Relationships and Related Person Transactions — Business Combination Related Agreements — Sponsor Lock-Up Agreement.”

Nasdaq ticker symbols	Our common stock and Public Warrants are currently listed on Nasdaq under the symbol “AMOD” and “AMODW,” respectively.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

The resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock. This impact may be heighted by the fact that certain of the Selling Securityholders purchased, or are able to purchase, shares of our common stock at prices that are well below the current trading price of our common stock.

Unless we specifically state otherwise or the context otherwise requires, the information above is as of the Closing Date, does not give effect to issuances of our common stock, warrants or options to purchase shares of our common stock, or the exercise of warrants or options after such date, and excludes:

●	2,200,000 Earnout Shares;

●	5,174,996 shares of common stock issuable upon exercise of the Private Placement Warrants that are not being registered for resale; and

●	12,000,000 shares of common stock issuable upon exercise of the Public Warrants.

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RISK FACTORS

Investment in our securities involves risk. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statement.” Please see the section entitled “Where You Can Find More Information” in this prospectus. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Information and Other Data,” the financial statements and notes to the financial statements included herein.

Due to the significant number of shares of our common stock that were redeemed in connection with the Business Combination, the number of shares of common stock that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock.

Due to the significant number of shares of our common stock that were redeemed in connection with the Business Combination, the number of shares of common stock that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock. This impact may be heightened by the fact that, as described in the table below, certain of the Selling Securityholders purchased, or are able to purchase, shares of our common stock at prices that are well below the current trading price of our common stock. The 7,514,642 shares that may be resold and/or issued into the public markets pursuant to this prospectus represent approximately 60.2% of the shares of our common stock outstanding as of February 7, 2025 (after giving effect to the issuance of the Convertible Note Shares and Private Warrant Shares).

Security	Purchase price	% of shares/warrants outstanding	Potential profit per share
Consideration Shares (1,550,000 shares)	Acquired by Alpha Modus’s officer, William Alessi (and his various family trusts) through private placements and equity award grants at prices that equate to purchase prices of less than $9.50 per share of common stock, and, in some cases, including equity securities purchased in connection with or following the founding of Legacy Alpha Modus, purchase prices of approximately $0.0001 per share of common stock	Approximately 21%	Up to $2.37 per share
Convertible Note Shares (750,000 shares)	To be issued upon conversion of the Secured Convertible Promissory Note held by the Investor, at a conversion price no less than $4.00 per share	Approximately 9% (after giving effect to the issuance of the Convertible Note Shares)	N/A (Conversion floor price of $4.00 is less than current trading price)
Sponsor Shares (517,512 shares)	Approximately $0.004 per share of common stock	Approximately 7%	Up to $2.37 per share
Anchor Shares (1,012,510 shares)	Approximately $0.004 per share of common stock	Approximately 13%	Up to $2.37 per share
Additional Business Combination Shares (1,359,616 shares)	N/A (issued in satisfaction of other obligations of Alpha Modus)	Approximately 18%	Up to $2.37 per share
Private Placement Warrants (2,325,004 warrants)	$1.00 per Private Placement Warrant	Approximately 11%	N/A

Calculations based on (i) 12,476,780 shares of common stock and 20,700,000 warrants outstanding, in each case as of February 7, 2025, and (ii) sales of shares of common stock at a price of $2.37 per share and sales of warrants at a price of $0.0703 per warrant, which reflect the closing prices of the common stock and warrants as of February 7, 2025. Unless otherwise noted, assumes no issuance of Convertible Note Shares, Earnout Shares, Private Warrant Shares or Public Warrant Shares.

The Selling Securityholders will determine the timing, pricing and rate at which they sell such shares into the public market. Although the current trading price or our common stock is significantly below $10.00 per share, which was the sales price for units in the INAQ IPO, as well as the $9.50/share trading price of our common stock as of the closing of the Business Combination, as shown in the table above, certain of the Selling Securityholders have an incentive to sell because they acquired shares and/or warrants at prices below the initial public offering price and/or below the recent trading prices of our securities. Sales by such investors may cause the trading prices of our securities to experience a further decline.

Risks Related to Alpha Modus’ Business and Industry

Alpha Modus had net losses and negative cash flows from operating activities in the past, and it may not achieve or sustain profitability.

Alpha Modus had a net loss of $501,295 and net cash used in operating activities of $515,181 in 2023, and a net loss of $27,403 and net cash used in operating activities of $27,403 in 2022. Alpha Modus cannot assure you that it will be able to generate net profit or positive cash flows from operating activities in the future. Its future revenue growth and profitability will depend on a variety of factors, many of which are beyond its control. These factors include effectiveness of its monetization strategy, its ability to control costs and expenses and to manage its growth effectively, market competition, and the macroeconomic and regulatory environment. Alpha Modus may fail to develop and improve its operational, financial and managerial controls, enhance its financial reporting systems and procedures, recruit, train and retain skilled professional personnel, or maintain customer satisfaction to effectively support and manage its future growth. If Alpha Modus invests substantial time and resources to expand its patent family but fails to manage the growth of its business and capitalize on its growth opportunities effectively, it may not be able to achieve profitability, and its business, financial condition, results of operations and prospects would be materially and adversely affected.

If Alpha Modus is unable to continue as a going concern, its securities will have little or no value.

Although Alpha Modus’ audited financial statements for the years ended December 31, 2023 and 2022, were prepared under the assumption that it would continue our operations as a going concern, the report of its independent registered public accounting firm that accompanies its financial statements for the years ended December 31, 2023 and 2022, contains a going concern qualification in which such firm expressed substantial doubt about Alpha Modus’ ability to continue as a going concern, based on its financial statements and results at that time, including its lack of current revenues, recurring losses from operations and net capital deficiency.

Alpha Modus expects to continue to incur significant expenses and operating losses in 2025. Alpha Modus’ prior losses and expected future losses have had, and will continue to have, an adverse effect on its financial condition. In addition, continued operations and Alpha Modus’ ability to continue as a going concern may be dependent on its ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to it at all or will be available in sufficient amounts or on reasonable terms. Alpha Modus’ financial statements do not include any adjustments that may result from the outcome of this uncertainty. If Alpha Modus is unable to generate sufficient additional funds in the future through operations, financings or from other sources or transactions, it will exhaust its resources and will be unable to continue operations. If it cannot continue as a going concern, its shareholders would likely lose most or all of their investment in it.

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The artificial intelligence (AI) technology market in which Alpha Modus participates is competitive, and if it does not compete effectively, its business, operating results and financial condition could be harmed.

The AI market is competitive and rapidly evolving. The principal competitive factors in Alpha Modus’ market include research and development capabilities, industry know-how, continuous capital investment, product portfolio, among others. Many of Alpha Modus’ competitors have substantial competitive advantages, including larger scale, longer operating history, greater brand recognition, more established relationships with customers, suppliers and partners, and greater financial, research and development, marketing and other resources. As a result, Alpha Modus’ competitors may be able to respond more quickly and effectively than Alpha Modus can to new or changing opportunities, technologies, standards or customer requirements. In addition, some competitors may offer products, solutions and services that address one or more number of functions with greater depth, application, or functionality greater than Alpha Modus’ solutions and technologies. Alpha Modus’ existing and potential competitors may develop and market new products, solutions and services with functionality comparable to it. If Alpha Modus is unable to compete successfully against its current or potential competitors, its business, financial condition, and results of operations may be materially and adversely impacted.

If Alpha Modus fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, its business may be materially and adversely affected.

The AI industry market is subject to rapid technological changes, evolving industry standards, regulations and customer needs, requirements and preferences. The success of Alpha Modus’ business will depend, in part, on its ability to adapt and respond to these changes on an effective and timely basis. If it fails to improve its technologies in a way that satisfies potential users or customers of intellectual property that keep pace with rapid technological and industry changes, its business, operating results and financial condition could be adversely affected. If new technologies emerge that are able to deliver competitive products, solutions and services at lower prices, more efficiently, more conveniently or more securely, such technologies could adversely impact Alpha Modus’ ability to compete effectively.

Issues arising in connection with the use of AI in the market generally may result in reputational harm or liability to Alpha Modus.

As with many disruptive innovations, AI presents risks and challenges that could affect its adoption, and therefore Alpha Modus’ business. AI algorithms may be flawed. Datasets may be insufficient or contain biased information. Inappropriate or controversial data practices could impair the acceptance of AI solutions. These deficiencies could undermine the decisions, predictions, or analysis AI applications produce, subjecting the providers of AI technologies generally, including Alpha Modus, to competitive harm, legal liability, and brand or reputational harm. Some AI scenarios present ethical or data privacy issues. If Alpha Modus enables or offers AI solutions that are controversial because of their impact on human rights, privacy, employment, or other social issues, it may experience brand or reputational harm.

Risks Related to Alpha Modus’ Intellectual Property

Alpha Modus may fail to obtain, maintain, and protect its intellectual property rights and proprietary information or prevent third parties from any unauthorized use of its technologies.

Alpha Modus’ trade secrets, trademarks, patents, and other intellectual property rights are critical to its success. Alpha Modus expects to rely on confidentiality agreements and non-compete agreements with third parties to protect its intellectual properties. However, events beyond its control may pose threats to its intellectual property rights and the integrity of its technologies and brand. Effective protection of Alpha Modus’ intellectual property rights is expensive and challenging. While Alpha Modus has taken measures to protect its intellectual property rights by filing patent applications, pursuing patent prosecution, and obtaining patents in the United States, such efforts are inadequate to guard against and prohibit potential infringement and misappropriation. In addition, Alpha Modus’ intellectual property rights may be declared invalid or unenforceable by the courts. Furthermore, Alpha Modus cannot assure you that any of its pending patent or other intellectual property rights applications will ultimately proceed to registration or will result in registration with adequate scope for its business. Some of Alpha Modus’ applications or registrations may be successfully challenged or invalidated by others. If Alpha Modus’ intellectual property rights applications are not successful, it may have to use different intellectual property rights for its affected technologies, or seek to enter into arrangements with any third parties who may have prior registrations, applications or rights, which might not be available on commercially reasonable terms, if at all. If Alpha Modus fails to protect or enforce its intellectual property rights, its competitors may use its technologies without authorization. As a result, future customers and partners could then devalue Alpha Modus’ technologies, and Alpha Modus’ ability to compete effectively may be impaired, which could have a material adverse effect on its business, financial condition and results of operations.

Alpha Modus will likely become subject to intellectual property disputes, which are typically costly and may subject us to significant liability and increased costs of business.

Alpha Modus competes in markets where there are a large number of patents, copyrights, trademarks, trade secrets, and other intellectual and proprietary rights, as well as disputes regarding infringement of these rights. Alpha Modus intends to enforce its patent rights by bringing legal claims against other parties, and its competitors and other third parties may, whether rightly or falsely, bring legal claims against it for infringing on their intellectual property rights. The intellectual property laws in the United States, which cover the validity, enforceability and scope of protection of intellectual property rights, are evolving, and litigation is a popular means to resolve commercial disputes. Any intellectual property lawsuits against Alpha Modus, whether successful or not, may harm our brand and reputation.

Prosecuting and defending intellectual property claims is costly and can impose a significant burden on our management and resources. Any intellectual property litigation to which Alpha Modus becomes a party may require it to do one or more of the following:

●	cease selling, licensing, or using products or features that incorporate the intellectual property rights that Alpha Modus allegedly infringes, misappropriates, or violates;

●	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;

●	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or

●	redesign the allegedly infringing products or services to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Further, there is no guarantee that Alpha Modus can obtain favorable judgment in its legal cases, in which case it may need to pay damages or be forced to cease using certain intellectual property that is critical to our technology or service offerings. Any resulting liabilities or expenses or required changes to technologies may have a material adverse effect on Alpha Modus’ business, results of operations, and prospects.

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Alpha Modus’ intellectual property business is reliant on the strength of is patent portfolios and is subject to evolving legislation, regulations, and rules associated with patent law, which may adversely affect its business.

The success of Alpha Modus’ intellectual property business is heavily dependent on obtaining and enforcing patents. Patent acquisition and enforcement is costly, time-consuming, and inherently uncertain. Obtaining and enforcing patents across various industries, including the artificial intelligence industry, involves a high degree of technological and legal complexity. Alpha Modus’ patent rights may be affected by developments or uncertainty in U.S. or foreign patent statutes, patent case law, U.S. Patent and Trademark Office (“USPTO”) rules and regulations and the rules and regulations of foreign patent offices. In addition, the United States may, at any time, enact changes to U.S. patent law and regulations, including by legislation, by regulatory rulemaking, or by judicial precedent, that adversely affect the scope of patent protection available and weaken the rights of patent owners to obtain patents, enforce against patent infringement and obtain injunctions and/or damages. For example, over the past several years, the Court of Appeals for the Federal Circuit and the Supreme Court issued various opinions, and the USPTO modified its guidance for practitioners on multiple occasions, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Other countries may likewise enact changes to their patent laws in ways that adversely diminish the scope of patent protection and weaken the rights of patent owners to obtain patents, enforce against patent infringement, and obtain injunctions and/or damages. In addition to increasing uncertainty with regard to Alpha Modus’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Alpha Modus cannot predict the breadth of claims that may be allowed or enforced in its patents or in third-party patents, and whether Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to it, which may, in turn, affect the value of its patent assets.

Further, the United States and other governments may, at any time, enact changes to law and regulation that create new avenues for challenging the validity of issued patents. For example, the Leahy-Smith America Invents Act (described in more detail in the following risk factor) created new administrative post-grant proceedings, including post-grant review, inter-partes review, and derivation proceedings that allow third parties to challenge the validity of issued patents. This applies to all of Alpha Modus’ patents. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. In addition to increasing uncertainty with regard to Alpha Modus’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken Alpha Modus’ ability to obtain new patents or to enforce its existing patents and patents that it might obtain in the future.

Additionally, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of Alpha Modus’ enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact Alpha Modus’ revenue derived from such enforcement actions. In addition, recent federal court decisions have lowered the threshold for obtaining attorneys’ fees in patent infringement cases and increased the level of deference given to a district court’s fee-shifting determination. These decisions may make it easier for district courts to shift a prevailing party’s attorneys’ fees to a non-prevailing party if the district court believes that the case was weak or conducted in an abusive manner. As a result, defendants in patent infringement actions brought by non-practicing entities may elect not to settle because these decisions make it much easier for defendants to get attorneys’ fees.

Finally, it is difficult to predict the outcome of patent enforcement litigation at the trial level and outcomes can be unfavorable. It can be difficult to understand complex patented technologies, and as a result, this may lead to a higher rate of unfavorable litigation outcomes. Moreover, in the event of a favorable outcome, there is often a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and a potential for delayed or foregone revenue opportunities in the event of modification or reversal of favorable outcomes. Although Alpha Modus plans to diligently pursue enforcement litigation, it cannot predict with reliability the decisions that may made by juries and trial courts.

Changes to patent laws in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing Alpha Modus’ ability to protect its product or its current or future product candidates.

Alpha Modus’ success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents is costly, time consuming and inherently uncertain. Patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), contributes to those uncertainties and costs. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that have affected the way patent applications are prosecuted and have redefined prior art and provided more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act has transformed the U.S. patent system into a first-to-file system in which, assuming that other requirements of patentability are met, the first inventor to file a patent application will be entitled to the patent regardless of whether a third party was first to invent the claimed invention. A third party that has filed a patent application in the USPTO after March 2013 but before Alpha Modus could therefore be awarded a patent covering an invention of Alpha Modus even if Alpha Modus had made the invention before it was made by such third party. This requires Alpha Modus or its licensees to be cognizant of the time from invention to filing of a patent application. Furthermore, Alpha Modus’ ability to obtain and maintain valid and enforceable patents depends on whether the differences between its technology and the prior art allow its technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, Alpha Modus cannot be certain that it was the first to either (i) file any patent application related to its product or product candidates, or (ii) invent any of the inventions claimed in its patents or patent applications. Even where Alpha Modus has a valid and enforceable patent, Alpha Modus or its licensees may not be able to exclude others from practicing the claimed invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license.

Among some of the other changes introduced by the Leahy-Smith Act are changes that (i) affect the way patent applications are prosecuted, (ii) redefine prior art, and (iii) provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include changes that limit where a patentee may file a patent infringement suit and provide new opportunities for third parties to challenge issued patents in the USPTO. Alpha Modus or its licensees may be subject to the risk of third-party prior art submissions on pending applications or become a party to opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patents. There is a lower standard of evidence necessary to invalidate a patent claim in a USPTO proceeding relative to the standard in U.S. district or federal court. This could lead third parties to challenge and successfully invalidate Alpha Modus or its licensees’ patents that would not otherwise be invalidated if challenged through the court system. Accordingly, a third party may attempt to use the USPTO procedures to invalidate Alpha Modus or its licensees’ patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation increase the uncertainties and costs surrounding the prosecution of Alpha Modus or its future licensees’ patent applications and the enforcement or defense of Alpha Modus’ issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Additionally, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition, there have been recent proposals for additional changes to the patent laws of the United States and other countries that, if adopted, could impact Alpha Modus or its licensees’ ability to obtain or maintain patent protection for Alpha Modus or its out-licensed proprietary technology or Alpha Modus’ or its licensees’ ability to enforce Alpha Modus or its out-licensed proprietary technology, respectively. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken Alpha Modus’ ability to obtain new patents; enforce or shorten the term of Alpha Modus or its licensees’ existing patents and patents that might be obtained in the future; shorten the term that has been lengthened by patent term adjustment of existing patents or patents that Alpha Modus might obtain in the future; or challenge the validity or enforceability of Alpha Modus patents that may be asserted against Alpha Modus by competitors or other third parties. Any of these outcomes could have a material adverse effect on Alpha Modus’ business. For example, with respect to patent term adjustment, the Federal Circuit’s recent holding in In re Cellect, LLC, 81 F.4th 1216 (Fed. Cir. 2023), that obviousness-type double patent analysis for a patent that has received patent term adjustment must be based on the expiration date of the patent after the patent term adjustment has been added, may negatively impact the term of Alpha Modus’ patents.

Finally, Europe’s new Unitary Patent system and Unified Patent Court (the “UPC”) may present uncertainties for Alpha Modus’ ability to protect and enforce patent rights against competitors in Europe. In 2012, the European Patent Package (the “EU Patent Package”), regulations were passed with the goal of providing a single pan-European Unitary Patent system and a new UPC for litigation involving European patents. Implementation of the EU Patent Package occurred in June 2023. Under the UPC, all European patents, including those issued prior to ratification of the European Patent Package, will by default automatically fall under the jurisdiction of the UPC. The UPC will provide Alpha Modus’ competitors with a new forum to centrally revoke European patents and allow for the possibility of a competitor to obtain pan-European injunctions. It will be several years before Alpha Modus will understand the scope of patent rights that will be recognized and the strength of patent remedies that will be provided by the UPC. Under the EU Patent Package, Alpha Modus will have the right to opt patents out of the UPC over the first seven years of the court’s existence, but doing so may preclude Alpha Modus from realizing the benefits of the new unified court.

Patent litigation is inherently risky because courts may find Alpha Modus’ patents invalid, not infringed, or unenforceable, and the USPTO, or other relevant patent office, may either invalidate Alpha Modus’ patents or materially narrow the scope of their claims during the course of a reexamination, opposition or other such proceeding.

Patent litigation is inherently risky and may result in the invalidation of Alpha Modus’ patents, even if it is the plaintiff in an underlying action. It is difficult to predict the outcome of patent enforcement litigation at any level. Although Alpha Modus intends to diligently pursue enforcement litigation, it cannot predict with significant reliability the decisions made by juries and trial courts. At the trial level, it is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation.

The defendant to any case Alpha Modus brings may file as many appeals as allowed by right, including to District Court, the Federal Circuit and the Supreme Court. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue which could have a material adverse effect on Alpha Modus’ results of operations and financial condition. These appeals may also result in the invalidation of Alpha Modus’ patents, which may have an adverse impact on Alpha Modus’ operations and financial performance.

The enforcement of Alpha Modus’ intellectual property rights depends in part upon its ability to retain the best legal counsel in order to achieve favorable outcomes from litigation, and Alpha Modus’ desired legal counsel may become conflicted out of such representation.

The success of Alpha Modus’ intellectual property enforcement efforts will depend in part upon its ability to retain the best legal counsel to coordinate its patent infringement litigation matters. As Alpha Modus’ intellectual property business evolves, Alpha Modus expects that it will become more difficult to find the best legal counsel to handle all of its patent enforcement matters due in part to potential conflicts of interest. This is because, from time to time, the counterparties to litigation matters have previously engaged world class law firms that are specialized in connection with the industries of the patents at issue in such matters. These previous engagements may have, or may in the future, result in these firms being conflicted out of representing us.

In addition, counterparties in Alpha Modus’ patent litigation matters may devote a substantial amount of resources to avoid or limit a finding that they are liable for infringing on Alpha Modus’ patents or, in the event liability is found, to avoid or limit the amount of associated damages. There is a risk these counterparties may file inter-partes reviews, reexaminations or other proceedings with the USPTO or other government agencies in the United States or abroad in an attempt to invalidate, narrow the scope or render unenforceable the patents Alpha Modus owns or controls. If this were to occur, it may have a significant negative impact on Alpha Modus’ intellectual property.

The inability to retain the best legal counsel to represent Alpha Modus in infringement actions may result in unfavorable or adverse outcomes, which may result in losses, exhaustion of financial resources or other adverse effects which could encumber Alpha Modus’ ability to effectively operate its business or execute its business strategy. Alpha Modus cannot provide any assurance that any prospective patent prosecution or litigation matters will result in a favorable outcome.

Alpha Modus may experience delays in successful prosecution, enforcement, and licensing of its patent portfolio.

The value of Alpha Modus’ patent portfolios is dependent upon the issuance of patents in a timely manner. More patent applications are filed each year. Alpha Modus believes this increase in patent applications has resulted in longer delays in obtaining approval of pending patent applications. If the USPTO experiences reductions in funding, it could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications, negatively impacting the value of Alpha Modus’ patent applications. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an increase in Alpha Modus’ expenses. Application delays could cause delays in recognizing revenue from these patents and could cause Alpha Modus to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

After prosecuting Alpha Modus’ patents, Alpha Modus’ intellectual property business can incur significant general and administrative and legal expenses prior to entering into license agreements and generating license revenues. Alpha Modus plans to spend considerable resources educating prospective licensees on the benefits of a license arrangement with it. As such, Alpha Modus may incur significant losses in any particular period before any associated revenue stream begins.

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Alpha Modus believes that it will frequently be engaged in litigation to enforce its patents, protect its trade secrets, or determine the validity and scope of the proprietary rights of others. Enforcement proceedings are typically protracted and complex. The costs are typically substantial, and the outcomes are unpredictable. Enforcement actions divert managerial, technical, legal and financial resources from business operations, and there are no assurances that such enforcement actions will result in favorable results for Alpha Modus.

Patent litigation schedules in general, and in particular trial dates, are subject to routine adjustment, and in most cases delay, as courts adjust their calendars or respond to requests from one or more parties. Trial dates often are rescheduled by the court for various reasons that are often unrelated to the underlying patent assets and typically for reasons that are beyond our control. As a result, to the extent such events are an indicator of possible future revenue opportunities for Alpha Modus, or other outcome determinative events, they may and often do change which can result in delay of the expected scheduled event. Any such delay could be significant and could affect the corresponding future revenue opportunities, thus adversely impacting Alpha Modus’ business, results of operations and financial condition.

Further, federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer. Alpha Modus’ anticipated patent enforcement actions are expected to be almost exclusively prosecuted in federal court. Federal trial courts that hear patent enforcement actions also hear criminal cases. Criminal cases tend to take priority over patent enforcement actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, Alpha Modus believes there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges, and, as a result, it believes that the risk of delays in patent enforcement actions will have a greater negative effect on Alpha Modus’ business in the future unless this trend changes.

Because Alpha Modus’ patents are expected to expire in 2034-2037, its continued operations beyond those dates will depend on its ability to obtain additional patents with later expiration dates.

Alpha Modus’ current patents are expected to expire in 2034-2037. If Alpha Modus does not obtain patents or other intellectual property with expiration dates that extend beyond those years, its operations would be adversely affected.

Alpha Modus’ lack of patent enforcement and licensing experience could adversely affect its operations.

Alpha Modus has limited patent enforcement experience and cannot provide any assurance that it will be able to effectively manage patent enforcement efforts. Patent enforcement litigation is complex and needs to be closely and carefully managed. Because Alpha Modus does not have experience in managing patent enforcement efforts, it may not do so effectively, and its enforcement efforts could be harmed as a result. Similarly, Alpha Modus has limited experience managing intellectual property licensing programs, and this lack of experience could impair its ability to execute its business plans.

Alpha Modus may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting, and defending patents in all countries throughout the world would be prohibitively expensive, and intellectual property rights in some countries outside the United States could be less extensive than those in the United States. Alpha Modus may not choose, or be able, to obtain patent protection outside the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States, even in jurisdictions where Alpha Modus does pursue patent protection. Consequently, Alpha Modus may not be able to prevent third parties from practicing its intellectual property in all countries outside the United States, even in jurisdictions where it does pursue patent protection.

Competitors may use Alpha Modus’ technologies in jurisdictions where it has not pursued and obtained patent protection and, further, may export otherwise infringing products to territories where Alpha Modus has patent protection, but enforcement is not as strong as that in the United States. These products may compete with Alpha Modus’ technologies. Alpha Modus’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to technology products, which could make it difficult for Alpha Modus to stop infringement of its intellectual property. Proceedings to enforce patent rights in foreign jurisdictions could result in substantial costs and divert Alpha Modus’ efforts and attention from other aspects of its business, could put its patents at risk of being invalidated or interpreted narrowly and patent applications at risk of not issuing, and could provoke third parties to assert claims against it. Alpha Modus may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Alpha Modus’ efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from its intellectual property.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Alpha Modus is forced to grant a license to third parties with respect to any of its patents, its competitive position may be impaired, and its business, financial condition, results of operations, and prospects may be adversely affected.

Risks Related to Being a Public Company

Alpha Modus will incur increased costs as a result of operating as a public company, and its management will devote substantial time to compliance with its public company responsibilities and corporate governance practices.

Alpha Modus will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after Alpha Modus is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, Alpha Modus will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq, and other applicable securities rules and regulations, which impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Alpha Modus’ management and other personnel will need to devote a substantial amount of time to these public company requirements. Moreover, Alpha Modus expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase Alpha Modus’ net loss. Alpha Modus may need to hire additional legal, accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function.

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In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations and may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Alpha Modus intends to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If Alpha Modus’s efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against Alpha Modus and its business may be adversely affected.

The rules and regulations applicable to public companies make it more expensive for Alpha Modus to obtain and maintain director and officer liability insurance, and Alpha Modus may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for Alpha Modus to attract and retain qualified members of its board of directors, particularly to serve on Alpha Modus’s audit committee and compensation committee, and qualified executive officers.

Alpha Modus cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Alpha Modus to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

Alpha Modus’ management team has limited experience managing a Nasdaq-listed public company.

Alpha Modus’ management team has limited experience managing a Nasdaq-listed public company, interacting with public company investors and complying with the increasingly complex laws pertaining to exchange-listed public companies. Alpha Modus’ management team may not successfully or efficiently manage their new roles and responsibilities. Alpha Modus’ transition to being a public company subjects it to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from Alpha Modus’ senior management and could divert their attention away from the day-to-day management of Alpha Modus’ business, which could adversely affect Alpha Modus’ business, financial condition, and operating results.

If we were deemed to be an investment company for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may be required to liquidate the Company.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company (“SPAC”), and we, as a former SPAC, may in the future be subject to a claim that we have been operating as an unregistered investment company. If we are deemed to be an investment company for purposes of the Investment Company Act, we may be required to liquidate. If we are required to liquidate, our investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction, and our warrants would expire worthless.

Upon closing our initial IPO in September 2021, the net proceeds of the IPO and of a private offering of warrants were placed in a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invested only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the trust account as described below. The longer that the funds in the trust account were held in short-term U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that we may be considered an unregistered investment company, in which case we would be required to register as an investment company with the SEC.

Alpha Modus is a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Alpha Modus’ CEO, William Alessi, will be deemed to beneficially own or control in excess of 34.9% of Alpha Modus’s common stock and 100% of Alpha Modus’s preferred stock. As a result, Alpha Modus would be deemed to be a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as Alpha Modus remains a controlled company, Alpha Modus will be permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

●	an exemption from the rule that a majority of its board of directors must be independent directors;

●	an exemption from the rule that its compensation committee be composed entirely of independent directors;

●	an exemption from the rule that its director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

Although Alpha Modus does not currently intend for Alpha Modus to rely on the “controlled company” exemptions to Nasdaq’s corporate governance rules, Alpha Modus could elect to rely on these exemptions in the future. If it elected to rely on those “controlled company” exemptions, a majority of the members of Alpha Modus’s board of directors might not be independent directors, its nominating and corporate governance and compensation committees might not consist entirely of independent directors, and you would not have the same protection afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance rules.

Alpha Modus may issue additional shares of common or preferred stock, which would dilute the interests of stockholders and likely present other risks.

Alpha Modus may issue additional shares of common or preferred stock for financing or other reasons. The issuance of additional shares of common or preferred stock:

●	may significantly dilute the equity interest of existing investors;

●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to holders of common stock;

●	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, Alpha Modus’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of Alpha Modus’s present officers and directors; and

●	may adversely affect prevailing market prices for Alpha Modus’s common stock and/or warrants.

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We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.

Alpha Modus may redeem your unexpired Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

Alpha Modus will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Alpha Modus common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date Alpha Modus gives notice of redemption. If and when the Public Warrants become redeemable by Alpha Modus, Alpha Modus may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. As of February 7, 2025, the sales price of the Class A common stock did not exceed the threshold that would allow Alpha Modus to redeem the Public Warrants. None of the Private Warrants will be redeemable by the Company so long as they are held by their initial purchasers or their permitted transferees.

We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our Common Stock after December 31, 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and because our securities trade on Nasdaq, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our IAC Class A common stock after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. Generally, issuances of securities by us in connection with our initial Business Combination transaction (including any PIPE transaction at the time of our initial Business Combination), as well as any other issuances of securities not in connection with our initial Business Combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year. In addition, the Excise Tax would be payable by us, and not by the redeeming holder. Further, based on recently issued interim guidance from the IRS and Treasury, subject to certain exceptions, the Excise Tax should not apply in the event of IAC’s liquidation. As of June 30, 2024, IAC had an Excise Tax payable of $2,402,516.

We do not expect that we will pay dividends in the foreseeable future.

We expect that we will retain most, if not all, of our available funds and any future earnings to fund our operations and the development and growth of our business. As a result, we do not expect that we will pay any cash dividends on our common stock in the foreseeable future.

The Company’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of such dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by the Company from its subsidiaries, the Company’s financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. There is no guarantee that the shares of Company common stock will appreciate in value or that the trading price of the shares will not decline. Holders of the Company common stock should not rely on an investment in shares of common stock as a source for any future dividend income.

The existence of indemnification rights to the Company’s directors, officers, and employees may result in substantial expenditures by the Combined Company and may discourage lawsuits against its directors, officers, and employees.

The Amended and Restated Charter contains indemnification provisions obligating the Company to provide indemnification for its directors, officers, and employees in certain circumstances. Such indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against its directors, executive officers, and employees, which it may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against its directors and executive officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by its stockholders against its directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

If the Company fails to develop or maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in its financial reporting.

The Company is subject to the risk that its independent registered public accounting firm could communicate to its board of directors that it has deficiencies in its internal control structure that they consider to be “significant deficiencies.” A “significant deficiency” is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is more than a remote likelihood that a material misstatement of the entity’s financial statements will not be prevented or detected by the entity’s internal controls.

Effective internal control is necessary to provide reliable financial reports and effectively prevent fraud. If the Company cannot provide reliable financial reports or prevent fraud, it could be subject to regulatory action or other litigation and its operating results could be harmed.

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The Company’s intended business, operations, and accounting are expected to be substantially more complex than they have been to date. It may be time consuming, difficult, and costly for the Company to develop and implement the internal control and reporting procedures required by the Exchange Act. the Company may need to hire additional financial reporting, internal control, and other finance personnel in order to develop and implement appropriate internal control and reporting procedures. If the Company is unable to comply with the internal control over financial reporting requirements of the Exchange Act, then it may not be able to obtain the required independent accountant certifications, which may preclude it from keeping its filings current with the SEC.

Further, a material weakness in the effectiveness of internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce the Company’s ability to obtain financing, and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on its business, results of operations, and financial condition.

If the Company is unable to implement and maintain effective internal control over financial reporting, including as applicable standards governing internal control are modified, supplemented, or amended from time to time, the Company may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could cause the Company to face regulatory action and cause investors to lose confidence in its reported financial information, either of which could adversely affect the value of the Company common stock.

Risks Related to Ownership of Alpha Modus’s Shares

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in the Company’s name, as applicable, against their respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, which may have the effect of discouraging lawsuits against the Company’s directors, officers, other employees or stockholders, as applicable.

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in Alpha Modus’s name, as applicable, against their respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction, in the federal district court of the State of Delaware. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Alpha Modus, or any of their respective directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although their respective stockholders will not be deemed to have waived their compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in the Amended and Restated Charter. If a court were to find such provision to be inapplicable or unenforceable in an action, Alpha Modus may incur additional costs associated with resolving such action in other jurisdictions, which could harm their business, operating results and financial condition.

The Amended and Restated Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. The Amended and Restated Charter also provides that to the fullest extent permitted by applicable law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

The exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, federal courts will have exclusive jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Amended and Restated Charter provides that the federal district courts of the United States will be, to the fullest extent permitted by applicable law, the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Anti-takeover provisions contained in the Amended and Restated Charter and the Company’s Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Amended and Restated Charter and the Company’s Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	controlling the procedures for the conduct and scheduling of stockholder meetings;

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●	providing for a staggered board, in which the members of the board of directors are divided into three classes to serve for a period of three years from the date of their respective appointment or election;

●	granting the ability to remove directors with cause by the affirmative vote of 66 2∕3% in voting power of the outstanding shares of Alpha Modus common stock entitled to vote thereon;

●	requiring the affirmative vote of at least 66 2∕3% of the voting power of the outstanding shares of capital stock of Alpha Modus entitled to vote generally in the election of directors, voting together as a single class, to amend the Proposed Bylaws or certain sections of the Amended and Restated Charter; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to Alpha Modus Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Alpha Modus.

These provisions, alone or together, could delay hostile takeovers and changes in control of Alpha Modus or changes in Alpha Modus Board and Alpha Modus’s management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of Alpha Modus common stock. Any provision of Amended and Restated Charter, the Proposed Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of Alpha Modus common stock and could also affect the price that some investors are willing to pay for Alpha Modus common stock. For more information, see the section of this proxy statement/prospectus captioned “Description of Securities of IAC — Certain Anti-Takeover Provisions of Delaware Law and the IAC Charter and Bylaws.”

Claims for indemnification by Alpha Modus’s directors and officers may reduce Alpha Modus’s available funds to satisfy successful third-party claims against Alpha Modus and may reduce the amount of money available to Alpha Modus.

The Company’s Bylaws provide that Alpha Modus will indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the DGCL, the Bylaws and indemnification agreements that the Company has entered into with its directors and officers provide that:

●	Alpha Modus will indemnify its directors and officers for serving Alpha Modus in those capacities or for serving other business enterprises at its request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

●	Alpha Modus may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

●	Alpha Modus will be required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

●	Alpha Modus will not be obligated pursuant to its Proposed Bylaws to indemnify a person with respect to proceedings initiated by that person against Alpha Modus or its other indemnitees, except with respect to proceedings authorized by its board of directors or brought to enforce a right to indemnification; and

●	the rights conferred in the Proposed Bylaws are not exclusive, and Alpha Modus is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

If securities or industry analysts do not publish or cease publishing research or reports about Alpha Modus, its business, or its market, or if they change their recommendations regarding Alpha Modus’s securities adversely, the price and trading volume of Alpha Modus’s securities could decline.

The trading market for Alpha Modus’s securities will be influenced by the research and reports that industry or securities analysts may publish about Alpha Modus, its business, market or competitors. Securities and industry analysts do not currently, to the knowledge of management, and may never, publish research on Alpha Modus. If no securities or industry analysts commence coverage of Alpha Modus, Alpha Modus’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover Alpha Modus change their recommendation regarding Alpha Modus common stock adversely, or provide more favorable relative recommendations about Alpha Modus’s competitors, the price of shares of Alpha Modus common stock would likely decline. If any analyst who may cover Alpha Modus were to cease coverage of Alpha Modus or fail to regularly publish reports on it, Alpha Modus could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

The Company’s Series C Preferred Stock, and the future issuances of other debt securities and equity securities, may adversely affect us, including the market price of the Company’s common stock and be dilutive to existing stockholders.

We issued 7,500,000 shares of Series C Preferred Stock in the Business Combination. The Series C Preferred Stock will generally be convertible at any time 18 months following the Closing of the Business Combination and may convert in some circumstances into more than 7,500,000 shares of common stock. Conversion of the Series C Preferred Stock into common Stock will be dilutive to existing stockholders and may reduce the market price of common stock. For example, if there has never been a Trigger Event (as defined below), shares of Series C Preferred Stock, which have a deemed face value of $10.00 per share (the “Face Value”) will convert into shares of common stock at the lesser of the Face Value or the average of the 5 lowest closing prices of common stock during the 10 trading days preceding conversion. However, following a following any Trigger Event, such conversion shall be at the lesser of the Face Value or 50.0% of the average of the lowest closing prices during the 10 trading days preceding conversion. “Trigger Event” generally means (i) the Company’s failure to deliver conversion shares when required; (ii) violation of or failure to timely perform any covenant in the designation of the rights of the Series C Preferred Stock; (iii) suspension from trading or delisting from the Company’s principal trading exchange or market; (iv) notification of an intention not to comply with a conversion notice; (v) bankruptcy, insolvency, reorganization, liquidation or similar proceedings; (vi) the appointment of a custodian, receiver or similar official for the Company; (vii) judgments in excess of $500,000 which are not stayed or satisfied within 30 days of entry; (viii) failure to comply with reporting requirements of Securities Exchange Act; (ix) any regulatory, administrative or enforcement proceeding is initiated against IAC; or (x) any material provision of the designation of the rights of the Series C Preferred Stock ceases to be valid or is contested. As a result, regardless of whether a Trigger Event occurs, if the trading price of the Company’s common stock is less than $10.00/share at the time of conversion, the Series C Preferred Stock will generally convert into more than 7,500,000 shares, and if the trading price is substantially lower than $10.00/share or a Trigger Event occurs, into substantially more than 7,500,000 shares.

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Additionally, shares of Series C Preferred Stock will rank senior to the Company’s common stock with respect to rights upon liquidation, winding up or dissolution. The Series C Preferred Stock has a liquidation preference of $10.00 per share or an aggregate liquidation preference of $75,000,000 over holders of common stock. This preference, and conversion rights associated with the Series C Preferred Stock, may adversely affect us and reduce returns for holders, or the market price, of the Company’s common stock.

Additionally, in the future, we may incur debt or issue other equity ranking senior to the Company’s common stock, like the Series C Preferred Stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Company’s common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital-raising efforts may reduce the market price of the Company’s common stock and be dilutive to existing stockholders.

There can be no assurance that the Company’s common stock will continue to be so listed, or that we will be able to comply with the continued listing standards of Nasdaq.

There can be no assurance that the Company’s common stock will continue to be listed on the Nasdaq, or that we will be able to comply with Nasdaq’s continued listing standards. If Nasdaq delists Alpha Modus’s shares from trading on its exchange for failure to meet Nasdaq’s listing standards, Alpha Modus and its stockholders could face significant material adverse consequences including, but not limited to:

●	a limited availability of market quotations for Alpha Modus’s securities;

●	reduced liquidity for Alpha Modus’s securities;

●	a determination that Alpha Modus common stock is a “penny stock” which will require brokers trading in Alpha Modus common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Alpha Modus common stock;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Alpha Modus common stock and Public Warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Alpha Modus was no longer listed on Nasdaq, Alpha Modus’s securities would not be covered securities and Alpha Modus would be subject to regulation in each state in which Alpha Modus offers its securities.

An active market for Alpha Modus’s securities may not develop, which would adversely affect the liquidity and price of Alpha Modus’s securities.

The price of Alpha Modus’s securities may vary significantly due to factors specific to Alpha Modus as well as to general market or economic conditions. Furthermore, an active trading market for Alpha Modus’s securities may never develop or, if developed, it may not be sustained. Holders of Alpha Modus’s securities may be unable to sell their securities unless a market can be established and sustained.

The market price of the Company’s common stock may decline.

Fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been an active public market for the Company’s common stock. If an active market for Alpha Modus’s securities develops and continues, the trading price of Alpha Modus’s securities in the future could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Alpha Modus’s control. Any of the factors listed below could have a material adverse effect on your investment in Alpha Modus’s securities and Alpha Modus’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Alpha Modus’s securities may not recover and may experience a further decline.

The market price of Alpha Modus common stock may decline for a number of other reasons including if:

●	investors react negatively to the prospects of Alpha Modus’s business operations, results, and prospects;

●	actual or anticipated fluctuations in Alpha Modus’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about Alpha Modus’s operating results;

●	success of competitors;

●	changes in financial estimates and recommendations by securities analysts concerning Alpha Modus or the AI industry in general;

●	operating and share price performance of other companies that investors deem comparable to Alpha Modus;

●	Alpha Modus’s ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting Alpha Modus’s business;

●	Alpha Modus’s ability to meet compliance requirements;

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●	commencement of, or involvement in, litigation involving Alpha Modus;

●	changes in Alpha Modus’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Alpha Modus’s shares of common stock available for public sale; or

●	any major change in Alpha Modus’s Board or management.

Future sales, or the perception of future sales, by Alpha Modus or its stockholders in the public market could cause the market price for Alpha Modus common stock to decline.

The sale of shares of Alpha Modus common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Alpha Modus common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for Alpha Modus to sell equity securities in the future at a time and at a price that it deems appropriate.

All shares currently held by public stockholders and all of the shares issued in the Business Combination to existing Alpha Modus stockholders are freely tradable without registration under the Securities Act, and without restriction by persons other than Alpha Modus’s “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including Alpha Modus’s directors, executive officers and other affiliates.

Certain existing Alpha Modus stockholders, who collectively own 4,342,308 shares of Alpha Modus common stock following the Business Combination and 7,500,000 shares of Alpha Modus Series C Preferred Stock (all of which shares are deemed to be owned by William Alessi, the CEO of Alpha Modus, as Mr. Alessi or his spouse have voting and dispositive power with respect to those shares), have agreed pursuant to a lock-up agreement not to dispose of (or hedge) more than 2,484,616 shares Alpha Modus common stock or securities convertible into or exchangeable for shares of Alpha Modus common stock during the period from the date of the Closing continuing through the earliest of: (i) the date that is one year from the Closing Date, (ii) the last trading day when the last reported sale price of Alpha Modus common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days within any 30-trading day period at least one year after the Closing Date, or (iii) such date on which Alpha Modus completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Alpha Modus stockholders having the right to exchange their shares of Alpha Modus common stock for cash, securities or other property. Because 2,484,616 shares of Alpha Modus common stock held by those stockholders are not subject to those lock-up restrictions (and are being registered for resale), those stockholders may sell those shares, which could cause the market price of Alpha Modus common stock to decline.

In the future, Alpha Modus may also issue its securities in connection with investments or acquisitions. The amount of shares of Alpha Modus common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of Alpha Modus common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to Alpha Modus stockholders.

Alpha Modus’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its Securities.

On January 6, 2025, Alpha Modus received a written notice from the Listing Qualifications Department of Nasdaq indicating that the Company no longer met the minimum market value of publicly held shares (“MVPHS”) of $15,000,000 required by Nasdaq’s listing rules. Under the rules, the Company has 180 calendar days, or until July 7, 2025, to regain compliance. If the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten consecutive business days during this period, Nasdaq will provide the Company with written confirmation of compliance, and the matter will be closed. There is no guarantee, however, that the Company’s MVPHS will increase sufficiently and for a long enough period of time for the Company to regain compliance with the rules.

If Alpha Modus fails to regain compliance with the MVPHS rule, or fails to satisfy other continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist the Company’s securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, Alpha Modus can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if Alpha Modus’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Alpha Modus qualifies as an “emerging growth company” as well as a smaller reporting company within the meaning of the Securities Act, and if Alpha Modus takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make Alpha Modus’s securities less attractive to investors and may make it more difficult to compare Alpha Modus’s performance with other public companies.

Alpha Modus qualifies as an “emerging growth company” within the meaning of Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, Alpha Modus may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as Alpha Modus continues to be an emerging growth company, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in Alpha Modus’s periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, Alpha Modus’s stockholders may not have access to certain information they may deem important. Alpha Modus will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Alpha Modus common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which Alpha Modus has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which Alpha Modus has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock in the IAC IPO. Investors may find Alpha Modus’s securities less attractive because Alpha Modus will rely on these exemptions. Alpha Modus cannot predict whether investors will find its securities less attractive because it will rely on these exemptions. If some investors find Alpha Modus’s securities less attractive as a result of its reliance on these exemptions, the trading prices of Alpha Modus’s securities may be lower than they otherwise would be, there may be a less active trading market for its securities and the trading prices of its securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Alpha Modus’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, Alpha Modus will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Alpha Modus will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of Alpha Modus common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) its annual revenues exceeded $100 million during such completed fiscal year and the market value of Alpha Modus common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent Alpha Modus takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

The unaudited pro forma financial information included herein may not be indicative of what Alpha Modus’s actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what Alpha Modus’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We have identified material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We previously identified two significant deficiencies that resulted in immaterial revisions to our previously reported financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021, and the quarterly unaudited financial statements contained in its Form 10-Qs for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022. The deficiencies related to a missed adjustment for shares that were forfeited on October 16, 2021, and a calculation error in the supporting documents for the Company’s income tax footnote. These two identified significant deficiencies resulted in our inability to timely file its Annual Report on Form 10-K, and, thus, resulted in a material weakness in our internal control over financial reporting.

Additionally, between March 2, 2023 and December 5, 2023, the Company withdrew an aggregate amount of $2,497,248.57 from the Company’s IPO trust account pursuant to seven separate written withdrawal requests to Continental Stock Transfer and Trust (“Continental”), the trustee for the trust account for the payment of taxes. While the Company paid an aggregate amount of $1,447,889.17 for tax payments, the remaining amount of $1,049,359.40, that was withdrawn from the trust account for tax purposes, was used to pay other business expenses of the Company. On March 15, 2024, the Sponsor deposited $1,049,359.40 into the trust account, and on March 26, 2024, the Sponsor deposited an additional amount $36,285.07 into the trust account to reimburse the trust account for interest that would have earned on the $1,049,359.40 that was erroneously withdrawn from the trust account. This resulted in a material weakness in our internal control over financial reporting. Subsequent to the end of the March 31 fiscal quarter, the funds were returned by the Sponsor to the trust account. Furthermore, during the year ended December 31, 2023, funds were transferred from the trust account to the Company’s operating bank account and then to the Sponsor, which is not in accordance with the trust agreement. During the year ended December 31, 2023, we did not have controls in place to prevent or detect such transfer of funds. This resulted in a material weakness. Subsequent to the period end, the funds were returned by the Sponsor to the Company’s operating bank account.

We have concluded that our internal control over financial reporting was ineffective as of December 31, 2022, and as of December 31, 2023, because material weaknesses existed in our internal control over financial reporting. We have taken a number of measures to remediate the material weaknesses described therein; however, if we are unable to remediate our material weaknesses in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our Class A common stock is listed, the SEC or other regulatory authorities. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 or, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. In either case, the existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our business and our reputation or investor perceptions of us, which could have a negative effect on the trading price of our stock. In addition, we will incur additional costs to remediate material weaknesses in our internal control over financial reporting.

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We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses in our internal control over financial reporting or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

The future exercise of registration rights may adversely affect the market price of our common stock.

Certain of our stockholders will continue to have registration rights for restricted securities in the future. We are obligated to register certain securities, including shares of common stock held by the Sponsor or its assignees and shares of Alpha Modus common stock received by certain significant Alpha Modus stockholders as part of the Business Combination. We are obligated to (i) file a resale “shelf” registration statement to register such securities (and any shares of Alpha Modus common stock into which they may be exercised following the consummation of the Business Combination) after filing an amendment to this proxy statement/prospectus following the receipt of the first round of SEC comments, and (ii) use reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable. Sales of a substantial number of shares of Alpha Modus common stock pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Alpha Modus common stock.

In connection with the Amended Registration Rights Agreement executed simultaneously with the Business Combination Agreement, approximately 4,500,000 shares of Alpha Modus common stock, held by the Sponsor and the Anchor Investors, as defined herein, approximately 4,340,000 shares of Alpha Modus common stock deemed to be beneficially owned by William Alessi, and up to 8,700,000 shares of Alpha Modus common stock underlying the Private Placement Warrants held by Sponsor and the underwriter are entitled to registration rights. This amount of shares subject to registration rights does not include any earnout shares which the Sponsor may receive following the closing of the Business Combination Agreement. In the event the Sponsor does receive any earnout shares, the Sponsor will have registration rights with respect to such earnout shares.

USE OF PROCEEDS

All of the common stock and the Private Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $26.7 million from the exercise of the Private Placement Warrants being registered, assuming the exercise in full of all of those Private Placement Warrants for cash. We expect to use the net proceeds, if any, from the exercise of those Private Placement Warrants for working capital and general corporate purposes. Because the exercise price of the Private Placement Warrants substantially exceeds the current trading price of our common stock, it is unlikely that holders of our warrants will be able to exercise such warrants in the near future, if at all. As a result, we are unlikely to receive any proceeds from the exercise of our warrants in the near future, if at all. We will have broad discretion over the use of proceeds from the exercise of the Private Placement Warrants. There is no assurance that the holders of the Private Placement Warrants will elect to exercise any or all of such Private Placement Warrants, and there may be no economic incentive for such holders to exercise unless and until the trading price of our common stock exceeds $11.50 per share. To the extent that the Private Placement Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Private Placement Warrants will decrease.

In considering our capital requirements and sources of liquidity, we have not relied on the receipt of proceeds from the exercise of the Private Placement Warrants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for more information.

MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Our common stock and Public Warrants are currently listed on Nasdaq under the symbol “AMOD” and “AMODW,” respectively. As of February 7, 2025, the closing price of our common stock and warrants was $2.37 and $0.0703, respectively. As of February 7, 2025, there were 112 holders of record of our common stock.

Dividend Policy

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND OTHER DATA

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to “Legacy Alpha Modus” and “Alpha Modus” prior to the closing of the Business Combination are intended to mean Alpha Modus, Corp., a Florida corporation, “IAC” refers to Insight Acquisition Corp. (the Company) prior to the Closing, and “New IAC” refers to Alpha Modus Holdings, Inc. (the Company) following the Closing. References in this prospectus to “Alpha Modus,” the “Company,” the “Post-Combination Company” and the “combined company” after the closing of the Business Combination are intended to mean Alpha Modus Holdings, Inc. and its consolidated subsidiaries.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of IAC and Alpha Modus, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). IAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024, assumes that the Business Combination occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, assume that the Business Combination occurred on January 1, 2023.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations of the Post-Combination Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of IAC was derived from the unaudited financial statements of IAC as of and for the nine months ended September 30, 2024, and the audited financial statements of IAC for the year ended December 31, 2023, which are incorporated by reference. The historical financial information of Alpha Modus was derived from the unaudited financial statements of Alpha Modus as of and for the nine months ended September 30, 2024, and the audited financial statements of Alpha Modus for the year ended December 31, 2023, which are incorporated by reference. This information should be read together with IAC’s and Alpha Modus’ unaudited and audited financial statements, and related notes, the sections titled “IAC Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Alpha Modus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated by reference.

Description of the Business Combination

Effective as of October 13, 2023, IAC, Merger Sub, and Alpha Modus, entered into a Business Combination Agreement pursuant to which Merger Sub would merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly-owned subsidiary of IAC, and the Business Combination Agreement was amended on June 21, 2024. The Business Combination was closed on December 13, 2024.

Each share of Alpha Modus common stock (other than the Dissenting Shares and the Cancelled Shares (as such terms are defined in the Business Combination Agreement)) was converted into (i) the right to receive Earnout Shares (which may be zero), and (ii) one share of New IAC common stock. Each share of Alpha Modus Series C preferred stock (other than the Dissenting Shares and the Cancelled Shares (as such terms are defined in the Business Combination Agreement)) was converted into (i) the right to receive Earnout Shares (which may be zero), and (ii) one share of New IAC Series C Preferred Stock. Alpha Modus had no outstanding options, warrants or other convertible securities outstanding, so no IAC warrants, options or stock were issued to any Alpha Modus convertible security holders in the Merger.

IAC common stock and warrants issued and outstanding immediately prior to the consummation of the Merger continue to be outstanding after the closing of the Merger, except that all shares of IAC Class B Common Stock outstanding as of the Closing were converted into the same number of shares of IAC Class A Common Stock as of the Closing (on a 1-for-1 basis). Although the IAC Charter provides for an anti-dilutive adjustment to the IAC Class B-to-IAC Class A common stock conversion ratio (to a ratio greater than 1-for-1) if the number of shares of IAC Class A common stock issued or deemed issued in connection with the Business Combination is in excess of the number of shares of IAC Class A common stock originally issued in the IAC IPO, that anti-dilutive adjustment was not triggered at the Closing since less than 24,000,000 shares of IAC Class A common stock (the number of shares of IAC Class A common stock issued in the IAC IPO) were issued in connection with the Business Combination.

The stockholders of Alpha Modus may be issued up to 2,200,000 additional Earnout Shares. The Alpha Modus Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) Trading Days within any thirty (30)-consecutive Trading Day period beginning at least 180 days after the Closing Date and on or prior to the 5-year anniversary of the Closing Date, the VWAP of the Common Shares equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Alpha Modus Earnout Shares earned and issued upon a Change of Control of IAC at or prior to the 5-year anniversary of the Closing Date. Earnout Shares will be issued pro rata to holders of Alpha Modus common stock and Alpha Modus preferred stock, with a holder of a share of Alpha Modus common stock being treated equally with, and entitled to the same number of Earnout Shares as, a holder of a share of Alpha Modus preferred stock.

Management believes that the Earnout Shares is contingent consideration subject to the Financial Accounting Standards Board (“FASB”) rule ASC 805, Business Combinations. The guidance in ASC 815-40-15 requires a two-step approach first evaluating an instrument’s contingent exercise provisions and then settlement provisions to determine the classification of such instrument. The guidance as required under step 2 of ASC 815-40-15 is often referred to as the “fixed-for-fixed” rule and states that an instrument meets such criteria if the strike price and the notional of the instrument are fixed. In addition, if there is a change of control, all of the Earnout Shares will be issued regardless of the stock price. As a result, it appears the change of control provision does impact the settlement amount and the number of Earnout Shares issuable varies based on whether there is a change in control, which is not an input into a fixed-for-fixed valuation model. Therefore, the change in control provision appears to represent a settlement provision that precludes indexation to a company’s stock under step 2 of ASC 815-40-15-7. As such, management determined that they should be classified as liability.

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At the Closing, the Sponsor deposited 750,000 Common Shares into escrow. The Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above as such management determined that they should be classified as liability.

At the Closing, (i) the combined company repaid $1,000,000 to Polar and issued 150,000 shares to Polar, (ii) the combined company issued to Janbella 1,392,308 Common Shares, (iii) the combined company issued to Michael Singer 125,000 Common Shares, (iv) the combined company issued to Cantor 210,000 Common Shares, and (v) the combined company issued to Odeon 90,000 Common Shares.

Other Related Events in connection with the Business Combination

On October 23, 2024, IAC entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Streeterville”), pursuant to which, upon the consummation of the Business Combination, IAC sold, and Streeterville purchased, a secured convertible promissory note in the original principal amount of $2,890,000 (the “SPA Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Streeterville’s legal, accounting, due diligence, asset monitoring, and other transaction expenses).

The SPA Note will mature 18 months following the date the purchase price is delivered to IAC (the “Purchase Price Date”), will accrue interest of 10% per annum, will be prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the SPA Note, and will be convertible into Class A common stock of IAC as described below. Within 30 days of the Purchase Price Date, IAC will be obligated to file a registration statement on Form S-1 with the SEC registering a number of shares of Common Stock issuable upon conversion of the SPA Note in an amount no less than two times the number of shares of Common Stock necessary to convert the outstanding balance under the SPA Note in full as of the date IAC files the registration statement. If the registration statement is not declared effective by the SEC within 120 days of the Purchase Price Date, the outstanding balance under the SPA Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the registration statement is declared effective or Streeterville is able to sell shares of Common Stock issuable upon conversion of the SPA Note pursuant to Rule 144 under the Securities Act of 1933, as amended. If by the date that 50% of the shares registered under the registration statement have been issued to Streeterville (such date, the “Trigger Date”) the SPA Note has not yet been repaid in full, IAC will be obligated to file an additional registration statement registering additional shares of Common Stock issuable upon conversion of the SPA Note within 30 days of the Trigger Date. If that additional registration statement is not declared effective by the SEC within 120 days of the Trigger Date, the outstanding balance under the SPA Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the additional registration statement is declared effective.

On December 12, 2024, IAC amended the SPA to provide for revised terms in the SPA Note to be issued under the SPA (the “Amended SPA”). Specifically, the revised terms of the SPA Note provide (i) that the floor price on the Conversion Price is now $4.00, (ii) if the closing bid price of IAC’s common stock is less than the floor price for ten consecutive trading days, IAC shall be obligated to commence repayment of the SPA Note on 90 days following delivery of the Purchase Price Date, and (iii) Streeterville shall not foreclose on IAC’s assets for twelve months following the Purchase Price Date.

Management is still evaluating the accounting for such SPA Note.

On December 17, New IAC entered into a waiver agreement (“Waiver Agreement”), effective as of the Closing, with the Sponsor, pursuant to which, the parties determined to waive and release entirely any amounts owed under the related party transactions.

The following table summarizes the number of shares of New IAC Common Stock outstanding following the consummation of the Business Combination(1):

Equity Capitalization Summary	Shares	%
Alpha Modus Stockholders(2)	6,687,308	53.7%
William Alessi and Affiliates(3)	4,342,308	34.9%
Other Alpha Modus Stockholders	2,345,000	18.8%
IAC Public Stockholders	92,944	0.7%
Sponsor(4)	4,199,990	33.7%
Anchor Investors(5)	1,050,010	8.4%
Underwriters(6)	300,000	2.4%
Michael Singer(7)	125,000	1.1%
Total common stock	12,455,252	100.0%

(1) This table does not include the 12,000,000 shares underlying IAC Public Warrants, the 8,700,000 shares underlying IAC Private Placement Warrants, or the 2,200,000 Earnout Shares that may be issued to the stockholders of Alpha Modus upon meeting certain milestones. Additionally, the table does not include any shares of common stock that may be issued upon conversion of the Series C Preferred Stock issued at Closing of the Business Combination, as the shares of Series C Preferred Stock issued at Closing are generally not convertible into IAC Class A common stock until 18 months following Closing. Each share of IAC Class B common stock outstanding prior to Closing the Business Combination were converted into IAC Class A common stock in accordance with the IAC Charter on a 1-for-1 basis. Although the IAC Charter provides for an anti-dilutive adjustment to the IAC Class B-to-IAC Class A common stock conversion ratio (to a ratio greater than 1-for-1) if the number of shares of IAC Class A common stock issued or deemed issued in connection with the Business Combination is in excess of the number of shares of IAC Class A common stock originally issued in the IAC IPO, that anti-dilutive adjustment was not triggered at the Closing since less than 24,000,000 shares of IAC Class A common stock (the number of shares of IAC Class A common stock issued in the IAC IPO) were issued in connection with the Business Combination.

21

(2) Includes 1,392,308 shares of IAC Class A common stock issued by IAC to Janbella at Closing and 5,295,000 shares of IAC Class A common stock issued by IAC to Alpha Modus’ stockholders in the Business Combination as Merger Consideration. Prior to Closing, Janbella owned 1,400,000 shares of Alpha Modus common stock, and Polar owned 150,000 shares of Alpha Modus common stock, such that the 5,295,000 shares of IAC Class A common stock issued to Alpha Modus’ stockholders as Merger Consideration includes 1,400,000 shares of IAC Class A common stock issued to Janbella as Merger Consideration, and 150,000 shares of IAC Class A common stock issued to Polar as Merger Consideration. Janbella Group, LLC is controlled by William Alessi, the current CEO and principal stockholder of Alpha Modus, who is also the combined company’s CEO and principal stockholder.

(3) Includes 2,792,308 shares of IAC Class A common stock held by Janbella following Closing, as well as 1,550,000 shares of IAC Class A common stock held by the following other affiliates of Mr. Alessi following Closing: (i) 139,784 shares held in the name of The Alessi 2023 Irrevocable Trust, (ii) 200,000 shares held in the name of The WRA 2023 Irrevocable Trust, (iii) 200,000 shares held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 200,000 shares held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 200,000 shares held in the name of The Kim Alessi Richter Irrevocable Trust, and (vi) 610,216 shares of Alpha Modus common stock held in the name of the Alessi Revocable Trust. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts.

(4) The shares held by Sponsor at Closing reflect the forfeiture and cancellation of 750,000 shares by the Sponsor at Closing, but include 750,000 shares that will be transferred to escrow upon the Closing (which will still be deemed to be beneficially owned by the Sponsor since it will retain voting power with respect to the shares transferred to escrow), which will be released to the Sponsor according to the same milestones and timelines applicable to the Alpha Modus Earnout Shares described above.

(5) The Anchor Investors are not affiliated with the Sponsor.

(6) Includes 210,000 shares of IAC Class A common stock issued by IAC to Cantor at Closing, and 90,000 shares of IAC Class A common stock issued by IAC to Odeon at Closing.

(7) Includes 125,000 shares of IAC Class A common stock issued by IAC to Mr. Singer at Closing, but does not include shares of IAC Class A common stock deemed to be owned by Mr. Singer as a result of his voting and dispositive power over the Sponsor (as such shares are included in the Sponsor’s ownership in the table).

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although IAC acquired all of the outstanding equity interests of Alpha Modus in the Business Combination, IAC was treated as the “acquired” company and Alpha Modus was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Alpha Modus issuing stock for the net assets of IAC, accompanied by a recapitalization. The net assets of IAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Alpha Modus.

Alpha Modus was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The Alpha Modus’ stockholders have the greatest voting interest in the Post-Combination Company;

●	The Alpha Modus’ stockholders have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

●	Alpha Modus comprises the ongoing operations of the Post-Combination Company; and

●	Alpha Modus’ existing senior management is the senior management of the Post-Combination Company.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2024, and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, are based on the unaudited and audited historical financial statements of IAC and Alpha Modus. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2024
(in thousands, except share and per share data)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets:
Current assets:
Cash	$66	$12	$(12)	(B)	$620
			1,161	(D)
			(2,207)	(F)
			(1,000)	(G)
			2,600	(O)
Prepaid expenses	—	84	142	(F)	226
Due from related party	—	145	(145)	(P)	—
Due from Sponsor	—	140	(140)	(P)	—
Total current assets	66	381	399		846
Investments held in Trust Account	—	5,941	(4,810)	(A)	—
			12	(B)
			18	(C)
			(1,161)	(D)
Total Assets	$66	$6,322	$(5,542)		$846

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit
Current liabilities:
Accounts payable	$61	$459	$(266)	(F)	$254
Accrued expenses	—	884	(791)	(F)	93
Accrued liabilities to related party	74	—	—		74
Accrued interest payable to related party	65	—	(65)	(G)	—
Payable to related party, net of discount	1,476	—	(1,476)	(G)	—
Loan payable	—	108	(108)	(G)	—
Due to related party	—	777	(777)	(P)	—
Due to investor, net of debt discount	—	975	(975)	(G)	—
Vendor promissory note	—	—	325	(F)	325
Income tax payable	—	49	—		49
Excise tax payable	—	2,403	—		2,403
Total current liabilities	1,676	5,655	(4,133)		3,198
Convertible note – related party	—	35	—		35
Deferred underwriting commissions in connection with the Initial Public Offering	—	6,600	(6,600)	(E)	—
Earnout Shares liability	—	—	19,861	(M)	19,861
Sponsor Earnout Shares liability	—	—	6,771	(N)	6,771
SPA Note	—	—	2,600	(O)	2,600
Deferred tax liability	—	5	—		5
Derivative liabilities	—	1,035	—		1,035
Total Liabilities	1,676	13,330	18,499		33,505
IAC Class A common stock subject to possible redemption, $0.0001 par value, 519,080 shares at redemption value	—	5,850	(4,810)	(A)	—
			12	(B)
			18	(C)
			(1,070)	(J)

23

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 2024
(in thousands, except share and per share data) — (Continued)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Stockholders’ Deficit
IAC preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
IAC Series C preferred stock	—	—	1	(G)	1
IAC Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,100,000 non-redeemable shares issued and outstanding	—	1	—	(E)	2
			1	(G)
			—	(H)
			—	(J)
			—	(K)
			—	(L)
IAC Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 900,000 shares issued and outstanding	—	—	—	(K)	—
Alpha Modus series A preferred stock, $0.0001 par value; 5,100,000 shares authorized; none issued and outstanding	—	—	—		—
Alpha Modus series B preferred stock, $0.0001 par value; 10 shares authorized; none issued and outstanding	—	—	—		—
Alpha Modus common stock, $0.0001 par value; 490,000,000 shares authorized; 13,645,000 shares issued and outstanding	1	—	(1)	(G)	—
Additional paid-in capital	2,763	1,350	(12)	(B)	—
			6,395	(E)
			(535)	(F)
			1,623	(G)
			10,772	(H)
			(25,574)	(I)
			1,070	(J)
			—	(L)
			(19,861)	(M)
			(6,771)	(N)
			492	(P)
			28,288	(Q)
Accumulated deficit	(4,374)	(14,209)	205	(E)	(32,662)
			(798)	(F)
			(10,772)	(H)
			25,574	(I)
			(28,288)	(Q)
Total stockholders’ deficit	(1,610)	(12,858)	(18,191)		(32,659)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$66	$6,322	$(5,542)		$846

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024
(in thousands, except share and per share data)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$—	$—		$—
Operating expenses
General and administrative expenses	286	902	—		1,188
Franchise tax expenses	—	77	—		77
Professional fees	312	—	—		312
Total operating expenses	598	979	—		1,577

Loss from operations	(598)	(979)	—		(1,577)

Other income (expense):
Change in fair value of derivative liabilities	—	(412)	—		(412)
Stock compensation expense	—	(1,109)	—		(1,109)
Gain on investments held in Trust Account	—	357	(357)	(AA)	—
Interest expense	(128)	(456)	584	(DD)	(242)
			(242)	(HH)
Total other expense, net	(128)	(1,620)	(15)		(1,763)
Loss before income tax expense	(726)	(2,599)	(15)		(3,340)
Income tax expense	—	(59)	—		(59)
Net loss	$(726)	$(2,658)	$(15)		$(3,399)
Loss per share – basic and fully diluted	$(0.06)
Basic and diluted net loss per common share, Class A Redeemable common stock		$(0.39)
Basic and diluted net loss per common share, Class A Non-Redeemable common stock		$(0.39)
Basic and diluted net loss per common share, Class B common stock		$(0.39)
Weighted average number of common shares outstanding, basic and diluted					12,455,252
Net loss per common share, basic and diluted					$(0.27)

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands, except share and per share data)

	(1) Alpha Modus (Historical)	(2) IAC (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$—	$—		$—
Operating expenses
General and administrative expenses	43	2,419	889	(CC)	14,123
			10,772	(FF)
General and administrative expenses – related party	—	300	(300)	(BB)	—
Franchise tax expenses	—	143	—		143
Professional fees	349	—	—		349
Total operating expenses	392	2,862	11,361		14,615

Loss from operations	(392)	(2,862)	(11,361)		(14,615)

Other income (expense):
Change in fair value of derivative liabilities	—	(538)	—		(538)
Change in fair value of Forward Purchase Agreement Liability	—	86	—		86
Gain on investments held in Trust Account	—	3,118	(3,118)	(AA)	—
Gain on forgiveness of deferred underwriting fee payable	—	273	205	(EE)	478
Gain on settlement of vendor payable	—	—	91	(GG)	91
Interest expense	(109)	(112)	221	(DD)	(482)
			(482)	(HH)
Total other (expense) income, net	(109)	2,827	(3,083)		(365)
Loss before income tax expense	(501)	(35)	(14,444)		(14,980)
Income tax expense	—	(615)	—		(615)
Net loss	$(501)	$(650)	$(14,444)		$(15,595)
Loss per share – basic and fully diluted	$(0.10)
Basic and diluted net loss per common share, Class A Redeemable common stock		$(0.05)
Basic and diluted net loss per common share, Class A Non-Redeemable common stock		$(0.05)
Basic and diluted net loss per common share, Class B common stock		$(0.05)
Weighted average number of common shares outstanding, basic and diluted					12,455,252
Net loss per common share, basic and diluted					$(1.25)

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Alpha Modus was determined to be the accounting acquirer, primarily due to the fact that Alpha Modus’ stockholders continue to control the Post-Combination Company. Under this method of accounting, although IAC acquired all of the outstanding equity interests of Alpha Modus in the Business Combination, IAC was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Alpha Modus issuing stock for the net assets of IAC, accompanied by a recapitalization. The net assets of IAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Alpha Modus.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, assumes that the Business Combination and related transactions occurred on September 30, 2024. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2023.

The unaudited pro forma condensed combined balance sheet as of September 30, 2024, has been prepared using, and should be read in conjunction with, the following:

● IAC’s unaudited balance sheet as of September 30, 2024 and the related notes for the nine months ended September 30, 2024, incorporated by reference; and

● Alpha Modus’ unaudited consolidated balance sheet as of September 30, 2024 and the related notes for the nine months ended September 30, 2024, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024, has been prepared using, and should be read in conjunction with, the following:

● IAC’s unaudited statement of operations for the nine months ended September 30, 2024, and the related notes, incorporated by reference; and

● Alpha Modus’ unaudited consolidated statement of operations for the nine months ended September 30, 2024, and the related notes, incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023, has been prepared using, and should be read in conjunction with, the following:

● IAC’s audited statement of operations for the year ended December 31, 2023, and the related notes, incorporated by reference; and

● Alpha Modus’ audited consolidated statement of operations for the year ended December 31, 2023, and the related notes, incorporated by reference.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that IAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. IAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the Post-Combination Company would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of IAC and Alpha Modus.

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2. Accounting Policies

Upon consummation of the Business Combination, management of the Post-Combination Company performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management of the Post-Combination Company did not identify differences between the accounting policies of the two entities which have a material impact on the financial statements of the Post-Combination Company. Based on its analysis, management of the Post-Combination Company did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. IAC has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. Alpha Modus and IAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Post-Combination Company as a result of the Business Combination. Since it is likely that the Post-Combination Company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2024 are as follows:

(A) Reflects (i) the redemption of 426,135 IAC Class A ordinary shares for aggregate redemption payments of $4.8 million at a redemption price of approximately $11.29 per share on December 3, 2024, and (2) the redemption of 1 IAC Class A common stock at a redemption price of approximately $12.49 per share on December 13, 2024.

(B) Reflects the deposit of $0.01 million to the Trust Account in connection with the Extension and the accretion of $0.01 million to the IAC Class A Common Stock subject to possible redemption.

(C) Reflects the interest income earned in the Trust Account subsequent to September 30, 2024.

(D) Reflects the transfer of investments held in the Trust Account to cash.

(E) Reflects the settlement of the deferred underwriting commissions by issuance of a total of 300,000 shares of IAC Class A Common Stock to the Underwriters upon the Closing of the Business Combination.

(F) Represents transaction costs incurred by IAC and Alpha Modus of approximately $2.0 million and $0.6 million, respectively. These costs are accounted for a reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the Post-Combination Company’s income beyond 12 months after the transaction.

For the IAC transaction costs, $1.0 million has been accrued as of the pro forma balance sheet date. $0.1 million are recorded as prepayment for D&O insurance policy. The remaining amount of $0.9 million is reflected as an adjustment to accumulated losses. Additionally, IAC issued a vendor promissory note in the principal amount of $0.3 million and paid cash of $0.4 million to settle the $0.8 million balance owed to such vendor as of the pro forma balance sheet date. A settlement gain of $0.1 million was recorded as of the pro forma balance sheet date. The IAC estimated transaction costs exclude the deferred underwriting commissions included in (E) above.

For the Alpha Modus transaction costs, $0.1 million has been accrued as of the pro forma balance sheet date. The remaining amount of $0.5 million is included as an adjustment to additional paid-in capital.

(G) Represents the issuance of 5,295,000 shares of IAC Class A Common Stock and 7,500,000 IAC Series C preferred stock and the payment of $1.0 million to the existing Alpha Modus’ stockholders and debt holders.

(H) Represents the issuance of 1,392,308 shares of IAC Class A Common Stock to Janbella and 125,000 shares of IAC Class A Common Stock to Michael Singer upon the Closing of the Business Combination.

(I) Reflects the elimination of IAC’s historical accumulated deficit after recording the settlement of deferred underwriting commissions by stock as described in Adjustment (E) above, the transaction costs as described in (F) above, and the issuance of stock as described in Adjustment (H) above.

(J) Reflects reclassification of 92,944 shares of IAC Class A common stock subject to possible redemption to permanent equity.

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(K) Reflects the conversion of 900,000 shares of IAC Class B Common Stock into the same number of IAC Class A Common Stock at the Business Combination.

(L) Reflects the forfeiture and cancellation of 750,000 shares of IAC Common Stock by the Sponsor at the Business Combination.

(M) Reflects the obligation to issue Earnout Shares to Alpha Modus stockholders upon meeting milestones. The Earnout Shares were valued with a Monte Carlo Model simulation. The Monte Carlo Model simulation included 100,000 iterations and simulated the stock price and the change of control probabilities (at 3 and 4 years). The fair value was the discounted cash flow from the sale of the securities at the time the restrictions terminated.

(N) Reflects the obligation to issue Sponsor Earnout Shares to Sponsor upon meeting milestones. The Earnout Shares were valued with a Monte Carlo Model simulation. The Monte Carlo Model simulation included 100,000 iterations and simulated the stock price and the change of control probabilities (at 3 and 4 years). The fair value was the discounted cash flow from the sale of the securities at the time the restrictions terminated.

(O) Reflects the cash proceeds received in accordance with the SPA executed on October 23, 2024 and the amended SPA executed on December 12, 2024.

(P) Reflects the waiver of any amounts owed under the related party transactions pursuant to the Waiver Agreement effective as of the Closing.

(Q) Reflects the reclassification under equity to avoid negative additional paid-in capital.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023 are as follows:

(AA) Represents an adjustment to eliminate interest earned on investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2023.

(BB) Represents an adjustment to eliminate administrative service fees that will be ceased paying at the Business Combination.

(CC) Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in (F) above in the aggregate amount of $0.9 million for the direct, incremental costs of the Business Combination incurred by IAC, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Post-Combination Company beyond 12 months after the Business Combination.

(DD) Represents an adjustment to eliminate interest expense after giving effect to the conversion of debt at the Business Combination as if it had occurred on January 1, 2023.

(EE) Reflects the settlement of the deferred underwriting commissions by issuance of a total of 300,000 shares of IAC Class A Common Stock to the Underwriters upon the Closing of the Business Combination.

(FF) Represents the issuance of 1,392,308 shares of IAC Class A Common Stock to Janbella and 125,000 shares of IAC Class A Common Stock to Michael Singer upon the Closing of the Business Combination.

On June 21, 2024, IAC, Alpha Modus and Merger Sub entered into an amendment to the Alpha Modus BCA (the “BCA Amendment”). The BCA Amendment requires the combined company to issue 1,392,308 shares to Janbella and 125,000 shares to Michael Singer upon the Closing of the Business Combination. The difference between the fair value of the shares and the book value of the related party payables due to Michael Singer has been recorded as additional compensation expense under ASC 718. The management evaluated the shares issuable to Janbella under ASC 815 and concluded that the shares are indexed to the stock as a change in control or merger of the issuer as contemplated by the BCA Amendment agreement is representative of an exercise contingency that does not preclude equity classification in accordance with ASC 815-40-15-7A. Furthermore, management determined that the shares issuable to Janbella meet the additional equity classification considerations listed within ASC 815-40-25-10. As a result of the conclusions listed above, the Company has concluded that it will recognize and measure the issuance of shares at fair value as of the acquisition date.

(GG) Reflects the settlement of vendor payable by issuance of a convertible promissory note upon the Closing of the Business Combination.

(HH) Reflects the interest expense accrued on the SPA Note as if the Business Combination had closed on January 1, 2023.

4. Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2023. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of January 1, 2023, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemptions by IAC Public Stockholders of shares of IAC Class A common stock for the nine months ended September 30, 2024 and for the year ended December 31, 2023:

(in thousands, except share and per share data)	Nine Months Ended September 30, 2024	Year Ended December 31, 2023
Net loss	$(3,399)	$(15,595)
Weighted average shares outstanding of common stock(1)	12,455,252	12,455,252
Net loss per common share, basic and diluted	$(0.27)	$(1.25)

(1) For the purposes of calculating diluted earnings per share, all outstanding 12,000,000 shares of IAC Public Warrants and 8,700,000 shares of IAC Private Placement Warrants should have been assumed to have been exercised, and all 7,500,000 shares of IAC Series C Preferred Stock should have assumed to have been converted. However, since this results in anti-dilution, the effect of such exercise/conversion was not included in calculation of diluted loss per share.

29

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “our,” “us,” and “Alpha Modus” generally refer to Alpha Modus, Corp. prior to the Business Combination and to Alpha Modus Holdings, Inc. and its consolidated subsidiaries after giving effect to the Business Combination. References to “Legacy Alpha Modus” generally refer to Alpha Modus, Corp., and references to the “Company” generally refer to Alpha Modus Holdings, Inc. The following discussion and analysis of our results of operations and financial condition should be read in conjunction with the sections entitled “Business,” “Unaudited Pro Forma Condensed Combined Financial Information and Other Data,” and our financial statements and related notes and other information included elsewhere in this prospectus. This discussion contains forward-looking statements based upon our current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

The Company was a blank check company as “Insight Acquisition Corp.” On December 13, 2024, the Company completed a business combination with Alpha Modus, Corp., a Florida corporation. At closing of the business combination, the Company’s name was changed to “Alpha Modus Holdings, Inc.,” and the Company’s operations are now those of Alpha Modus.

Alpha Modus offers technology as a service. Its core technologies have been deployed on IBM’s Bluemix platform and earned a Beacon Award by IBM 2016 for Best New Application on IBM Cloud from an Entrepreneur. Alpha Modus has been recognized by IBM Watson as a thought leader in technology. As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale.

On January 11, 2024, Alpha Modus entered into a license agreement with GZ6G Technologies Corp. (“GZ6G”), which gives GZ6G the right to use Alpha Modus’ patented intellectual property, and pertains to GZ6G’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus for AI-driven advertising solutions for stadiums and event management. Alpha Modus intends to deploy services under the license by the end of 2024, expand event venue service offerings in late 2025, and expand service offerings in additional industries in 2024.

On January 16, 2024, Alpha Modus initiated a patent infringement action against The Kroger Company alleging patent infringement of several Alpha Modus patents encompassing retail marketing and advertising data-driven technologies to enhance consumer’s in-store experience at the point of decision. On November 12, 2024, Alpha Modus initiated a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. On December 17, 2024, Alpha Modus filed a similar patent infringement lawsuit against Wakefern Food Corporation and Shelf Nine LLC, and on February 3, 2025, Alpha Modus filed a patent infringement lawsuit against Walgreen Co.

On April 10, 2024, Alpha Modus entered into a license agreement with Xalles Holdings Inc. and its subsidiary, CashXAI Inc. (“CashX”), which gives CashX the exclusive right to use all of Alpha Modus’ patented intellectual property in connection with CashX’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus, within the Exclusive Industry. The “Exclusive Industry” means the industry relating to self-service kiosks located in retail food, drug and convenience stores for the purpose of serving Unbanked and Underbanked consumers, by offering banking, phone and insurance solutions to the consumer. An “Unbanked” consumer means a person that does not have a checking or savings account with an FDIC-insured institution, and an “Underbanked” consumer means a person that has or had a checking or savings account with an FDIC-insured institution, but regularly uses non-traditional banks such as Venmo or the Cash App, or lenders such as a check cashing company or payday lender. Alpha Modus intends to deploy services under the license by the end of 2024.

Alpha Modus intends to continue its intellectual property licensing and enforcement efforts throughout 2025. No assurances can be given that any of these plans will come to fruition or that, if implemented, they will necessarily yield positive results.

Business Combination Agreements

The Company was originally incorporated in Delaware on April 20, 2021, as a special purpose acquisition company under the name “Insight Acquisition Corp.” (“INAQ”).

On October 13, 2023, the Company and Alpha Modus, Corp. entered into the Business Combination Agreement, which was subsequently amended on June 21, 2024. Pursuant to the Business Combination Agreement, as amended, Alpha Modus, Corp., and the Company agreed that (i) each share of Alpha Modus, Corp. common stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company common stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero); and (iii) each share of Alpha Modus, Corp. preferred stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company Series C Preferred Stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero) (collectively the “Merger Consideration”).

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The stockholders of Alpha Modus, Corp. may be issued up to 2,200,000 additional shares of Company common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing and on or prior to the 5-year anniversary of the Closing, the VWAP of the Company’s common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of IAC at or prior to the 5-year anniversary of the Closing.

Additionally, at the Closing, the Company’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) was required to deposit 750,000 shares of Company common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above. Additionally, the Company and the Sponsor agreed that the Sponsor will forfeit and cancel 750,000 shares of Company common stock at Closing. Finally, at the Closing, (i) the Company will to use its best efforts to pay off the Company’s loan(s) from Polar Multi-Strategy Master Fund (“Polar”) (expected to be approximately $975,000 at Closing), (ii) the Company will use its best efforts to pay Alpha Modus, Corp.’s loans from Janbella Group, LLC (“Janbella”) (expected to be approximately $1,400,000 at Closing), (iii) the Company will issue to Janbella 1,392,308 shares of Company common stock, (iv) the Company will issue to Michael Singer 125,000 shares of Company common stock, (v) the Company will issue to Cantor Fitzgerald & Co. (“Cantor”) 210,000 shares of Company common stock, and (vi) the Company will issue to Odeon Capital Group, LLC (“Odeon”) 90,000 shares of Company common stock.

Cantor, the representative of the underwriters in the Company’s original IPO in September 2021, was entitled to a deferred underwriting commission upon the closing of the Business Combination of $6,600,000, which amount was not subject to change based on redemption levels. On June 20, 2024, Cantor and Odeon entered into fee modification agreements with the Company pursuant to which (i) Cantor would be issued 210,000 shares of Company common stock and Odeon would be issued 90,000 shares of Company common stock at the closing of the Business Combination, and (ii) Cantor and Odeon would waive the right to any further underwriting commissions or other payments by the Company under its Underwriting Agreement with them, subject to the other terms of those fee modification agreements.

On October 29, 2024, Company stockholders approved the Business Combination and other transactions and proposal presented within the proxy statement/prospectus in connection with Business Combination transactions.

Financing in Connection with Business Combination

On October 23, 2024, Alpha Modus Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell, and the Investor would purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses).

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The SPA grants the Investor (i) the right to fund up to an additional $5,000,000 to the Company, with the Company’s consent, through the date that is six months following repayment of the Note in full (the “Reinvestment Right”), and (ii) the exclusive right, on customary market terms, to enter into an equity line of credit or other similar financing arrangement with the Company for at least $20,000,000, through the date that is one year following the Purchase Price Date (defined below). Pursuant the SPA, Alpha Modus, Corp. is required to guarantee all of the Company’s obligations under the Note and related transaction documents pursuant to a guaranty agreement (the “Guaranty”), and the Note will also be secured by security agreements (the “Security Agreements”) by and between the Investor and both the Company and Alpha Modus, Corp., granting the Investor first priority security interests in all assets of the Company, as well as all assets of Alpha Modus, Corp., including all of Alpha Modus’ intellectual property (and including Alpha Modus’ patent portfolio) pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, the Company and Alpha Modus (collectively the “Borrowers”), and William Alessi, his entity, Janbella Group, LLC, and the trusts deemed to be beneficially owned by Mr. Alessi (each a “Capital Party” and collectively the “Capital Parties”), are required to execute at closing a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Borrowers’ indebtedness and obligations to each Capital Party will be subordinated to Investor, (ii) all security interests of any Capital Party will be subordinate to Investor’s security interests, (iii) the Borrowers will not make any payments to any Capital Party, (iv) none of the Capital Parties will accelerate any subordinated debt or equity, (v) and no Capital Party will convert or exchange their preferred stock of the Company into Common Stock, until such time as the Investor has been fully paid and all financing agreements between the Investor and the Borrowers are terminated.

The Note will mature 18 months following the date the purchase price is delivered to the Company (the “Purchase Price Date”), will accrue interest of 10% per annum, will be prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the Note, and will be convertible into Class A common stock (“Common Stock”) of the Company as described below. Within 30 days of the Purchase Price Date, the Company will be obligated to file a registration statement on Form S-1 with the SEC registering a number of shares of Common Stock issuable upon conversion of the Note. If the registration statement is not declared effective by the SEC within 120 days of the Purchase Price Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the registration statement is declared effective or the Investor is able to sell shares of Common Stock issuable upon conversion of the Note pursuant to Rule 144 under the Securities Act of 1933, as amended. If by the date that 50% of the shares registered under the registration statement have been issued to Investor (such date, the “Trigger Date”) the Note has not yet been repaid in full, the Company will be obligated to file an additional registration statement registering additional shares of Common Stock issuable upon conversion of the Note within 30 days of the Trigger Date. If that additional registration statement is not declared effective by the SEC within 120 days of the Trigger Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the additional registration statement is declared effective.

The Note will be convertible at the election of the Investor into shares of Common Stock at any time following the earlier of the effective date of the registration statement described above or one year following the Purchase Price Date, at a conversion price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding conversion, and provided that (i) the Investor may not convert the Note into shares of Common Stock to the extent that such conversion would result in the Investor’s beneficial ownership of Common Stock being in excess of 4.99% (or 9.99% if the Company’s market capitalization is less than $10 million), and provided that (ii) the Note is not convertible into a total cumulative number of shares of Common Stock in excess of the number of shares of Common Stock permitted by Nasdaq Listing Rule 5635 (the “Exchange Cap”). Pursuant to the terms of the Note, the Company will, within 120 days of the Purchase Price Date, seek shareholder approval of the Note and the issuance of shares of Common Stock, issuable upon conversion of the Note and pursuant to the Reinvestment Right, in excess of the Exchange Cap (the “Shareholder Approvals”). If such shareholder approval is not obtained within 120 days, the Company will continue to seek shareholder approval every three months thereafter until shareholder approval is obtained. Pursuant to the Subordination Agreement, each Capital Party is required to vote all of their shares of Company stock in favor of the Shareholder Approvals. Under the SPA, the Company is required to initially reserve 7,500,000 shares of its Common Stock for issuance to the Investor under the Note, and the Company is required to add additional shares to the reserve in increments of 100,000 shares when requested by the Investor if at the time of the request the number of shares being held in reserve is less than three times the number of shares of Common Stock equal to the outstanding balance under the Note divided by the applicable conversion price at that time.

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On December 12, 2024, the Company amended the SPA (the “Amended SPA”) to revise the terms of the Note. Pursuant to the Amended SPA, the Note is not convertible below a floor price of $4.00/share, but if the closing bid price of the Company’s common stock is less than the floor price for ten consecutive trading days, the Company is required to begin making monthly payments under the Note on the date that is 90 days following the original funding date.

On or about December 13, 2024, the Company issued the Note to the Investor, the Note was funded on or about December 16, 2024, and since that time, the closing bid price of the Company’s common stock has been less than the $4.00 floor price for more than ten consecutive trading days, which, under the terms of the Amended SPA, would have required the Company to begin making monthly payments under the Note, with those monthly payments commencing on March 16, 2025, and with those monthly payments being equal to 120% multiplied by the outstanding balance divided by the lesser of 6 or the number of months remaining until the Note’s maturity date.

On January 27, 2025, the Company and the Investor entered into an amendment to the Note providing that (i) the Company is not required to begin making monthly payments under the Note until May 16, 2025, (ii) the monthly payments will equal $485,000.00 plus all accrued but unpaid interest, multiplied by 120%, and (iii) the Company will pay to the Investor 50% of all proceeds received by the Company from any equity line of credit or similar arrangement within one trading day of receipt by the Company.

Business Combination Closing

On December 13, 2024, the parties to the Business Combination Agreement consummated the Business Combination, and in connection with closing issued the Note to the Investor, and entered into the Guaranty, Security Agreements, IP Security Agreement, and Subordination Agreement. Immediately upon the consummation of the Business Combination, Alpha Modus, Corp. became a wholly owned subsidiary of the Company, the Company changed its name to “Alpha Modus Holdings, Inc.,” and the Company is now listed on Nasdaq under the symbol “AMOD”. The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, INAQ is treated as the acquired company for financial statement reporting purposes. See “Unaudited Pro Forma Condensed Combined Financial Information and Other Data.” Legacy Alpha Modus’s financial statements for previous periods will be disclosed in the Company’s future periodic reports filed with the SEC.

In connection with the Business Combination, approximately 426,136 shares of common stock were redeemed, which represented a significant portion of the publicly traded shares outstanding immediately prior to the Business Combination and resulted in only approximately $1.16 million of cash from the INAQ trust account becoming available to Alpha Modus in connection with the closing of the Business Combination. In the Business Combination, the Company issued 5,295,000 shares of common stock and 7,500,000 shares of Series C Preferred Stock to Legacy Alpha Modus’s shareholders as merger consideration in the Business Combination, and the Company issued 1,817,308 shares of common stock to various parties as required by the Business Combination Agreement. Immediately following the Business Combination, including the redemption of shares described above, there were 12,455,252 shares of the Company’s common stock (all Class A common stock) issued and outstanding, and 7,500,000 shares of the Company’s Series C Preferred Stock issued and outstanding.

The 7,514,642 shares that may be resold and/or issued into the public markets pursuant to this prospectus represent approximately 60.2% of the shares of our common stock outstanding as of February 7, 2025 (after giving effect to the issuance of the Convertible Note Shares and Private Warrant Shares). The Selling Securityholders will determine the timing, pricing and rate at which they sell such shares into the public market, and such sales could have a significant negative impact on the trading price of our common stock. Although the current trading price of our common stock is significantly below $10.00 per share, which was the sales price for units in the Insight Acquisition Corp. initial public offering, certain of the Selling Securityholders have an incentive to sell because they purchased shares and/or warrants at prices below the initial public offering price and/or below the current trading price of our securities. Sales by such investors may prevent the trading price of our securities from exceeding the initial public offering price and may cause the trading prices of our securities to experience a further decline.

As a result of becoming a publicly traded company, we will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

For the three months ended September 30, 2024, compared to the three months ended September 30, 2023

Revenue

Alpha Modus had no revenue during the three months ended September 30, 2024 and 2023.

Operating Expenses

Alpha Modus had operating expenses of $286,131 for the three months ended September 30, 2024, compared to $5,900 for the three months ended September 30, 2023. The increase was primarily due to the reclassification of expenses for a related party of $208,433 during the three months ended September 30, 2023. These expenses were charged directly against additional paid-in capital instead of an expense to Alpha Modus.

Other Income/Expenses

Alpha Modus had total other expense of $29,615 for the three months ended September 30, 2024, $29,618 of which was interest expense, as compared to total other expense of $22,089 and interest expense of $22,090 during the three months ended September 30, 2023.

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Net Loss

Alpha Modus had a net loss of $315,746 for the three months ended September 30, 2024, compared to $27,989 of net loss for the three months ended September 30, 2023. The increase in net loss during the three months ended September 30, 2024, as compared to the three months ended September 30, 2023, was primarily due to the reclassification of expenses for a related party of $208,433 during the three months ended September 30, 2023, described above.

For the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023

Revenue

Alpha Modus had no revenue during the nine months ended September 30, 2024 and 2023.

Operating Expenses

Alpha Modus had operating expenses of $597,595 for the nine months ended September 30, 2024, compared to $177,519 for the nine months ended September 30, 2023. The increase was primarily due to the reclassification of expenses for a related party of $208,433 during the nine months ended September 30, 2023. These expenses were charged directly against additional paid-in capital instead of an expense to Alpha Modus. Professional fees also increased by $164,979 during the nine months ended September 30, 2024.

Other Income/Expenses

Alpha Modus had total other expense of $127,884 for the nine months ended September 30, 2024, $127,892 of which was interest expense, as compared to total other expense of $57,470 and interest expense of $57,474 during the nine months ended September 30, 2023.

Net Loss

Alpha Modus had a net loss of $725,479 for the nine months ended September 30, 2024, compared to $234,989 of net loss for the nine months ended September 30, 2023. The increase in net loss during the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023, was primarily due to the reclassification of expenses for a related party of $208,433 and professional fees as described above.

Liquidity and Capital Resources

As of September 30, 2024, Alpha Modus had cash of $66,011. We do not have sufficient resources to effectuate our business. We expect to incur significant expenses during the next twelve months of operations, including as a result of becoming a public company. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we believe we will need to raise a minimum of an additional $2,500,000. These factors, along with the lack of current Company revenues, raise substantial doubts about Alpha Modus’s ability to continue as a going concern.

Operations used cash of $541,826 for the nine months ended September 30, 2024, compared to $304,620 for the nine months ended September 30, 2023.

We had net cash provided by financing activities for the nine months ended September 30, 2024, of $501,028, compared to $397,042 for the same period in 2023.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

IAC is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, Alpha Modus expects to remain an emerging growth company at least through the end of the 2023 fiscal year and to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare Alpha Modus’ financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

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We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the IAC IPO, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding common equity held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

BUSINESS

Alpha Modus engages in creating, developing and licensing data-driven technologies to enhance consumers’ in-store digital experience at the point of decision. The company was founded in 2014 and is headquartered in Cornelius, North Carolina.

Since its launch, Alpha Modus has defined and kept to its corporate mission by solving pain-points using actionable insights found in previously unstructured data and through the use of artificial intelligence which turns previously unstructured data, into valuable actionable insights. Alpha Modus began serving several clients in the financial markets and real estate industry. It was through these efforts that Alpha Modus gained acceptance for its thought-leading technology in data analytics as an IBM partner by leveraging the use of IBM Blue Mix cloud services platform powered by Watson. In 2016, following rigorous engagement and working alongside partner IBM, Alpha Modus was presented with a Beacon Award for “Best New Application on IBM Cloud” and anointed with the title “IBM’s born on the cloud, start-up of the century.” This award came as a result of Alpha Modus developing an algorithmic trading concept to better predict New York Stock Exchange market activity into the close of trading.

In 2017, Alpha Modus was introduced to Michael Garel, Founder and CEO of eyeQ. eyeQ was also an IBM partner and a recipient of an IBM Beacon award in 2015. eyeQ was an Austin, Texas-based startup with a focus on serving the retail sector with hardware devices which accompanied a SaaS revenue model. With the original intent of Alpha Modus leveraging eyeQ’s technology, which gathered consumer and brand metadata, for the purpose of predicting retail sales data, Alpha Modus acquired eyeQ’s assets and pending patent applications in 2018. After the acquisition, Alpha Modus took over management of the eyeQ patent portfolio, including the pending patent applications. This led to the ‘571 patent issuance in August of 2019. During this time, Alpha Modus attempted to license the ‘571 patent to previous eyeQ customers and prospective customers in the eyeQ sales pipeline. However, the technology covered under the ‘571 patent was not yet embraced by most retailers. Additionally, other previous customers and prospective customers in the eyeQ sales pipeline were beginning to launch their own internal initiatives for data-driven point-of-sale technologies. Faced with difficulty in licensing the single ‘571 patent while trying to re-engaging eyeQ’s previous clientele, Alpha Modus chose to pause immediate sales and licensing efforts and focus solely on continued innovation of the technology covered by the ‘571 patent, which evolved into additional patents and services that are in a better position to compete for licensing and services revenue in the foreseeable future.

As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale. Some examples that the ‘571 patent family could potentially include use in the following:

●	targeted marketing campaigns;

●	actionable insights on consumer product packaging;

●	inventory control;

●	smart planograms;

●	in-store heatmapping of consumer traffic;

●	consumer behavior; and

●	staffing needs based on foot traffic in a retail location.

The primary focus of Alpha Modus’ technology is to analyze consumer behavior and their interactions with retail products in real-time with the objective to provide brands and retailers the ability to achieve the following:

Enhance the Consumer’s In-Store Experience

●	Engage consumers with interactive output displays throughout brick-and-mortar retail stores to capture critical decision-making at the point of sale.

●	Cater to specific and immediate needs of the consumer.

●	Capture MAC address tracking data, user eye tracking, object identification of goods throughout the store.

Manage Inventory and Create Smart Planograms

●	Assess the consumers product engagement and product tracking in real time.

●	Aid in inventory management and product placement throughout a store by creating smart planograms.

Monetize Digital Insights

●	Curate tailored in-store marketing solutions.

●	Drive sales via engaging customers with digital experiences at the point of sale.

Acquisition of eyeQ

The company eyeQ was founded in 2013 and was an operating entity until December 2018, when it was acquired by Alpha Modus. At the time of acquisition, US Patent No. 10,360,571 (“the ‘571 patent”) was still a pending application. Post-acquisition, the inventors of the inventions claimed in the ‘571 patent family were engaged by Alpha Modus as advisors. Currently, Michael Garel, the eyeQ founder and a co-inventor of the inventions, is the only one of the inventors of the inventions claimed in the ‘571 patent family that continues to be an Alpha Modus advisor. Chris Chumas, Alpha Modus’ Chief Strategy Officer and a former IBM client executive, currently manages the Alpha Modus research and patent development efforts. Since acquiring eyeQ and the ‘571 application, Alpha Modus was awarded the first patent in the ‘571 patent family in July 2019. Since August of 2019, several continuation patents have been issued in the ‘571 patent family.

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The ‘571 Patent Family and the uses thereof

The ‘571 patent family is based on US Patent No. 10,360,571, which issued on July 23, 2019. The ‘571 patent claims priority to a provisional patent application filed on July 19, 2013.

The ‘571 patent family currently consists of the following issued patents/patent applications:

Country	Application Number	Filing Date	Publication Number	Publication Date	Patent Number	Issue Date	Status	Title
US	14/335429	18-Jul-2014	2015-0025936	22-Jan-2015	10360571	23-Jul-2019	Granted	METHOD FOR MONITORING AND ANALYZING BEHAVIOR AND USES THEREOF
US	16/509343	11-Jul-2019	2019-0333081	31-Oct-2019	10853825	01-Dec-2020	Granted	METHOD FOR MONITORING AND ANALYZING BEHAVIOR AND USES THEREOF
US	16/837577	01-Apr-2020	2020-0226621	16-Jul-2020	11049120	29-Jun-2021	Granted	METHOD AND SYSTEM FOR GENERATING A LAYOUT FOR PLACEMENT OF PRODUCTS IN A RETAIL STORE
US	16/837645	01-Apr-2020	2020-0226622	16-Jul-2020	11301880	12-Apr-2022	Granted	METHOD AND SYSTEM FOR INVENTORY MANAGEMENT IN A RETAIL STORE
US	16/837711	01-Apr-2020	2020-0226623	16-Jul-2020	11042890	22-Jun-2021	Granted	METHOD AND SYSTEM FOR CUSTOMER ASSISTANCE IN A RETAIL STORE
US	16/985001	04-Aug-2020	2020-0364730	19-Nov-2020	10977672	13-Apr-2021	Granted	(TRACK 1) METHOD AND SYSTEM FOR REAL-TIME INVENTORY MANAGEMENT, MARKETING, AND ADVERTISING IN A RETAIL STORE
US	17/590605	01-Feb-2022	2022-0156764	19-May-2022	12039550	16-Jul-2024	Granted	METHOD FOR ENHANCING CUSTOMER SHOPPING EXPERIENCE IN A RETAIL STORE
US	18/100377	23-Jan-2023	2023-0162211	25-May-2023	12026731	2-Jul-2024	Granted	METHOD FOR PERSONALIZED MARKETING AND ADVERTISING OF RETAIL PRODUCTS
US	18/519550	27-Nov-2023	2024-0095760	25-May-2023	12175484	24-Dec-2024	Granted	METHODS FOR PERSONALIZED MARKETING AND ADVERTISING

The patents cover various inventions related to user interactions in physical locations, and based on such interactions, the displaying as ads of items or information that would potentially be relevant to the user. For example, cameras monitor customers and can understand their purchasing interests and provide offers or recommendations to a customer of similar products including coupons, sales, etc.

The ‘571 patent relates to a method for monitoring and analyzing consumer behavior in real-time, particularly within retail environments. It utilizes various information monitoring devices to collect data about consumers, enhancing their shopping experience through targeted and personalized digital interactions.

The inventors of the ‘571 patent identified a critical need in the retail industry, especially brick-and-mortar stores, to adapt to the evolving shopping habits influenced by online retail and social media. The patent addresses the challenge of providing an enriched in-store experience that rivals online shopping, thus countering trends like showrooming.

The ‘571 patent describes and claims a specific method that involves using information monitoring devices, like video image devices, to gather data about shoppers. This data includes demographic characteristics (such as gender and age), sentiment, and tracking details (like movement and eye tracking). The patent details the process of analyzing this data in real-time and providing various responses, such as targeted marketing, personal engagement, or offering coupons, to enhance the shopping experience.

The ‘825 patent is directed to a method of using devices to gather information about the shopper including demographic (gender and/or age) and tracking (tracking movement by the shopper or eye tracking what the shopper is looking at), and analyzing and utilizing this information to provide real time assistance to the shopper by selecting the proper sales associate to interact with the shopper.

The ‘880 patent is directed to a method of using devices to gather information about shopper’s interactions with a product and object information of the products interacted with by the shopper and analyzing and utilizing this information and responding for inventory management.

The ‘120 patent is directed to a method of using devices to gather information about the shopper including demographic (gender and/or age) and tracking (tracking movement by the shopper or eye tracking what the shopper is looking at) and analyzing and utilizing this information to provide real time assistance to the shopper by selecting the proper sales associate to interact with the shopper.

The ‘890 patent relates to an improved method for enhancing customer assistance in retail stores through the use of advanced information monitoring systems. The inventors of the ‘890 patent recognized the need for brick-and-mortar retailers to adapt to the changing consumer behavior influenced by digital technology.

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The patent offers a solution by integrating technology to analyze customer interactions with products in real-time, providing targeted assistance and enhancing the shopping experience. The ‘890 patent provides several advancements over previous methods, such as real-time analysis of customer interactions with products, including sentiment and object identification information, and utilizing this data to manage inventory and offer personalized responses.

The ‘672 patent introduces a novel system for real-time inventory management, marketing, and advertising within a retail store setting. The ‘672 patent addresses the emerging challenges in the retail sector, particularly for brick-and-mortar stores, in the context of the increasing prevalence of online shopping and the phenomenon of showrooming. The patent provides innovative solutions to enhance in-store customer experiences and counter the competitive pressures from online retail.

The inventors of the ‘672 patent recognized that there existed a significant gap in the brick-and-mortar retail sector’s ability to provide real-time, personalized experiences to customers, a feature commonly leveraged by online retailers. The patent offers a method and system that bridges this gap by utilizing technology to analyze consumer behavior and dynamically adjust marketing and inventory strategies.

The ‘550 patent is directed to a method of leveraging a customer’s metadata to enhance the customer experience and drive in-store foot-traffic.

The ‘731 patent is directed to a method of leveraging a customer’s metadata to enhance the customer experience and generate personalized advertising for a particular customer.

The ‘484 patent is directed to a method that leverage artificial intelligence to deliver real-time, tailored marketing and advertising experiences at the point of decision-making.

The ‘571 patent received a patent term extension of 1,042 days and does not expire until May 25, 2037. The other patents in the family expire on July 18, 2034. Therefore, there is significant patent life remaining in the ‘571 patent family. Beginning well before the current expiration of our entire patent family, Alpha Modus intends to continue evolving with the industry and developing new concepts that support increasing revenue streams. Alpha Modus intends to expand the use of our patent family as a lever to develop a sales team to drive potential partnerships authorized under the ‘571 patent family.

Alpha Modus filed two additional patent applications during 2024: (i) patent application no. 18/651410 titled “Methods and Systems for Shopping in a Retail Store,” and (ii) patent application no. 18/905975 titled “Methods and Systems for Providing Customer Assistance in a Retail Store.”

Alpha Modus believes the ‘571 patent and several family members are being infringed by many major retailers, service providers and consumer brands, and that the adoption of the ‘571 patent (and family) technology is occurring at an exponential pace in the retail marketplace.

Market Analysis

Alpha Modus believes it is at the center of major shifts in technology, consumer preferences and industry trends that are catalyzing the adoption of Alpha Modus’ patented solutions across its target retail markets.

Retail media is on track to be a $45 billion industry this year (2023), up 20% from the prior year, according to Insider Intelligence. The market researcher expects that growth to accelerate in the coming years and reach about $106 billion in 2027. See https://www.insiderintelligence.com/content/in-store-retail-media-2023. It is estimated that US digital-influenced retail sales will top $3.8 trillion in 2027. See https://www.forrester.com/blogs/us-digital-influenced-retail-sales-will-top-3-8-trillion-in-2027/.

Approach and Value Proposition

Upon its first notification of allowance for the ‘571 patent in July of 2019, Alpha Modus decided to focus 100% of its resources on the expansion of the technology described in the ‘571 patent. The services covered by the ‘571 patent were just beginning to be adopted by retailers. Alpha Modus’ strategy was to build out the technology, resulting in a robust patent portfolio that would serve its stakeholders better, as early thought leaders in the retail digital marketing space. Alpha Modus intends to monetize its patent portfolio through licensing over the course of the next twelve months.

Alpha Modus has engaged Dickinson Wright PLLC to lead licensing and enforcement efforts.

Services and Revenue Model

Alpha Modus is currently a non-revenue producing company which focuses on licensing its services to retailers. Alpha Modus’ core asset is the ‘571 patent family, which was developed before the presence of services and/or offerings covered by the ‘571 patent family were in demand in the retail marketplace. Over the past two years, there have been significant developments in the retail sector, specifically with regard to digital in-store marketing and inventory management. As a result, Alpha Modus has focused recent efforts on preparing its intellectual property for licensing to third parties, identifying potential licensee targets, and identifying third parties which it believes have infringed on Alpha’s intellectual property.

On January 11, 2024, Alpha Modus entered into an intellectual property license agreement with GZ6G Technologies Corp. (“GZ6G”). The license agreement gives GZ6G the right to use Alpha Modus’ patented intellectual property, and pertains to GZ6G’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus for AI-driven advertising solutions for stadiums and event management. The license agreement provides that GZ6G and Alpha Modus will share equally all revenues derived from co-developed service offerings, and that Alpha Modus will be paid continuing license fees in the amount of 10% of GZ6G’s gross revenues derived from sales of products utilizing or enhanced to use Alpha Modus’ licensed intellectual property. Alpha Modus intends to deploy services under the license by the end of 2024, expand event venue service offerings in late 2025, and expand service offerings in additional industries in 2024.

On April 10, 2024, Alpha Modus entered into a license agreement with Xalles Holdings Inc. and its subsidiary, CashXAI Inc. (“CashX”), which gives CashX the exclusive right to use all of Alpha Modus’s patented intellectual property in connection with CashX’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus, within the Exclusive Industry. The “Exclusive Industry” means the industry relating to self-service kiosks located in retail food, drug and convenience stores for the purpose of serving Unbanked and Underbanked consumers, by offering banking, phone and insurance solutions to the consumer. An “Unbanked” consumer means a person that does not have a checking or savings account with an FDIC-insured institution, and an “Underbanked” consumer means a person that has or had a checking or savings account with an FDIC-insured institution, but regularly uses non-traditional banks such as Venmo or the Cash App, or lenders such as a check cashing company or payday lender. Alpha Modus intends to deploy services under the license by the end of 2024.

On January 16, 2024, Alpha Modus initiated a patent infringement action against The Kroger Company alleging patent infringement of several Alpha Modus patents pertaining to the Company’s ‘571 patent portfolio encompassing retail marketing and advertising data-driven technologies to enhance consumer’s in-store experience at the point of decision. On November 12, 2024, Alpha Modus initiated a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. On December 17, 2024, Alpha Modus filed a similar patent infringement lawsuit against Wakefern Food Corporation and Shelf Nine LLC, and on February 3, 2025, Alpha Modus filed a patent infringement lawsuit against Walgreen Co.

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Alpha Modus intends to expand enforcement of its patent rights throughout 2024, and expects that those expanded patent enforcement efforts will led by its patent counsel, Dickinson Wright PLLC. Alpha Modus also has plans to develop an internal sales and marketing staff for licensing or sales upon closing of the pending transaction with Insight Acquisition Corp, Inc.

Competition

The retail advertising markets in which Alpha Modus competes are rapidly evolving as retailers increasingly adopt in-store digital marketing and inventory management technologies. Alpha Modus has invested, and intends to invest, significant resources in ongoing research and development programs because it believes its ability to generate licensing revenues and grow market position depends, in part, on innovative technologies that offer a unique value proposition for Alpha Modus licensees and differentiation from competitors’ efforts. Alpha Modus believes the ‘571 patent family covers a wide range of use cases in its domain and will serve as a cornerstone for gaining market share.

Based upon internal market research, Alpha Modus believes that there are numerous companies practicing the ‘571 patents, and that in order to practice the technology claimed by the ‘571 patent, these companies will have no alternative but to become licensees of the ‘571 patent family.

Business Operations Advantage

With a licensing-centric business model, Alpha Modus anticipates that it will be able to operate with a small operations team of no more than 6-10 professionals, which will allow Alpha Modus to not burn significant cash resources and instead focus on results-driven R&D efforts. R&D efforts will be led by Alpha Modus’ CEO and Founder, William Alessi, and Chief Sales Officer, Chris Chumas. William Alessi and Chris Chumas will lead licensing efforts through infringement enforcement supported by a small internal sales force team. Alpha Modus has a core focus on isolating infringement targets and enforcing action to secure licensing. The range of enforcement suits is vast and wide, but there is no guarantee that Alpha Modus will be successful in its efforts.

Research and Development

The majority of Alpha Modus R&D activities occur virtually. The company’s R&D team also partners with its legal team with the goal of developing further complimenting technologies to the company’s expanding ‘571 patent family.

Alpha Modus’ R&D team consists of technical operators and professionals with experience from a wide variety of leading advertising, marketing, legal, technology, business and brand organizations. This team of specialists continues to monitor the retail industry and expand the landscape of the ‘571 patent family through new patent applications, and work with litigation counsel to blueprint enforcement and licensing of infringement.

Near-Term and Long-Term Vision

Alpha Modus intends to begin generating licensing revenue in 2024 with a steady growth rate in parallel to the current projected industry growth rate cited by Insider Intelligence. Alpha Modus believes that the ‘571 patent family could soon become an acquisition target for larger competitors practicing the ‘571 patent family.

Legal Proceedings

From time to time, the Company may be involved in litigation relating to claims arising out of commercial operations in the normal course of business. As of the Closing Date, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s results of operations except as set forth below.

On January 16, 2024, Alpha Modus filed a patent infringement lawsuit against The Kroger Company alleging patent infringement of several Alpha Modus patents pertaining to the Company’s ‘571 patent portfolio encompassing retail marketing and advertising data-driven technologies to enhance consumer’s in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (case no. 2:2024cv00022), and the case is currently in discovery.

On November 12, 2024, Alpha Modus filed a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (case no. 2:2024cv00919), and the case is in its initial pleading stage.

On December 17, 2024, Alpha Modus filed a patent infringement lawsuit against Wakefern Food Corporation and Shelf Nine LLC alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (case no. 2:2024cv01056), and the case is in its initial pleading stage.

On February 3, 2025, Alpha Modus filed a patent infringement lawsuit against Walgreen Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (case no. 2:2025cv00120), and the case is in its initial pleading stage.

Facilities

Alpha Modus’ headquarters is a virtual facility with an address in Cornelius, North Carolina. Having a virtual headquarters has allowed Alpha Modus to operate with minimal overhead that was not needed to support its current staff. Operations, research and development functions are currently conducted virtually, and Alpha Modus believes its current virtual facility is adequate and suitable for its current needs. Alpha Modus’ plans to expand licensing the ‘571 family of patents through a small internal sales team will require Alpha Modus to secure a suitable alternative space to accommodate its operations.

Corporate Information

Alpha Modus’ principal executive offices are located at 20311 Chartwell Center Drive, #1469, Cornelius, North Carolina, 28031. Alpha Modus’ website address is www.AlphaModus.com. Information contained on or accessible through Alpha Modus’ website is not a part of this prospectus, and the inclusion of Alpha Modus’ website address in this proxy statement/prospectus is an inactive textual reference only.

MANAGEMENT

The business and affairs of the Company are managed by or under the direction of the Board of Directors (“Board”) of the Company. The Company’s Amended and Restated Charter provides for a staggered, or classified, Board of Directors consisting of three classes of directors, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders, as follows:

●	Class A, which consists of Scott Wattenberg, whose term will expire at the first annual meeting of stockholders to be held after the consummation of the Business Combination;

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●	Class B, which consists of William Ullman and Michael Garel, whose terms will expire at the second annual meeting of stockholders to be held after the consummation of the Business Combination; and

●	Class C, which consists of William Alessi and Gregory Richter, whose terms will expire at the third annual meeting of stockholders to be held after the consummation of the Business Combination.

At each annual meeting of stockholders, directors for a particular class will be elected for a three-year term at the annual meeting of stockholders in the year in which the term for that class expires. Each director’s term is subject to the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal. Subject to any rights applicable to any then outstanding preferred stock, any vacancies on the Company Board may be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Company Board may have the effect of delaying or preventing changes in the Company’s control or management. The Company’s directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of the Company’s voting securities.

The following table sets forth the name, age and position of each of the directors and executive officers of the Company:

Name	Age	Position
Executive Officers
William Alessi	52	Chief Executive Officer, Director
Rodney Sperry	56	Chief Financial Officer
Chris Chumas	38	Chief Sales Officer
Thomas Gallagher	64	Chief Revenue Officer
Non-Employee Directors
William Ullman	61	Director(1),(2),(3)
Greg Richter	60	Director
Michael Garel	46	Director(1),(2),(3)
Scott Wattenberg	53	Director(1),(2),(3)

(1) Member of the Company audit committee.

(2) Member of the Company compensation committee.

(3) Member of the Company nominating and corporate governance committee.

Executive Officers

William Alessi was appointed to serve as the Chief Executive Officer of the Company and as a member of the Company Board upon consummation of the Business Combination on December 13, 2024. He is the founder, and has served as the CEO, of Alpha Modus, Corp. since August 2014, and as the Managing Director of Hybrid Titan Management, LLC, from September 2000 to November 2021. Mr. Alessi served on the board of directors of Accredited Solutions, Inc. (formerly known as Good Hemp, Inc.) from February 2018 to May 2022, and as its President and Chief Executive Officer until December 2021. We believe that Mr. Alessi’s many years of executive leadership experience, as well as his longstanding personal connection to Alpha Modus and its intellectual property, qualify him to serve on the Company Board.

Rodney Sperry was appointed to serve as the Chief Financial Officer of the Company upon consummation of the Business Combination on December 13, 2024. He has been serving as CFO of Accredited Solutions, Inc. since June 2021. He has 14 years of experience in public accounting at leading accounting services and consulting firms in Utah. His industry background includes audits for both private and publicly traded companies across several industries including manufacturing, distribution, mining, energy, and not-for-profit organizations. He has served as outside controller for several public companies over the last thirteen years and has been responsible for their SEC filings and compliance. Mr. Sperry was a licensed CPA in the state of Utah from February 2001 through September 2014 and has operated his own financial consultancy practice for the past thirteen years. He obtained his bachelor’s degree in accounting from Westminster College and his Master of Business Administration from Utah State University.

Chris Chumas was appointed the Chief Sales Officer of the Company upon consummation of the Business Combination on December 13, 2024. He has been the Chief Strategy Officer of Alpha Modus, Corp. since June 2018. Mr. Chumas served as an IBM sales executive from 2008-2017. He worked with Erwin, Inc. as an Enterprise Solution Strategist from 2017-2022 and served as a director of Accredited Solutions, Inc. from July 2019 to May 2022. Mr. Chumas currently works as an Enterprise Sales Leader at WorkFusion, an intelligent automation solutions company, where he has worked since June 2022.

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Thomas Gallagher was appointed the Chief Revenue Officer of the Company on January 2, 2025. He is a seasoned technology executive who brings substantial sales and go-to-market leadership experience to Alpha Modus. Throughout his career, Mr. Gallagher has demonstrated an ability to build high performing teams and grow top line revenue. He has held senior executive roles with companies like Zones as Senior Vice President of the Services and Solutions (March 2023-January 2025), DXC as VP Sales for all North and South American Industries (August 2021-January 2023), and Capgemini NA as Chief Sales Officer of Cloud Infrastructure Services (March 2018-August 2021). Mr. Gallagher has also held senior sales roles with IBM, HP/EDS and AT&T. His extensive cross industry and growth mentality are key for Alpha Modus’ next phase of business acceleration. Mr. Gallagher is a graduate of the United States Naval Academy, with a degree in Systems Engineering, and he served five years in the Marine Corps as a Captain.

Non-Employee Directors

Greg Richter is the Chief Executive Officer and a Partner of Medalist Partners, an alternative investment management firm focused on credit opportunities, and will be appointed to the Company Board upon consummation of the Business Combination. Prior to co-forming Medalist in May 2018, and its predecessor firm Candlewood Investment Group in 2010, Mr. Richter worked at Credit Suisse as a portfolio manager heading their structured credit effort. Previously, Mr. Richter was the Global Head of Credit Suisse’s Specialty Finance Group and a member of Credit Suisse’s Fixed Income Operating Committee, where he was responsible for the combined Global Asset Finance Capital Markets and the Specialty Finance Banking Groups. The Global Asset Finance Capital Markets division was responsible for loan origination and securitization activity in the U.S., Europe, Australia and Emerging and structured and originated a wide array of securitized products. Prior to this, in addition to running Credit Suisse’s ABS/CDO trading/syndicate effort, Mr. Richter also headed the Asset Backed Securities Home Equity (ABSHE) shelf which bought and packaged mortgage loans. Prior to joining Credit Suisse, Mr. Richter spent 15 years at Prudential Securities in New York where, most recently, he was Managing Director and served as the head of Trading and Syndicate for all structured products. Mr. Richter holds a B.A. in Economics from Colgate University. We believe Mr. Richter’s experience in the financial industry make him qualified to serve on the Company Board.

Michael Garel, who will be appointed to the Company Board upon consummation of the Business Combination, is the Senior Director of Innovation at Omnicell, a pharmacy technology company, where he has worked since September 2021. From July 2018 through September 2021, Mr. Garel was the Director of Data Strategy at Accruent, a healthcare technology company. Mr. Garel founded eyeQ in 2013, and eyeQ was acquired by Alpha Modus in 2018, and has been an advisor to Alpha Modus since 2018. Previously, Mr. Garel was a mechanical engineer at Dell from 1999 to 2008, an a Product and Development Manager from May 2008 through March 2013. Mr. Garrel received his Bachelor of Science from Carnegie Mellon University, and his Master of Business Administration from the Texas McCombs School of Business at the University of Texas. We believe Mr. Garrel’s technology expertise qualifies him to serve on the Company Board.

William Ullman, one of our directors since September 2021, is the Chief Executive Officer of Water Street Advisors LLC, a registered investment advisor. Mr. Ullman has been a board member of Van Eck Associates Corp., a New York based investment firm, since 2010. He also currently serves as a special advisor to FinTech Collective Fund II, LP, a venture capital fund, and is a member of the board of directors of the Capital Returns Fund, since 2010. From 2016 to 2018, Mr. Ullman served as Chief Commercial Officer of Orchard Platform and Chief Executive Officer of its broker-dealer subsidiary (Orchard Platform Markets LLC) prior to its sale to Kabbage in 2018. From 2006 to 2016, he was the founder of Right Wall Capital Management LLC, a firm focused on investing in the financial services sector, including financial technology companies. From 2001 to 2006, Mr. Ullman was a Senior Managing Director of the Global Clearing Services Department at Bear Stearns & Co., Inc. Prior to that Mr. Ullman was an investment banker in the Financial Institutions Groups of Bear Stearns (1997 — 2001) and Merrill Lynch (1989 — 1997). Mr. Ullman earned an A.B. in History from Princeton University in 1985 and an M.B.A. from the Anderson School at UCLA in 1989. We believe Mr. Ullman’s substantial experience as an investment banker covering financial institutions, an operating executive, an investment manager, an advisor to financial technology start-ups and a board member make him well qualified to serve on our board of directors.

Scott Wattenberg has served as the Chief Financial Officer at SPATCO Energy Solutions since April 2023 and will be appointed to the Company Board upon consummation of the Business Combination. Mr. Wattenberg has extensive experience in financial leadership roles. Prior to his current position, he served as the Chief Financial Officer at BestCo from July 2014 to April 2023. Scott also served as the CFO at Prym Consumer USA from 2011 to 2014. Mr. Wattenberg served as CFO — COO at Genesis Today, Inc., from 2010-2011, CFO — COO of Microstaq from 2007-2010, and Senior Finance Director/CFO for New Business Ventures at Walmart from 2006-2007. Previously, Mr. Wattenberg served as CFO of Philips Display Solutions from 2003-2006. He is currently an Advisory Board Member at Greenstream International and Green Revolution Cooling. Mr. Wattenberg obtained his MBA in 2005 from The University of Chicago Booth School of Business. We believe Mr. Wattenberg’s established expertise in financial management make him a valuable addition to the Company Board.

Board of Directors Leadership Structure

The Company’s Bylaws do not require separating the roles of Chair of the Board and Chief Executive Officer. The Company Board believes that combining these roles will help to promote unified leadership and direction for both the Company Board and management, and has therefore appointed Mr. Alessi as President, Chief Executive Officer and Chair of the Company Board upon consummation of the Business Combination on December 13, 2024.

Board Composition

The Company Board is comprised of five directors.

Director Independence

The Company Board has determined that Michael Garel, Scott Wattenberg, and William Ullman qualify as independent directors on the Company Board, as defined under the listing rules of Nasdaq, and the Company Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, the Company will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

Role of the Company Board in Risk Oversight/Risk Committee

One of the key functions of the Company Board is oversight of the Company’s risk management process. The Company Board does have a standing risk management committee, but instead administers this oversight function directly through the Company Board as a whole, as well as through various standing committees of the Company Board that address risks inherent in their respective areas of oversight. For example, the Company audit committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting, and auditing matters; the Company’s compensation committee oversees the management of risks associated with our compensation policies and programs.

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Board Committees

The Company Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Company Board has adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq rules. The Company intends to comply with future requirements to the extent they will be applicable to the Company. Copies of the charters for each committee are available on the investor relations portion of the Company’s website.

Audit Committee

The Company’s audit committee consists of Scott Wattenberg, Michael Garel, and William Ullman. The Company Board has determined that each of the members of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Company Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Scott Wattenberg serves as the Chair of the audit committee. The Company Board has determined that Mr. Wattenberg qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Company Board considered Mr. Wattenberg’s formal education and previous experience in financial roles and as Chief Financial Officer for several companies. Both Company’s independent registered public accounting firm and management periodically will meet privately with the Company’s audit committee.

The functions of the audit committee include, among other things:

●	evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;

●	monitoring the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing the integrity, adequacy and effectiveness of the Company’s internal control policies and procedures;

●	preparing the audit committee report required by the SEC to be included in the Company’s annual proxy statement;

●	discussing the scope and results of the audit with the Company’s independent auditors, and reviewing with management and the Company’s independent auditors the Company’s interim and year-end operating results;

●	establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

●	reviewing the Company’s guidelines and policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●	obtaining and reviewing a report by the Company’s independent auditors at least annually, that describes the Company’s independent auditors internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the Company’s independent auditors.

The composition and function of the audit committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Compensation Committee

The Company’s compensation committee consists of Michael Garel, Scott Wattenberg, and William Ullman. Michael Garel serves as the Chair of the compensation committee. The Company’s Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of Nasdaq.

The functions of the compensation committee include, among other things:

●	approving the retention of compensation consultants and outside service providers and advisors;

●	reviewing and approving, or recommending that the Company Board approve, the compensation of Company’s executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, employment;

●	reviewing and recommending to the Company Board the compensation of the Company’s directors;

●	administering and determining any award grants under the Company’s equity and non-equity incentive plans;

●	reviewing and evaluating succession plans for the executive officers;

●	preparing the compensation committee report required by the SEC to be included in the Company’s annual proxy statement; and

●	periodically reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives.

The composition and function of its compensation committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

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Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee consists of William Ullman, Scott Wattenberg, and Michael Garel. William Ullman serves as the Chair of the nominating and corporate governance committee. The Company Board has determined that each of the members of the Company’s nominating and corporate governance committee satisfies the independence requirements of Nasdaq.

The functions of the nominating and corporate governance committee include, among other things:

●	identifying, evaluating, and recommending individuals qualified to become members of the Company Board and its committees;

●	evaluating the performance of the Company Board and of individual directors;

●	reviewing the Company’s environmental and social responsibility policies and practices;

●	developing and recommending corporate governance guidelines to the Company Board; and

●	overseeing an annual evaluation of the Company Board’s and management.

The composition and function of the nominating and corporate governance committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Compensation Committee Interlocks and Insider Participation

None of the intended members of the Company’s compensation committee has ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Company Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Charter of the Company eliminates the Company’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Amended and Restated Charter requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. The Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Amended and Restated Charter prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Company has entered into separate indemnification agreements with the Company’s directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

We believe these provisions in the Amended and Restated Charter are necessary to attract and retain qualified persons as directors and officers of the Company.

Code of Conduct and Ethics for Employees, Executive Officers and Directors

The Company Board has adopted a Code of Conduct and Ethics (the “Code of Ethics”) applicable to all of the Company’s employees, executive officers and directors. The Code of Ethics is available on the Company’s website at https://alphamodus.com/. Information contained on or accessible through the Company’s website is not a part of this prospectus, and the inclusion of the Company’s website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of the Company Board will be responsible for overseeing the Code of Ethics and must approve any waivers of the Code of Ethics for employees, executive officers and directors. The Company expects that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on its website.

EXECUTIVE COMPENSATION

This section describes the material components of the executive compensation program for certain of Alpha Modus’ executive officers (the “Target NEOs”) and directors. This discussion may contain forward-looking statements that are based on Alpha Modus’ current plans, considerations, expectations and determinations regarding future compensation programs.

Alpha Modus intends to develop a compensation program that is designed to align executives’ compensation with Alpha Modus’ business objectives and the creation of stockholder value, while helping Alpha Modus to continue to attract, motivate and retain individuals who contribute to the long-term success of the company. Alpha Modus anticipates that compensation for its executive officers will have three primary components: base salary, an annual cash incentive bonus opportunity, and long-term equity-based incentive compensation.

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Decisions on the design and implementation of the executive compensation program will be made by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee.

Summary Compensation Table — Fiscal 2024 and 2023

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Alessi	2024	—	—	—	—	—	—	—	—
Chief Executive Officer	2023	—	—	—	—	—	—	—	—
Chris Chumas	2024	—	—	—	—	—	—	—	—
Chief Sales Officer (Chief Strategic Officer of Alpha Modus, Corp.)	2023	—	—	—	—	—	—	—	—
Rodney Sperry	2024	—	—	—	—	—	—	—	—
Chief Financial Officer	2023	—	—	—	—	—	—	—	—
Thomas Gallagher	2024	—	—	—	—	—	—	—	—
Chief Revenue Officer	2023	—	—	—	—	—	—	—	—

No Alpha Modus executive officer named above had any unexercised options, stock that had not vested or equity incentive plan awards outstanding as of December 31, 2024 and 2023.

Equity Incentive Plans

Long-Term Incentive Plans. Alpha Modus does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. Alpha Modus does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Executive Employment Agreements

Effective as of closing of the Business Combination on December 13, 2024, we entered into an employment agreement with William Alessi to serve as our Chief Executive Officer. The agreement does not have a specified term. The agreement provides that Mr. Alessi will receive an initial annual base salary of $500,000 and is eligible for an annual performance-based cash bonus of up to 110% of Mr. Alessi’s base salary as determined by the Board, as well as annual grants of long-term incentive awards under and subject to the terms of the Company’s equity or other long-term incentive plans in effect from time to time, with the target value of such awards equaling 130% of Mr. Alessi’s base salary. The Company will have the right in its sole discretion to defer payment of cash compensation to Mr. Alessi until the Company shall have raised an aggregate of $10,000,000 in funding. If Mr. Alessi’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement), he will receive severance of 12 months of current base salary, payable in a lump sum within 60 days. However, Mr. Alessi will receive severance, payable in a lump sum within 60 days, in an amount equal to the highest base salary during the prior 3 years, plus his average annual bonus, if termination of his employment occurs (i) without “cause” following a change in control of the Company, (ii) after Mr. Alessi has resigned as a result of a material diminution in his authority, duties, or responsibilities, a material reduction in base salary or other compensation benefits, relocation of more than 50 miles from Mr. Alessi’s then-current place of employment being required by the Board, or material breach by the Company of the employment agreement, or (iii) after Mr. Alessi has resigned in connection with a change in control of the Company as a result of the Company’s failure to obtain the assumption of the employment agreement following the change in control. Mr. Alessi’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

Effective as of closing of the Business Combination on December 13, 2024, we entered into an employment agreement with Rodney Sperry to serve as our Chief Financial Officer. The agreement does not have a specified term. The agreement provides that Mr. Sperry will receive an initial annual base salary of $48,000 and is eligible for an annual performance-based cash bonus of up to 110% of Mr. Sperry’s base salary as determined by the Board, as well as annual grants of long-term incentive awards under and subject to the terms of the Company’s equity or other long-term incentive plans in effect from time to time, with the target value of such awards equaling 130% of Mr. Sperry’s base salary. The Company will have the right in its sole discretion to defer payment of cash compensation to Mr. Sperry until the Company shall have raised an aggregate of $10,000,000 in funding. If Mr. Sperry’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement), he will receive severance of 12 months of current base salary, payable in a lump sum within 60 days. However, Mr. Sperry will receive severance, payable in a lump sum within 60 days, in an amount equal to the highest base salary during the prior 3 years, plus his average annual bonus, if termination of his employment occurs (i) without “cause” following a change in control of the Company, (ii) after Mr. Sperry has resigned as a result of a material diminution in his authority, duties, or responsibilities, a material reduction in base salary or other compensation benefits, relocation of more than 50 miles from Mr. Sperry’s then-current place of employment being required by the Board, or material breach by the Company of the employment agreement, or (iii) after Mr. Sperry has resigned in connection with a change in control of the Company as a result of the Company’s failure to obtain the assumption of the employment agreement following the change in control. Mr. Sperry’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

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Effective as of closing of the Business Combination on December 13, 2024, we entered into an employment agreement with Chris Chumas to serve as our Chief Sales Officer. The agreement does not have a specified term. The agreement provides that Mr. Chumas will receive an initial annual base salary of $250,000 and is eligible for an annual performance-based cash bonus of up to 110% of Mr. Chumas’s base salary as determined by the Board, as well as annual grants of long-term incentive awards under and subject to the terms of the Company’s equity or other long-term incentive plans in effect from time to time, with the target value of such awards equaling 130% of Mr. Chumas’s base salary. The Company will have the right in its sole discretion to defer payment of cash compensation to Mr. Chumas until the Company shall have raised an aggregate of $10,000,000 in funding. If Mr. Chumas’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement), he will receive severance of 12 months of current base salary, payable in a lump sum within 60 days. However, Mr. Chumas will receive severance, payable in a lump sum within 60 days, in an amount equal to the highest base salary during the prior 3 years, plus his average annual bonus, if termination of his employment occurs (i) without “cause” following a change in control of the Company, (ii) after Mr. Chumas has resigned as a result of a material diminution in his authority, duties, or responsibilities, a material reduction in base salary or other compensation benefits, relocation of more than 50 miles from Mr. Chumas’s then-current place of employment being required by the Board, or material breach by the Company of the employment agreement, or (iii) after Mr. Chumas has resigned in connection with a change in control of the Company as a result of the Company’s failure to obtain the assumption of the employment agreement following the change in control. Mr. Chumas’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

We entered into an employment agreement with Mr. Gallagher effective as of January 2, 2025. The agreement, which has an initial one-year term, provides that Mr. Gallagher will receive an initial annual base salary of $175,000, as well as $250,000 in Company common stock per year (vesting and issued on a quarterly basis), valued at the average closing price of the Company’s common stock for the 10 trading days prior to an ending the last trading day of each quarter. Mr. Gallagher is also eligible for an annual performance-based cash and/or stock award bonus based on performance and the Company’s ability to achieve EBITDA and financial goals as determined by the Company, as well as annual grants of long-term incentive awards under and subject to the terms of the Company’s equity or other long-term incentive plans in effect from time to time. If Mr. Gallagher’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement) prior to the expiration of the initial one-year term, he will receive severance consisting of one month of current base salary, payable in a lump sum within 60 days. However, Mr. Gallagher will receive severance, payable in a lump sum within 60 days, in an amount equal to the highest base salary during the prior three years, plus his average annual bonus, if termination of his employment occurs (i) without “cause” following a change in control of the Company, (ii) after Mr. Gallagher has resigned as a result of a material diminution in his authority, duties, or responsibilities, a material reduction in base salary or other compensation benefits, relocation of more than 50 miles from Mr. Gallagher’s then-current place of employment being required by the Board, or material breach by the Company of the employment agreement, or (iii) after Mr. Gallagher has resigned in connection with a change in control of the Company as a result of the Company’s failure to obtain the assumption of the employment agreement following the change in control. Mr. Gallagher’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

Defined Contribution Plans

As part of its overall compensation program, Alpha Modus provides all full-time employees, including each of the Target NEOs, with the opportunity to participate in a defined contribution 401(k) plan. The plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. The 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. The Company does not currently make any matching or other contributions to participants’ accounts under the 401(k) plan.

Director Compensation

On January 2, 2025, the Company entered into director agreements with its non-employee members of the Board of Directors, Gregory Richter, Michael Garel, Scott Wattenberg, and William Ullman, to be considered effective as of closing of the Company’s business combination with Alpha Modus, Corp. (December 13, 2024), and pursuant to which the Company generally agreed to indemnify each of the non-employee directors to the broadest extent permitted by law and agreed to pay each non-employee director (i) $100,000 in common stock per annum, payable quarterly on the first day of each fiscal quarter and valued based on the closing price of the Company’s common stock on December 13, 2024, and (ii) $25,000 in cash per annum, payable in quarterly installments. The Company intends to continue evaluating the compensation to be provided to its non-employee directors.

None of the Company’s directors were compensated as directors during 2024 or 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

INAQ Related Person Transactions

Founder Shares

On May 5, 2021, our Sponsor paid $25,000 to cover certain of our offering costs in exchange for 6,181,250 Founder Shares, or approximately $0.004 per share. On July 29, 2021, we effected a 1:1.1162791 stock split of our Class B common stock, resulting in our Sponsor holding an aggregate of 6,900,000 Founder Shares. On October 16, 2021, as a result of the underwriters’ over-allotment option expiring unexercised, our Sponsor surrendered 900,000 shares of our Class B common stock for no consideration, resulting in 6,000,000 Founder Shares that have since been outstanding. The number of Founder Shares outstanding was determined based on the expectation that the total size of our IPO would be a maximum of 27,600,000 units if the underwriters’ over-allotment option was exercised in full, and therefore that such Founder Shares would represent 20% of the outstanding shares after our IPO.

On March 22, 2023, 5,100,000 shares of Class B common stock were exchanged for an equal number of shares of Class A common stock. Such shares are not entitled to redemption rights.

Contributed Capital

On March 7, 2023, the Sponsor contributed $100,000 to the Company for no consideration.

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Private Placement Warrants

The Sponsor and the underwriters of our IPO have purchased an aggregate of 8,700,000 private placement warrants, at a price of $1.00 per warrant, or $8,700,000 in the aggregate, in a private placement that closed simultaneously with the closing of our IPO. Of those 8,700,000 private placement warrants, our Sponsor agreed to purchase 7,500,000 private placement warrants and Cantor and Odeon agreed to purchase 1,200,000 private placement warrants in the aggregate. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination.

Services Agreement

On September 1, 2021, we entered into an agreement with the Sponsor, pursuant to which we agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to or incurred by members of our management team until the earlier of the consummation of a Business Combination and the Company’s liquidation. For the three and six months ended June 30, 2024, we incurred approximately $30,000 and $60,000, respectively, under the services agreement in the statements of operations. For the three and six months ended June 30, 2023, we incurred approximately $30,000 and $60,000, respectively, under the services agreement in the condensed statements of operations. As of June 30, 2024 and December 31, 2023, $220,000 and $160,000, respectively, was included in accrued expenses — related party on the unaudited condensed consolidated balance sheets.

The Board has also approved payments of up to $15,000 per month, through the earlier of the consummation of our initial Business Combination or our liquidation, to members of our management team for services rendered to us. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates. On April 21, 2024, all deferred compensation owed to Mr. Gary by the Company to date, in the aggregate amount of $132,500, shall be forfeited, and henceforth shall cease to accrue $7,500 per month in service fees currently recorded in due to related party on the balance sheets. For the three and six months ended June 30, 2024, we incurred approximately $24,500 and $69,500, respectively, under the services agreement of which $132,500 was offset due to the forfeiture of Mr. Gary’s deferred compensation. For the three and six months ended June 30, 2023, we incurred approximately $45,000 and $90,000, respectively, under the services agreement in the condensed statements of operations. As of June 30, 2024 and December 31, 2023, $159,500 and $225,000, respectively, was included in due to related party on the unaudited condensed consolidated balance sheets.

On June 21, 2024, IAC, the Sponsor, Mr. Singer and Alpha Modus entered into a Fee Waiver Agreement (the “Singer Fee Waiver Agreement”) providing that Mr. Singer would be issued 125,000 shares of IAC common stock (the “Singer Shares”) at closing of the Business Combination, and the Sponsor and Mr. Singer waived, effective upon the issuance of the Singer Shares at closing of the Business Combination, the right to any amounts owed to them for services provided to IAC pursuant to the Sponsor and management payment agreement described above.

Except pursuant to the Singer Fee Waiver Agreement described above, no compensation of any kind, including finder’s and consulting fees, will be paid by the Company to our Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination.

Related Party Loans

On April 30, 2021, the Sponsor agreed to loan us an aggregate of up to $300,000 to cover expenses related to our IPO pursuant to a promissory note. This loan was non-interest bearing and payable upon the completion of our IPO. We borrowed approximately $163,000 under the promissory note. On September 7, 2021, we repaid $157,000 of the promissory note balance and repaid the remaining balance of approximately $6,000 in full on September 13, 2021. Subsequent to the repayment, the facility was no longer available to us.

Convertible Promissory Note – Related Party

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. As of September 30, 2024 there was no amount drawn from the promissory note and on November 6, 2023 the Company and the Sponsor entered into a written agreement to rescind and nullify the promissory note.

On July 25, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of $35,000 (the “Note”) to a related party, the Note being entered into in consideration of two transfers made by Jeffrey J. Gary to the Maker on April 18, 2024 for $25,000 and on May 22, 2024 for $10,000. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. The principal balance may be repaid at any time. The principal balance shall be payable by the Company either: (i) in cash, or (ii) at the Payee’s election in writing, by issuance of Maker’s private placement warrants (the “Private Warrants”), at a price of $1.00 per Private Warrant. Each Private Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. As of September 30, 2024, there was $35,000 outstanding under this Note included on the condensed consolidated balance sheet.

Due to Related Party

As of September 30, 2024, the Sponsor advanced a total of $485,000 to the Company of which $450,000 was deposited to the Trust to extend the Business Combination Period from April 7, 2023 to September 7, 2023 based on the Amended and Restated Certificate of Incorporation as amended on March 6, 2023 allowing the Company to consummate an initial business combination from March 7, 2023 to September 7, 2023, provided that the Company deposits the lesser of $80,000 and $0.04 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension and $20,000 was deposited to the Trust to extend the Business Combination period from September 7, 2023 to October 7, 2023 based on the Amended and Restated Certificate of Incorporation as amended on September 6, 2023 allowing the Company to consummate an initial business combination from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. As of September 30, 2024 and December 31, 2023, $450,000 and $420,000 were included in due to related party on the condensed consolidated balance sheets, respectively.

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Due from Related Party

On July 20, 2023 and August 7, 2023, a total of $891,000 was transferred to the Sponsor from the operating bank account, of which a total of $616,000 was paid back on October 10, 2023, October 11, 2023 and December 13, 2023. Additionally, during the year ended December 31, 2023, the Sponsor paid operating expenses on behalf of the Company with a total value of $80,000, which has been netted against the amount owed. During the nine months ended September 30, 2024, a total of $49,972 was paid back. As of September 30, 2024 and December 31, 2023, there were amounts of $145,028 and $195,000 outstanding from the Sponsor, respectively.

Due from Sponsor

Between March 2, 2023 and December 5, 2023, the Company withdrew an aggregate amount of $2,497,248 from the Trust Account pursuant to seven separate written withdrawal requests to Continental Stock Transfer and Trust (“Continental”), the trustee for the Trust Account for the payment of taxes. While the Company paid an aggregate amount of $1,447,889 for tax payments, the remaining amount of $1,049,359, that was withdrawn from the Trust Account for tax purposes, was used to pay other business expenses of the Company. On March 15, 2024, the Sponsor deposited $1,049,359 into the Trust Account, and on March 26, 2024, the Sponsor deposited an additional amount $36,285 into the Trust Account to reimburse the Trust Account for interest that would have earned on the $1,049,359 that was erroneously withdrawn from the Trust Account of which $24,656 was accrued as of December 31, 2023. From March 11, 2024 through March 14, 2024, the Sponsor transferred an aggregate of $1,090,000 to fund amounts transferred to the Trust Account. As of September 30, 2024 and December 31, 2023, there were amounts of $140,139 and $1,074,015 outstanding from the Sponsor, respectively.

Polar-Sponsor Funding

On August 30, 2023, the Company, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the “Polar Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to the Company, to cover the Company’s working capital expenses (each a “Sponsor Loan”). In September 2023, Polar funded Sponsor $150,000 under the Polar Subscription Agreement, and the Sponsor loaned the Company $150,000 from Polar. All subsequent Capital Calls are subject to the mutual consent of the Company, Sponsor and Polar. All Capital Calls funded by Polar shall not accrue interest and are repayable by the Sponsor at the closing of the Company’s initial business combination. At the option of Polar, all Capital Calls funded by Polar may be repaid by the Company through the issuance of 1 share of Class A Common Stock for each $10 of the outstanding Capital Calls funded by Polar. Sponsor is also responsible to reimburse Polar for its reasonable attorney’s fees incurred in connection with the Polar Subscription Agreement up to $5,000. In the event a business combination does not occur and the Company’s liquidates, then all Capital Calls funded by Polar will be repaid up to the amount of cash held in the Sponsor’s bank accounts and/or the Company’s bank accounts, excluding the Company’s Trust Account. The Sponsor Loans shall not accrue interest and shall be repaid by the Company at the closing of the business combination.

In consideration of the funds received, the Company agreed to issue, at the closing of its business combination, to Polar one (1) shares of the company’s Class A Common Stock for each dollar Polar funds through the Capital Calls (“Polar Subscription Shares”). The Polar Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Polar Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the Business Combination Closing, or (ii) if no such registration statement is filed in connection with the Business Combination Closing, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the Business Combination Closing, which shall be filed no later than 30 days after the Business Combination Closing and declared effective no later than 90 days after the Business Combination Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the Polar Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

In the event the Sponsor of the Company defaults in their obligations under the Polar Subscription Agreement (a “Sponsor Default”), then the Sponsor shall be required to transfer to Polar 0.1 shares of Class A Common Stock or Class B Common Stock for each $1 that Polar has funded under the Capital Calls as of the date of such Default and shall be required to repeat such issuance for each month such Sponsor Default continues.

On May 15, 2024, the Company, Sponsor and Polar entered into Amendment No. 1 to the Subscription Agreement (the “Amendment”) pursuant to which Polar’s aggregate advance under the Subscription Agreement was reduced from $1,000,000 to $975,000 and in the event the Company consummates the business combination with Alpha Modus Corp., then the Company will not be obligated to issue to Polar one (1) share of the Company’s Class A Common Stock for each dollar Polar advances to the Company under the Subscription Agreement at the closing of the business combination. However, if the Company consummates a business combination with an entity other than Alpha Modus, Corp., then the Company is obligated to issue to Polar one (1) share of the Company’s Class A Common Stock for each dollar Polar advances to the Company under the Subscription Agreement at the closing of the business combination with an entity other than Alpha Modus, Corp. (the “Subscription Shares”). The Subscription Shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the closing of the business combination or (ii) if no such registration statement is filed in connection with the closing of the business combination, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the closing of the business combination, which shall be filed no later than 30 days after the closing of the business combination and declared effective no later than 90 days after the closing of the business combination. Sponsor shall not sell, transfer or otherwise dispose of any securities owned by the Sponsor until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

For the nine months ended September 30, 2024, Polar funded Sponsor an additional $375,000 under the Subscription Agreement, and the Sponsor loaned the Company $150,000 from Polar.

On December 12, 2024, Polar, which had previously been issued 1,000,000 shares of Alpha Modus, Corp. common stock, agreed to forfeit 850,000 of its shares of Alpha Modus, Corp. common stock (such that at closing of the Business Combination, Polar would only be issued 150,000 shares of Company common stock).

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Alpha Modus Related Person Transactions

In 2021, William Alessi (“Alessi”), an officer and director of Alpha Modus, Corp., loaned Alpha Modus, Corp. $89,929 and received a payment of $4,000, for a net of $85,929. The loan is informal, unsecured, due on demand and bears 10% interest. The accrued interest as of December 31, 2023 was $3,612. The accrued interest as of September 30, 2024 was $5,436. In 2023, Alpha Modus, Corp. made payments of $61,958 towards the balance of the loan. On April 17, 2024, Alpha Modus, Corp. paid the remaining balance of $23,972. As of September 30, 2024 and December 31, 2023, the balance was $0 and $23,972, respectively.

On January 17, 2023, Alpha Modus, Corp. and Janbella Group, LLC (“Janbella”), which is controlled by Alessi, entered into a secured convertible promissory note for $412,500. The note included the $75,000 balance as of December 31, 2022, an additional $300,000, and an OID of $37,500. The note matures on January 17, 2024. The OID of $37,500 was recorded as a debt discount and was being amortized over the life of the original note ending on January 17, 2024. On August 31, 2023, Alpha Modus, Corp. and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note was a modification of the $412,500 note dated January 17, 2023. The Company treated this as a modification of debt. All assets of Alpha Modus, Corp. are collateral for the note. In the event of a Qualified Offering prior to the maturity date, at the option of Janbella, for every dollar received in a Qualified Offering, Janbella would receive $0.50, until the outstanding principal and interest are paid. Janbella is managed by Alessi. The note is convertible at a conversion price of $1.00. In the event of a merger or consolidation, the payment due to Janbella is 200% of the principal. During the year ended December 31, 2023, Alpha Modus, Corp. amortized $35,753 of this discount. As of December 31, 2023, there is a remaining balance of $1,747 left of the OID. During the nine months ended September 30, 2024, Alpha Modus, Corp. amortized the remaining balance of $1,747 of this discount. There was a one-time interest charge of 10%, or $41,250, which was recorded as original interest discount and is being amortized over the life of the original note ending on January 17, 2024. During the year ended December 31, 2023, Alpha Modus, Corp. amortized $39,329 of this discount. As of December 31, 2023, there was a balance remaining of $1,921. During the nine months ended September 30, 2024, Alpha Modus, Corp. amortized the remaining balance of $1,921 of this discount. On March 29, 2024, Alpha Modus, Corp. extended this note to June 7, 2024 and issued 1,400,000 shares of common stock to the JanBella. The stock was valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the nine months ended September 30, 2024. As of September 30, 2024 and December 31, 2023, the balance was $453,750 and $453,750, with accrued interest $18,452 and $59,895, respectively.

On August 31, 2023, Alpha Modus, Corp. and Janbella entered into an 0% Senior Secured Promissory Note for $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $27,272, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, Alpha Modus, Corp. amortized $9,116 of this discount. As of December 31, 2023, the balance of this discount was $18,157. During the nine months ended September 30, 2024, Alpha Modus, Corp. amortized $18,157 of this discount. As of September 30, 2024, the balance of this discount was $0. All assets of Alpha Modus, Corp. are collateral for the note. As of September 30, 2024 and December 31, 2023, the balance on this note was $300,000.

On November 6, 2023, Alpha Modus, Corp. and Janbella entered into an 0% Senior Secured Promissory Note for $221,941. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $16,804, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, Alpha Modus, Corp. amortized $3,091 of this discount. As of December 31, 2023, the balance of this discount was $13,713. During the nine months ended September 30, 2024, Alpha Modus, Corp. amortized $13,713 of this discount. As of September 30, 2024, the balance of this discount was $0. All assets of Alpha Modus, Corp. are collateral for the note. As of September 30, 2024 and December 31, 2023, the balance on this note was $221,941.

On February 28, 2024, Alpha Modus, Corp. and Janbella entered into a verbal agreement for a $100,000 0% Senior Secured Promissory Note. On May 17, 2024, Alpha Modus, Corp. and Janbella formalized the February 28, 2024 verbal agreement by entering into an 0% Senior Secured Promissory Note for $400,000 and JanBella funded an additional $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $14,087, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the nine months ended September 30, 2024, Alpha Modus, Corp. amortized $14,087 of this discount. As of September 30, 2024, the balance of this discount was $0. All assets of Alpha Modus, Corp. are collateral for the note. On September 24, 2024, Alpha Modus, Corp. and Janbella entered into a verbal agreement for an additional $100,000 0% Senior Secured Promissory Note. As of September 30, 2024 and December 31, 2023, the balance on this note was $500,000 and $0, respectively.

During the fiscal year ending December 31, 2023, Alpha Modus, Corp. agreed to reimburse Mr. Alessi $208,433 for the cancellation of 90,165,908 shares and the potential acquisition of Alpha Modus Corp. by Insight Acquisition Corp. Payments of $120,083 had been made during 2023, leaving a balance due to Mr. Alessi of $88,350 as of December 31, 2023. During the nine months ended September 30, 2024, Alpha Modus, Corp. made payments of $14,226, leaving a balance due of $74,124.

On or about April 26, 2024, Polar, which had previously entered into the Subscription Agreement with the Company, entered into a subscription agreement to purchase 1,000,000 shares of Alpha Modus, Corp. common stock from Alpha Modus, Corp. for $25,000, which was accepted by Alpha Modus, Corp. on May 16, 2024. On December 12, 2024, Polar, which had been issued 1,000,000 shares of Alpha Modus, Corp. common stock under the May 16, 2024 subscription agreement with Alpha Modus, Corp. described above, agreed to forfeit 850,000 of the 1,000,000 shares of Alpha Modus, Corp. common stock (such that at closing of the Business Combination, Polar would only be issued 150,000 shares of Company common stock).

On March 29, 2024, Alpha Modus, Corp. and Janbella entered into an extension agreement (the “Extension Agreement”) pursuant to which (i) Janbella agreed to extend the maturity date under the August 2023 Amended Note, which is currently in default, to June 7, 2024, (ii) Janbella agreed to waive the prior default for failure to pay the August 2023 Amended Note at the original maturity date, (iii) Janbella agreed to fund an additional $200,000 to Alpha Modus, Corp. prior to Closing the Business Combination (the “Additional Funding”), (iv) Alpha Modus, Corp. agreed to issue Janbella secured promissory notes for $100,000 in funding provided by Janbella to Alpha Modus, Corp. on or about February 28, 2024, and $100,000 in funding provided by Janbella to Alpha Modus, Corp. on or about April 18, 2024, (v) Alpha Modus, Corp. agreed to issue Janbella a secured promissory note for the Additional Funding upon receipt of the Additional Funding, and (vi) Alpha Modus, Corp. agreed to issue Janbella 1,400,000 shares of Alpha Modus, Corp. common stock as consideration for Janbella’s agreements in the Extension Agreement. Effective as March 29, 2024, those shares were issued to Janbella.

Business Combination Related Agreements

On October 13, 2023, the Company and Alpha Modus, Corp. entered into the Business Combination Agreement, which was subsequently amended on June 21, 2024. Pursuant to the Business Combination Agreement, as amended, Alpha Modus, Corp., and the Company agreed that (i) each share of Alpha Modus, Corp. common stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company common stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero); and (iii) each share of Alpha Modus, Corp. preferred stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company Series C Preferred Stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero) (collectively the “Merger Consideration”).

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The stockholders of Alpha Modus, Corp. may be issued up to 2,200,000 additional shares of Company common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing and on or prior to the 5-year anniversary of the Closing, the VWAP of the Company’s common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of IAC at or prior to the 5-year anniversary of the Closing.

Additionally, at the Closing, the Company’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) was required to deposit 750,000 shares of Company common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above. Additionally, the Company and the Sponsor agreed that the Sponsor will forfeit and cancel 750,000 shares of Company common stock at Closing. Finally, at the Closing, (i) the Company will to use its best efforts to pay off the Company’s loan(s) from Polar Multi-Strategy Master Fund (“Polar”) (expected to be approximately $975,000 at Closing), (ii) the Company will use its best efforts to pay Alpha Modus, Corp.’s loans from Janbella Group, LLC (“Janbella”) (expected to be approximately $1,400,000 at Closing), (iii) the Company will issue to Janbella 1,392,308 shares of Company common stock, (iv) the Company will issue to Michael Singer 125,000 shares of Company common stock, (v) the Company will issue to Cantor Fitzgerald & Co. (“Cantor”) 210,000 shares of Company common stock, and (vi) the Company will issue to Odeon Capital Group, LLC (“Odeon”) 90,000 shares of Company common stock.

In connection with the Business Combination Agreements, the Company, Alpha Modus, Corp., and certain other parties entered into related agreements described below.

Stockholder Support Agreements

The Company, and the majority stockholders of Alpha Modus, Corp., the family trusts of Mr. Alessi, entered into a Stockholder Support Agreement (the “Stockholder Support Agreement”) on or about October 13, 2023. Pursuant to the Stockholder Support Agreement, the Alpha Modus, Corp. majority stockholders agreed to, among other things, vote their shares of Alpha Modus, Corp. in favor of the adoption and approval of the Business Combination Agreement and related transactions.

Amended Registration Rights Agreement

The Company, the Sponsor and certain other Company shareholders parties thereto (collectively, the “Initial Holders”), Alpha Modus, and certain Alpha Modus stockholders entered an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”) on or about October 13, 2023. Pursuant to the Amended Registration Rights Agreement, the Initial Holders will be provided the right to demand registrations, piggy-back registrations and shelf registrations with respect to Registrable Securities (as defined in the Amended Registration Rights Agreement). The Amended Registration Rights Agreement would supersede the registration rights agreements between IAC and certain of the Initial Holders.

Confidentiality and Lock-Up Agreement

Certain Alpha Modus stockholders (the majority stockholders of Alpha Modus, Corp.) entered into a Confidentiality and Lock-up Agreement with the Company (the “Confidentiality and Lock-Up Agreement”) on or about October 13, 2023. Pursuant to the Confidentiality and Lock-Up Agreement, each Alpha Modus stockholder party thereto agreed to a lock-up of its Company securities during a period (the “Lock-Up Period”) from Closing of the Business Combination through the earlier of (i) the date that is 12 months after Closing, or (ii) the date that the volume-weighted average price of the Company’s common stock as reported by Bloomberg exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading day period, except for an aggregate number of shars of Company common stock equal to (X) 1,650,000 shares, plus (Y) the number of shares of Company common stock issued to Janbella pursuant to Section 7.21 of the Business Combination Agreement, minus (Z) 557,692 shares, which aggregate number of shares is not subject to lock-up restrictions may be sold by the Alpha Modus stockholder parties during the Lock-Up Period. As 1,392,308 shares of Company common stock were issued to Janbella pursuant to Section 7.21 of the Business Combination Agreement, an aggregate of 2,484,616 shares of Company held by the majority stockholders are not subject to lock-up restrictions, and are therefore being registered for resale.

Sponsor Lock-Up Agreement

The Company, the Sponsor, and Alpha Modus, Corp. entered into an Lock-Up Agreement (the “Sponsor Lock-Up Agreement”) on or about October 13, 2023, pursuant to which, among other things, the Sponsor agreed to a lock-up of its Company securities during the defined lock-up period, except for a number of shares equal to 15% of the Company’s common stock owned by the Sponsor as of Closing, which number of shares may be sold by the Sponsor during the lock-up period without lock-up restriction. As the Sponsor owned 3,449,990 shares as of Closing (that were not Sponsor Earnout Shares), 15% of such number of shares, or approximately 517,512 shares, are therefore being registered for resale by the Sponsor’s assignees.

IAC Stockholder Support Agreement

The Company, the Sponsor, and Alpha Modus, Corp. entered into a Stockholder Support Agreement (the “IAC Stockholder Support Agreement”) on or about October 13, 2023, pursuant to which the Sponsor agreed, among other things, to vote their shares of Company common stock in favor of the adoption an approval of the Business Combination Agreement and related transactions.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the DGCL and the Amended and Restated Charter in its entirety for a complete description of the rights and preferences of the Company’s securities.

Pursuant to the Amended and Restated Charter, our authorized capital stock consists of 200,000,000 shares of Class A common stock, $0.0001 par value, 20,000,000 shares of IAC Class B common stock, $0.0001 par value, and 8,500,000 shares of preferred stock, $0.0001 par value, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock, and 1,000,000 shares of which will remain undesignated preferred stock. The following description summarizes the material terms of the capital stock of the Company. Because it is only a summary, it may not contain all the information that is important to you.

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Common Stock

At the closing of the Business Combination, all outstanding shares of Class B common stock were converted into Class A common stock in accordance with the Amended and Restated Charter on a 1-for-1 basis, and all outstanding shares of common stock were Class A common stock, par value $0.0001 per share, which shares are referred to herein as “common stock.”

Immediately after the Closing of the Business Combination, the Company had a total of 12,455,252 shares of common stock issued and outstanding. As of February 7, 2025, the Company had a total of 12,476,780 shares of common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Amended and Restated Charter or the Company’s Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders.

Preferred Stock

The Amended and Restated Charter authorizes the issuance of 8,500,000 shares of preferred stock, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), and 1,000,000 shares of which will be undesignated.

The Series C Preferred Stock has the following rights:

(i)	Ranking. The Series C Preferred Stock will rank senior to the IAC common stock and other classes of IAC preferred stock with respect to rights upon liquidation, winding up or dissolution.

(ii)	Voting. Each share of Series C Preferred Stock shall entitle the holder to one vote on all matters submitted to the vote of IAC’s shareholders;

(iii)	Dividends. The Series C Preferred Stock shall be treated pari passu with the IAC common stock except that the dividends per share payable on the Series C Preferred Stock shall equal the dividend per share declared on each share of IAC common stock multiplied by $10.00 (the “Face Value”) and divided by the applicable Conversion Price (as defined below). “Conversion Price” means a price per share equal to the lesser of either the Face Value, or (a) if no Trigger Event (as defined below) has occurred, 100% of the average of the 5 lowest closing bid prices of the IAC common stock during the 10 days preceding the conversion notice date (the “Measurement Period”), not to exceed 100% of the lowest sales price on the last day of the Measurement Period, or (b) following any Trigger Event, 50.0% of the average of the lowest closing bid prices of the common stock during the Measurement Period, not to exceed 50.0% of the lowest sales price on the last day of such Measurement Period. “Trigger Event” generally means (a) a failure of a holder of Series C Preferred Stock to receive conversion shares when required; (b) IAC’s violation of or failure to timely perform any covenant in the designation of the Series C Preferred Stock or any agreement between IAC and the Series C Preferred Stockholder that is either (x) related to the payment of cash or delivery of conversion shares, or (y) curable, has not occurred before, and is not cured within 5 trading days of notice; (c) IAC’s suspension from trading or delisting from its principal trading exchange or market; (d) notification of an intention for IAC or its transfer agent not to comply with a conversion notice; (e) IAC’s bankruptcy, insolvency, reorganization, liquidation or similar proceedings; (f) the appointment of a custodian, receiver or similar official for IAC; (g) the entry of judgments against IAC in excess of $500,000 which are not stayed or satisfied within 30 days of entry; (h) IAC’s failure to comply with reporting requirements of Securities Exchange Act; (i) the initiation of any regulatory, administrative or enforcement proceeding against IAC; or (j) any material provision of the designation of the Series C Preferred Stock ceases to be valid or is contested.

(iv)	Liquidation. Upon any liquidation, dissolution or winding up of IAC, holders of Series C Preferred Stock shall be paid the Face Value per share, plus any accrued but unpaid dividends (the “Liquidation Value”).

(v)	Redemption. IAC shall be obligated to pay holders the Liquidation Value to redeem the Series C Preferred Stock upon the occurrence of a Deemed Liquidation Event (as defined below) or Trigger Event (as defined below). “Deemed Liquidation Event” generally means (a) a merger or consolidation where IAC or a subsidiary is a party to the merger and IAC issues shares of stock (except for domicile mergers and mergers not constituting a change of control); (b) IAC issues convertible or equity securities that senior to the Series C Preferred Stock in any respect; (c) a holder does not receive conversion shares upon conversion of the Series C Preferred Stock within 5 trading days due to the occurrence of an event that is solely within the control of IAC; (d) trading of the common stock is halted or suspended for 10 or more consecutive trading days due to the occurrence of an event that is solely within the control of IAC; or (e) a sale or other disposition of substantially all the assets of IAC that is not approved by the holders of the Series C Preferred Stock.

(vi)	Conversion. Shares of Series C Preferred Stock are not convertible until 18 months following Closing of the Business Combination so long as a Trigger Event has not occurred. Beginning 18 months following Closing of the Business Combination, or following the occurrence of a Trigger Event, shares of Series C Preferred Stock are convertible at election of the holder at the then-applicable Conversion Price.

The Amended and Restated Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have 7,500,000 shares of Series C Preferred Stock, and other preferred stock, outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock other than the 7,500,000 shares of Series C Preferred Stock, we cannot assure you that we will not do so in the future.

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Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of Company common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The Public Warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Company common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Company common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Company common stock upon exercise of a warrant unless the Company common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are not registering the shares of Company common stock issuable upon exercise of the Public Warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the Closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Company common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Company common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Company common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Company common stock issuable upon exercise of the warrants is not effective within a specified period following the Closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the Public Warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

●	if, and only if, the reported last sale price of the Company common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

As of September 18, 2024, the sales price of the IAC Class A Common Stock did not exceed the threshold that would allow the Company to redeem the Public Warrants.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Company common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Company common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of Company common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Company common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Company common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Company common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Closing. If we call our Public Warrants for redemption and our management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Company common stock outstanding immediately after giving effect to such exercise.

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If the number of outstanding shares of Company common stock is increased by a stock dividend payable in shares of Company common stock, or by a split-up of shares of Company common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Company common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Company common stock. A rights offering to holders of Company common stock entitling holders to purchase shares of Company common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Company common stock equal to the product of (i) the number of shares of Company common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Company common stock) and (ii) one (1) minus the quotient of (x) the price per share of Company common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Company common stock, in determining the price payable for Company common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Company common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Company common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Company common stock on account of such shares of Company common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Company common stock in connection with the Closing of the Business Combination, (d) to satisfy the redemption rights of the holders of Company common stock in connection with a stockholder vote to amend and restate the IAC Charter (i) for an extension, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Company common stock in respect of such event.

If the number of outstanding shares of our Company common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Company common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Company common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Company common stock.

Whenever the number of shares of Company common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Company common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Company common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Company common stock (other than those described above or that solely affects the par value of such shares of Company common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Company common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Company common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Company common stock in such a transaction is payable in the form of Company common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and IAC. You should review a copy of the warrant agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Company common stock and any voting rights until they exercise their warrants and receive shares of Company common stock. After the issuance of shares of Company common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Company common stock to be issued to the warrantholder.

Private Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

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If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our initial stockholders and the underwriters have agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions, transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor or the underwriters.

In addition, for as long as the private placement warrants are held by Cantor or Odeon or their respective designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales of this offering.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. The payment of any cash dividends is within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and the Amended and Restated Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of the Company’s assets with a market value of 10% or more of its aggregate market value of all of its assets or of all of its outstanding stock. However, the above provisions of Section 203 do not apply if:

●	the Company Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the initial business combination is approved by the Company Board and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Company Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The Amended and Restated Charter provided that the Company Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of the Company Board only by successfully engaging in a proxy contest at two or more annual meetings.

Authorized but Unissued Shares

The Company’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

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Exclusive forum for certain lawsuits

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in the Company’s name, actions against any current or former directors, officers, employees or stockholders of the Company for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. The Amended and Restated Charter also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

Special meeting of stockholders

The Bylaws provide that special meetings of our stockholders may be called only by a resolution adopted by the Company Board.

Advance notice requirements for stockholder proposals and director nominations

The Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14A-8 of the Exchange Act, proposals seeking inclusion in the Company’s annual proxy statement must comply with the notice periods contained therein. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before the Company’s annual meeting of stockholders or from making nominations for directors at the Company’s annual meeting of stockholders.

Action by written consent

Any action required or permitted to be taken at any annual and special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance of the DGCL and may not be taken by written consent of the stockholders without a meeting.

Classified Board of Directors

The Company Board is divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms. As a result, in most circumstances, a person can gain control of the Company Board only by successfully engaging in a proxy contest at two or more annual meetings. The Amended and Restated Charter and the Company’s Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of Company capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Company Board, including a vacancy resulting from an enlargement of the Company Board, may be filled only by vote of a majority of the Company’s directors then in office.

Listing of Securities

Our common stock and Public Warrants are currently listed on the Nasdaq Global Market under the symbol “AMOD” and “AMODW,” respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of January 30, 2025, by:

●	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

●	each of the Company’s named executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. In computing the number of shares of the Company’s common stock beneficially owned by a person or entity and the percentage ownership, the Company deemed outstanding shares of its common stock subject to options and warrants held by that person or entity that are currently exercisable or exercisable within 60 days of January 30, 2025. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise noted, the address of each beneficial owner is c/o Alpha Modus Holdings, Inc., 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031.

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The beneficial ownership of the Company’s stock is based on 12,476,780 shares of the Company’s common stock, and 7,500,000 shares of Series C Preferred Stock, issued and outstanding as of January 30, 2025.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock		%	Number of Shares of Series C Preferred Stock		%
Directors and Executive Officers
William Alessi	4,342,308	(1)	34.8%	7,500,000	(2)	100.0%
Rodney Sperry	-		-	-		-
Chris Chumas	81,000	(3)	0.6%	-		-
Michael Garel	23,032		0.2%	-		-
Thomas Gallagher	-		-	-		-
Gregory Richter	38,632	(4)	0.3%	-		-
Scott Wattenberg	2,632		0.02%	-		-
William Ullman	655,212	(5)	5.25%	-		-
All Directors and Executive Officers as a Group	5,142,816		39.9%	7,500,000		100.0%

Other Five Percent Holders
Alex Haase (6)	1,092,308		8.8%	-		-
Cantor Fitzgerald & Co. (7)	1,050,000	(8)	7.8%	-		-
Odeon Capital Group, LLC (9)	450,000	(10)	3.5%	-		-
Insight Acquisition Sponsor LLC (11)	750,000	(12)	5.0%	-		-
Michael Singer (13)	875,000	(14)	7.0%	-		-

(1)	Includes (i) 139,784 shares of Class A common stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 200,000 shares of Class A common stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 200,000 shares of Class A common stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 200,000 shares of Class A common stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 200,000 shares of Class A common stock held in the name of The Kim Alessi Richter Irrevocable Trust, (vi) 610,216 shares of Class A common stock held in the name of the Alessi Revocable Trust, and (vii) 2,792,308 shares of Class A common stock held in the name of Janbella Group, LLC. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

(2)	Includes (i) 4,300,000 shares of Series C Preferred Stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 800,000 shares of Alpha Modus Series C Preferred Stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 800,000 shares of Alpha Modus Series C Preferred Stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 800,000 shares of Alpha Modus Series C Preferred Stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, and (v) 800,000 shares of Alpha Modus Series C Preferred Stock held in the name of The Kim Alessi Richter Irrevocable Trust.

(3)	Includes (i) 75,000 shares of Class A common stock held in the name of Chris Chumas, and (ii) 6,000 shares of Class A common stock held in the name of Mr. Chumas’s spouse, Amanda Chumas.

(4)	Includes (i) 22,632 shares of Class A common stock held in the name of Gregory Richter, and (ii) 16,000 shares of Class A common stock held in the name of Mr. Richter’s spouse, Kim Alessi Richter.

(5)	Includes (i) 74,177 shares of Class A common stock held in the name of William Ullman, (ii) 159,983 shares of Class A common stock held in the name of Water Street Opportunities I LLC, and (iii) 421,052 shares of common stock issuable under the private placement warrants held by Water Street Opportunities I LLC, which are deemed to be beneficially owned by Water Street Opportunities I LLC since the warrants are exercisable within 60 days of the date of the Closing. Mr. Ullman has voting and investment discretion with respect to securities held by Water Street Opportunities I LLC, and is deemed to be the beneficial owner of securities held in the name of Water Street Opportunities I LLC.

(6)	The address of Alex Haase is 17408 Lynx Den Ct., Cornelius, NC 28036.

(7)	Cantor Fitzgerald & Co. (“Cantor”) is the record owner of the securities. The business address of Cantor is 110 East 59th Street, New York, NY, 10022. Cantor Fitzgerald Securities (“CFS”) controls the managing general partner of Cantor. Cantor Fitzgerald, L.P. (“CFLP”) indirectly controls each of CFS and Cantor. CFLP is controlled by CF Group Management, Inc. (“CFGM”), its managing general partner. Mr. Howard Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of CFGM’s sole stockholder and therefore controls CFGM. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by Cantor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(8)	Consists of (i) 210,000 shares of Class A common stock issued to Cantor at Closing of the Business Combination, and (ii) 840,000 shares of Class A common stock issuable under the private placement warrants held by Cantor, which are deemed to be beneficially owned by Cantor since the warrants are exercisable within 60 days of the date of the Closing.

(9)	The address of Odeon Capital Group, LLC (“Odeon”) is 750 Lexington Ave., 27th Floor, New York, NY 10022.

(10)	Consists of (i) 90,000 shares of New IAC common stock issued to Odeon at Closing of the Business Combination, and (ii) 360,000 shares of common stock issuable under the private placement warrants held by Odeon, which are deemed to be beneficially owned by Odeon since the warrants are exercisable within 60 days of the date of the Closing.

(11)	The address of the Sponsor is 333 East 91st Street, New York, NY 10128.

(12)	Includes 750,000 shares of Class A common stock (the Sponsor Earnout Shares) that are held in the name of the Sponsor but subject to escrow conditions prior to release to the Sponsor (which shares are deemed to be beneficially owned by the Sponsor since the Sponsor has voting power with respect to the shares while in escrow). Michael Singer, the former Executive Chairman and CEO of the Company, and Jeffrey Gary, the Company’s former CEO and CFO, are the managing members of the Sponsor, and share voting and investment discretion with respect to the common stock held of record by the Sponsor, and Mr. Singer and Mr. Gary are therefore each deemed to be beneficial owners of securities held in the name of the Sponsor.

(13)	The address of Michael Singer is 333 East 91st Street, New York, NY 10128.

(14)	Includes (i) 125,000 shares of Class A common stock issued to Michael Singer at Closing of the Business Combination, and (ii) 750,000 shares of Class A common stock held in the name of the Sponsor after the Closing (see note 12 above).

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SELLING SECURITYHOLDERS

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted to the Selling Securityholders. The Selling Securityholders may offer and sell, from time to time, any or all of the shares of common stock or Private Placement Warrants being offered for resale by this prospectus, which consists of up to:

●	1,550,000 Consideration Shares;

●	750,000 Convertible Note Shares;

●	517,512 Sponsor Shares;

●	1,012,510 Anchor Shares;

●	1,359,616 Additional Business Combination Shares;

●	2,325,004 Private Placement Warrants; and

●	2,325,004 Private Warrant Shares issuable upon exercise of the Private Placement Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock or Private Placement Warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The following tables provide, as of the date of this prospectus, information regarding the beneficial ownership of our common stock and Private Placement Warrants of each Selling Securityholder, the number of shares of common stock and number of Private Placement Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. The immediately following table also sets forth the percentage of common stock beneficially owned by a Selling Securityholder after giving effect to the sale by the Selling Securityholder of all Offered Securities, based on 12,476,780 shares of common stock outstanding on January 30, 2025.

For purposes of the table below, the Company has assumed that (i) no holders of Public Warrants exercise any of the outstanding Warrants, (ii) after termination of this offering, none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Securityholders and (iii) the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. Many of the shares of common stock beneficially owned by certain of the Selling Securityholders are subject to the lock-up agreements. See “Certain Relationships and Related Person Transactions — Business Combination Related Agreements.”

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Certain of the Selling Securityholders have an incentive to sell because they purchased shares and/or warrants at prices below the initial public offering price and/or below the recent trading prices of our securities. Sales by such investors may prevent the trading price of our securities from exceeding the initial public offering price and may cause the trading prices of our securities to experience a further decline. Since others of our public stockholders purchased shares or warrants at prices above, and the exercise price of our warrants exceeds, the recent trading prices for shares of our common stock or warrants, other of our securityholders may not experience a positive rate of return if they were to sell at the same prices.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of common stock or Private Placement Warrants registered on its behalf.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares of common stock and Private Placement Warrants.

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Unless otherwise noted below, the address for each Selling Securityholder is c/o Alpha Modus Holdings, Inc., 20311 Chartwell Center Dr., #1469, Cornelius, NC 28031.

	Securities Beneficially Owned Prior to the Offering		Securities Being Offered in the Offering		Securities Beneficially Owned After the Offered Securities are Sold
Name	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	%	Warrants	%
CPC Sponsor Opportunities I, LP + (1)	832,963	483,960	52,351	72,594	708,018	4.6%	411,366	2.0%
CPC SPONSOR OPPORTUNITIES I (Parellel), LP + (2)	695,409	404,040	43,706	60,606	591,097	3.8%	343,434	1.7%
Shorefield Global Limited + (3)	362,510	222,000	21,077	33,300	308,133	2.0%	188,700	0.9%
ACM Alameda Special Purpose Investment Fund II LP + (4)	480,556	283,436	29,568	42,516	408,472	2.6%	240,920	1.2%
ACM ASOF VII (Cayman) Holdco LP + (5)	376,732	222,200	23,180	33,330	320,222	2.1%	188,870	0.9%
Atalaya Special Purpose Investment Fund II LP + (6)	273,000	161,030	16,796	24,155	232,049	1.5%	136,875	0.7%
Greenhaven Road Special Opportunities Fund LP + (7)	527,688	300,000	34,154	45,000	448,534	2.9%	255,000	1.2%
FT SOF XIV (SPAC) Holdings, LLC + (8)	290,525	171,354	17,876	25,704	246,945	1.6%	145,650	0.7%
FT SOF XIII (SPAC) Holdings, LLC + (9)	48,568	28,646	2,989	4,297	41,282	0.3%	24,349	0.1%
Utah Diversified Holdings, Inc. + (10)	445,635	223,333	33,346	33,500	378,789	2.4%	189,833	0.9%
Moonshots IAC Partners LLC + (11)	60,204	51,666	1,281	7,750	51,173	0.3%	43,916	0.2%
William A. Ullman + (12)	121,545	50,000	10,732	7,500	103,313	0.7%	42,500	0.2%
Michael Singer + (13)	2,800,231	2,169,975	94,539	325,497	2,380,195	15.3%	1,844,478	8.9%
Jeff Gary + (14)	1,427,675	1,090,475	50,580	163,572	1,213,523	7.8%	926,903	4.5%
Marie Gary + (15)	1,146,164	1,079,500	10,000	161,925	974,239	6.3%	917,575	4.4%
David S. Brosgol + (16)	165,464	83,333	12,320	12,500	140,644	0.9%	70,833	0.3%
Victor Pascucci III + (17)	113,002	52,000	9,151	7,800	96,051	0.6%	44,200	0.2%
Benjamin Securities Inc. + (18)	3,000	—	450	—	2,550	0.02%	—	—
Stephen F. Shea + (19)	1,060	—	159	—	901	0.01%	—	—
Polar Multi-Strategy Fund + (20)	25,723	—	3,859	—	21,864	0.1%	—	—
Chelsea Saffran + (21)	5,000	2,000	450	300	4,250	0.03%	1,700	0.0%
Water Street Opportunities I LLC + (22)	581,035	421,052	23,998	63,158	493,879	3.2%	357,894	1.7%
ECEG Partners LLC + (23)	89,409	—	13,412	—	75,997	0.5%	—	—
Timber Family LLC + (24)	17,882	—	2,683	—	15,199	0.1%	—	—
James Davidowitz + (25)	8,941	—	1,342	—	7,599	0.05%	—	—
John Davidowitz + (26)	6,259	—	939	—	5,320	0.03%	—	—
Mitchell Spector + (27)	13,411	—	2,012	—	11,399	0.1%	—	—
Bruce Cameron + (28)	8,941	—	1,342	—	7,599	0.05%	—	—
Zac Prince + (29)	5,364	—	805	—	4,559	0.03%	—	—
Ian Rosen + (30)	7,152	—	1,073	—	6,079	0.04%	—	—
Robert Densen + (31)	4,471	—	671	—	3,800	0.02%	—	—
Jean Chatzky + (32)	4,471	—	671	—	3,800	0.02%	—	—
POLAR MULTI-STRATEGY MASTER FUND ++ (33)	112,500	—	112,500	—	—	—	—	—
PEAK6 CAPITAL MANAGEMENT LLC ++ (34)	112,500	—	112,500	—	—	—	—	—
WOLVERINE FLAGSHIP FUND TRADING LIMITED ++ (34)	56,250	—	56,250	—	—	—	—	—
METEORA CAPITAL PARTNERS, LP ++ (35)	75,000	—	56,250	—	18,750	0.1%	—	—
LMR MASTER FUND LIMITED ++ (36)	56,250	—	56,250	—	—	—	—	—
LMR CCSA MASTER FUND LIMITED ++ (36)	56,250	—	56,250	—	—	—	—	—
HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P. ++ (37)	101,919	—	101,919	—	—	—	—	—
HIGHBRIDGE TACTICAL CREDIT INSTITUTIONAL FUND LTD ++ (37)	10,581	—	10,581	—	—	—	—	—
MAGNETAR CONSTELLATION MASTER FUND, LTD ++ (38)	18,275	—	18,275	—	—	—	—	—
MAGNETAR CONSTELLATION FUND II, LTD ++ (38)	5,864	—	5,864	—	—	—	—	—
MAGNETAR SC FUND LTD ++ (38)	4,806	—	4,806	—	—	—	—	—
MAGNETAR STRUCTURED CREDIT FUND, LP ++ (38)	6,656	—	6,656	—	—	—	—	—
MAGNETAR XING HE MASTER FUND LTD ++ (38)	7,184	—	7,184	—	—	—	—	—
PURPOSE ALTERNATIVE CREDIT FUND LTD ++ (38)	3,275	—	3,275	—	—	—	—	—
PURPOSE ALTERNATIVE CREDIT FUND-T LLC ++ (38)	1,163	—	1,163	—	—	—	—	—
MAGNETAR LAKE CREDIT FUND LLC ++ (38)	5,598	—	5,598	—	—	—	—	—
MAGNETAR CAPITAL MASTER FUND LTD ++ (38)	2,024	—	2,024	—	—	—	—	—
MAGNETAR DISCOVERY MASTER FUND LTD ++ (38)	1,413	—	1,413	—	—	—	—	—
KEPOS ALPHA MASTER FUND L.P. ++ (39)	42,338	—	42,338	—	—	—	—	—
KEPOS SPECIAL OPPORTUNITIES MASTER FUND L.P. ++ (39)	13,913	—	13,913	—	—	—	—	—
AG OFCON, LTD & AG OFCON, LLC ++ (40)	56,250	—	56,250	—	—	—	—	—
MMCAP INTERNATIONAL INC. SPC ++ (41)	56,250	—	56,250	—	—	—	—	—
CAAS CAPITAL MASTER FUND LP ++ (42)	112,500	—	112,500	—	—	—	—	—
BLACKWELL PARTNERS LLC- SERIES A ++ (43)	33,188	—	33,188	—	—	—	—	—
STAR V PARTNERS LLC ++ (43)	12,938	—	12,938	—	—	—	—	—
MASO CAPITAL INVESTMENTS LIMITED ++ (43)	10,125	—	10,125	—	—	—	—	—
METEORA SPECIAL OPPORTUNITY FUND I LP ++ (44)	75,000	—	56,250	—	18,750	0.1%	—	—
Michael Singer (45)	125,000	—	125,000	—	—	—	—	—
Cantor Fitzgerald & Co. (46)	1,050,000	840,000	210,000	840,000	—	—	—	—
Odeon Capital Group, LLC (47)	450,000	360,000	90,000	360,000	—	—	—	—
Streeterville Capital, LLC (48)	750,000	—	750,000	—	—	—	—	—
THE ALESSI 2023 IRREVOCABLE TRUST +++ (49)	139,784	—	139,784	—	—	—	—	—
THE ALESSI REVOCABLE TRUST +++ (49)	610,216	—	610,216	—	—	—	—	—
THE ISABELLA ALESSI 2023 IRREVOCABLE TRUST +++ (49)	200,000	—	200,000	—	—	—	—	—
THE JANET ALESSI 2023 IRREVOCABLE TRUST +++ (49)	200,000	—	200,000	—	—	—	—	—
THE KIM ALESSI RICHTER 2023 IRREVOCABLE TRUST +++ (49)	200,000	—	200,000	—	—	—	—	—
THE WRA 2023 IRREVOCABLE TRUST +++ (49)	200,000	—	200,000	—	—	—	—	—
Janbella Group, LLC ++++ (49)	1,392,308	—	934,616	—	457,692	2.9%	—	—

+	Assignee of Sponsor’s securities; assignee’s securities are subject to a contractual lock-up for 12 months following the Closing Date as described under “Certain Relationships and Related Person Transactions — Related Agreements — Sponsor Lock-Up Agreement.” 85% of assignee’s shares are subject to lock-up restrictions on sale, and 15% of such shares are not subject to lock-up and are being registered for resale. Interests shown consist of assigned Sponsor Shares, Private Placement Warrants assigned by the Sponsor to the securityholder, and Private Warrant Shares.
++	Interests shown consist of Anchor Shares.

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+++	Interests shown consist of Consideration Shares that are subject to a contractual lock-up for 12 months following the Closing Date as described under “Certain Relationships and Related Person Transactions — Related Agreements — Confidentiality and Lock-Up Agreement.”
++++	Interests shown consist of Additional Business Combination Shares that are subject to a contractual lock-up for 12 months following the Closing Date as described under “Certain Relationships and Related Person Transactions — Related Agreements — Confidentiality and Lock-Up Agreement.”

(1)	Interests shown consist of 349,003 Sponsor Shares, 483,960 Private Placement Warrants, and 483,960 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 200 East 94th Street, #2109, New York, NY, 10128.
(2)	Interests shown consist of 291,369 Sponsor Shares, 404,040 Private Placement Warrants, and 404,040 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 200 East 94th Street, #2109, New York, NY, 10128.
(3)	Interests shown consist of 140,510 Sponsor Shares, 222,000 Private Placement Warrants, and 222,000 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is Vistra Corporate Services Centre, Wickhams Cay II, 22/F Lyndhurst Tower, 1 Lyndhurst Terrace Central, Road Town, Tortola, VG1110, British Virgin Islands.
(4)	Interests shown consist of 197,120 Sponsor Shares, 283,436 Private Placement Warrants, and 283,436 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is One Rockefeller Plaza, 32nd Floor, New York, NY, 10120.
(5)	Interests shown consist of 154,532 Sponsor Shares, 222,200 Private Placement Warrants, and 222,200 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is One Rockefeller Plaza, 32nd Floor, New York, NY, 10120.
(6)	Interests shown consist of 111,970 Sponsor Shares, 161,030 Private Placement Warrants, and 161,030 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is One Rockefeller Plaza, 32nd Floor, New York, NY, 10120.
(7)	Interests shown consist of 227,688 Sponsor Shares, 300,000 Private Placement Warrants, and 300,000 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 8 Sound Shore Drive, Suite 190, Greenwich, CT, 06830.
(8)	Interests shown consist of 119,171 Sponsor Shares, 171,354 Private Placement Warrants, and 171,354 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 500 Fifth Avenue, 9th Floor, New York, NY, 10110.
(9)	Interests shown consist of 19,922 Sponsor Shares, 28,646 Private Placement Warrants, and 28,646 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 500 Fifth Avenue, 9th Floor, New York, NY, 10110.
(10)	Interests shown consist of 222,302 Sponsor Shares, 223,333 Private Placement Warrants, and 223,333 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 365 5th Avenue #201, Naples, FL, 34102.
(11)	Interests shown consist of 8,538 Sponsor Shares, 51,666 Private Placement Warrants, and 51,666 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 12989 Thistlethorn Drive, Herndon, VA, 20171.
(12)	Interests shown consist of 71,545 Sponsor Shares, 50,000 Private Placement Warrants, and 50,000 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 200 Water Street, Apt 4B, Brooklyn, NY, 11201.
(13)	Interests shown consist of 630,256 Sponsor Shares, 2,169,975 Private Placement Warrants, and 2,169,975 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 112 Two Holes of Water Road, East Hampton, NY, 11937.
(14)	Interests shown consist of 337,200 Sponsor Shares, 1,090,475 Private Placement Warrants, and 1,090,475 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 149 Puesta Del Sol, Osprey, FL, 34229.
(15)	Interests shown consist of 66,664 Sponsor Shares, 1,079,500 Private Placement Warrants, and 1,079,500 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is P.O. Box 431, Princeton, NJ, 08540.
(16)	Interests shown consist of 82,131 Sponsor Shares, 83,333 Private Placement Warrants, and 83,333 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 10 Franklin Road, Scarsdale, NY, 10583.
(17)	Interests shown consist of 61,002 Sponsor Shares, 52,000 Private Placement Warrants, and 52,000 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 330 Oxford Road 43, Kenilworth, IL, 60043.
(18)	Interests shown consist of 3,000 Sponsor Shares. The securityholder’s address is 3 West Garden Street Suite 407, Pensacola, FL, 32502.
(19)	Interests shown consist of 1,060 Sponsor Shares. The securityholder’s address is 137 Camino Posada, Walnut Creek, CA, 94595.
(20)	Interests shown consist of 25,723 Sponsor Shares. The securityholder’s address is 16 York St., Suite 2900, Toronto, ON, M5J 0E6, Canada.
(21)	Interests shown consist of 3,000 Sponsor Shares, 2,000 Private Placement Warrants, and 2,000 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 43 Upsala Path, West Milford, NJ, 07480.
(22)	Interests shown consist of 159,983 Sponsor Shares, 421,052 Private Placement Warrants, and 421,052 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 200 Water Street #4B, Brooklyn, NY, 11201. William Ullman, one of the Company’s directors, has voting and investment discretion with respect to securities held by Water Street Opportunities I LLC, and is deemed to be the beneficial owner of securities held in the name of Water Street Opportunities I LLC.
(23)	Interests shown consist of 89,409 Sponsor Shares. The securityholder’s address is 754 Lake Avenue, Greenwich, CT, 06870.
(24)	Interests shown consist of 17,882 Sponsor Shares. The securityholder’s address is 9 Timber Trail, Rye, NY, 10580.
(25)	Interests shown consist of 8,941 Sponsor Shares. The securityholder’s address is 3 Stearns Ridge, Irvington, NY, 10533.
(26)	Interests shown consist of 6,259 Sponsor Shares. The securityholder’s address is 230 College Street, Burlington, VT, 05401.
(27)	Interests shown consist of 13,411 Sponsor Shares. The securityholder’s address is 13 Kolbert Drive, Scarsdale, NY, 10583.
(28)	Interests shown consist of 8,941 Sponsor Shares. The securityholder’s address is 306 Colleton Avenue SE, Aiken, SC, 29801.
(29)	Interests shown consist of 5,364 Sponsor Shares. The securityholder’s address is 231 Old Route 209, Hurley, NY, 12443.
(30)	Interests shown consist of 7,152 Sponsor Shares. The securityholder’s address is 5 Chambry Court, Freehold, NJ, 07728.
(31)	Interests shown consist of 4,471 Sponsor Shares. The securityholder’s address is 100 Wilson Road, Apt 18, Springfield, NJ, 07081.
(32)	Interests shown consist of 4,471 Sponsor Shares. The securityholder’s address is 237 South 18th Street, Philadelphia, PA, 19103.
(33)	The securityholder’s address is 16 York St., Suite 2900, Toronto, ON, M5J 0E6, Canada.
(34)	The securityholder’s address is 141 W Jackson Blvd, Ste 340, Chicago, IL, 60604.
(35)	Interests shown consist of 56,250 Anchor Shares, and 18,750 Sponsor Shares assigned by the Sponsor to the securityholder. The securityholder’s address is 250 W 55th St, Fl 30A, New York, NY, 10019.
(36)	The securityholder’s address is 9th Fl., Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom.
(37)	The securityholder’s address is 277 Park Ave, Fl 23, New York, NY, 10172.
(38)	The securityholder’s address is 1603 Orrington Ave, Fl 13, Evanston, IL, 60201.
(39)	The securityholder’s address is 11 Times Sq, Fl 35, New York, NY, 10036.
(40)	The securityholder’s address is 245 Park Ave, New York, NY, 10167.
(41)	The securityholder’s address is 94 Solaris Ave, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands.
(42)	The securityholder’s address is 800 3rd Ave, Fl 26, New York, NY 10022.
(43)	The securityholder’s address is 8/F Printing House, 6 Duddell Street, Hong Kong.
(44)	Interests shown consist of 56,250 Anchor Shares, and 18,750 Sponsor Shares assigned by the Sponsor to the securityholder. The securityholder’s address is 1200 N Federal Hwy, #200, Boca Raton, FL, 33432.
(45)	Interests shown consist of 125,000 Additional Business Combination Shares. The securityholder’s address is 112 Two Holes of Water Road, East Hampton, NY, 11937.
(46)	Interests shown consist of 210,000 Additional Business Combination Shares, 840,000 Private Placement Warrants, and 840,000 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. Cantor Fitzgerald & Co. (“Cantor”) is the record owner of the securities. The business address of Cantor is 110 East 59th Street, New York, NY, 10022. Cantor Fitzgerald Securities (“CFS”) controls the managing general partner of Cantor. Cantor Fitzgerald, L.P. (“CFLP”) indirectly controls each of CFS and Cantor. CFLP is controlled by CF Group Management, Inc. (“CFGM”), its managing general partner. Mr. Howard Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of CFGM’s sole stockholder and therefore controls CFGM. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by Cantor. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(47)	Interests shown consist of 90,000 Additional Business Combination Shares, 360,000 Private Placement Warrants, and 360,000 Private Warrant Shares issuable upon exercise of the Private Placement Warrants. The securityholder’s address is 750 Lexington Ave, Fl 27, New York, NY, 10022.
(48)	Interests shown consist of Convertible Note Shares issuable upon conversion of the Note. The securityholder’s address is 303 East Wacker Drive, Suite 1040, Chicago, IL, 60601. The Company believes that John M. Fife has voting and investment discretion with respect to securities held by Streeterville Capital, LLC, and is deemed to be the beneficial owner of securities held in the name of Streeterville Capital, LLC.
(49)	Deemed to be beneficially owned by the Company’s CEO, William Alessi. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the various Alessi family trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

56

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of the common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	persons subject to the “applicable financial statement” accounting rules under Section 451(b) of the Code;

●	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

●	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

●	tax-exempt entities;

●	controlled foreign corporations; and

●	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

57

U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its common stock exchanged. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

58

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

● the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder); or we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and may be filed with respect to the proceeds from a sale or other disposition of shares of common stock. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury regulations are not final, taxpayers generally may rely on them until final Treasury regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

Each Selling Securityholder and any of their pledgees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits subscribers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any such methods of sale; or

59

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, or (ii) they may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, as determined by the Company. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Additionally, certain Legacy Alpha Modus stockholders (entities and family trusts of William Alessi) entered into Confidentiality and Lock-up Agreements, whereby all shares of common stock issuable upon conversion of 7,500,000 shares of Series C Preferred Stock, as well as 1,857,692 shares of common stock, are locked-up following Closing, subject to (i) early release upon certain corporate transactions and (ii) certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Confidentiality and Lock-Up Agreement, but 2,484,616 shares of common stock held by those stockholders is not subject to the lock-up restrictions. For more information, see “Certain Relationships and Related Person Transactions — Business Combination Related Agreements — Confidentiality and Lock-Up Agreement.”

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock or Public Warrants for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock or Public Warrants by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock to be issued hereunder will be passed upon for the Company by Brunson Chandler & Jones, PLLC, of Salt Lake City, Utah.

EXPERTS

The audited financial statements of IAC as of and for the years ended December 31, 2023 and 2022, included in this proxy statement/prospectus have been so included in reliance on a report of WithumSmith+Brown, PC, an independent registered public accounting firm, as set forth in their report thereon (which includes explanatory paragraphs relating to tax withdrawals from the trust account, the correction of certain misstatements related to the audited financial statements, and IAC’s ability to continue as a going concern) appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The audited financial statements of Alpha Modus, Corp. as of and for the years ended December 31, 2023 and 2022, have been included herein in reliance upon the report of Turner, Stone & Company, L.L.P., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Changes in Registrant’s Certifying Accountant

On December 18, 2024, the Company informed WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Transactions, of its dismissal as the Company’s independent registered public accounting firm. The Company’s Audit Committee participated in and approved the determination to dismiss Withum. The report of Withum on IAC’s financial statements as of and for the fiscal years ended December 31, 2023 and 2022, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

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During the fiscal years ended December 31, 2023 and 2022, and the subsequent period through December 18, 2024, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended December 31, 2023 and 2022, and the subsequent period through December 18, 2024, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, other than the material weaknesses in internal controls identified by IAC’s management, in consultation with its advisors, related to the Company’s inability to timely file periodic reports, the manner in which an amount due to shareholders was accounted for, the over withdrawal of trust funds, the incorrect transfer of funds to the Sponsor’s account, and restatement of prior period financial statements, as described in Item 9A. Controls and Procedures in IAC’s Annual Report on Form 10-K for the period ended December 31, 2023, filed with the SEC on May 14, 2024, and Item 4. Controls and Procedures of the Company’s subsequent Quarterly Reports on Form 10-Q. The Company has authorized Withum to respond fully to the inquiries of the successor accountant.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of this prospectus and requested that Marcum furnish a letter addressed to the SEC, which is filed as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

On December 18, 2024, the Audit Committee approved the engagement of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2024. MaloneBailey served as the independent registered public accounting firm of Legacy Alpha Modus prior to the Transactions. During the fiscal years ended December 31, 2023 and 2022, and prior to December 18, 2024, IAC did not consult with MaloneBailey with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on IAC’s financial statements, and neither a written report nor oral advice was provided to IAC that MaloneBailey concluded was an important factor considered by IAC in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as specified above).

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and exhibits.

In addition, we file annual, quarterly and current reports, prospectus and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://alphamodus.com/. Through our website, we make available, free of charge, annual, quarterly and current reports, prospectus and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INDEX TO FINANCIAL STATEMENTS

INSIGHT ACQUISITION CORP.

Index to Unaudited Interim Condensed Consolidated Financial Statements as of and
for the Three and Nine Months Ended September 30, 2024 and 2023

ALPHA MODUS, CORP.

Index to the Unaudited Interim Condensed Financial Statements as of September 30, 2024 and
December 31, 2023, and for the three and nine months ended September 30, 2024 and 2023

F-1

INSIGHT ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2024	December 31, 2023
	(Unaudited)
Assets:
Current assets:
Cash	$11,810	$—
Restricted cash	—	314,482
Prepaid expenses	83,642	105,568
Due from sponsor	140,139	1,074,015
Due from related party	145,028	195,000
Total current assets	380,619	1,689,065

Investments held in the Trust Account	5,940,746	10,664,690
Total Assets	$6,321,365	$12,353,755
Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$459,201	$89,311
Accrued expenses	883,998	968,309
Due to related party	777,000	805,000
Due to investor, net of debt discount	975,000	320,755
Due to Shareholders	—	628,758
Loan payable	108,466	—
Income tax payable	48,649	100,036
Excise tax payable	2,402,516	2,348,302
Total current liabilities	5,654,830	5,260,471

Convertible note – related party	35,000	—
Deferred tax liability	5,161	9,935
Deferred underwriting commissions in connection with the Initial Public Offering	6,600,000	6,600,000
Derivative liabilities	1,035,000	623,090
Total Liabilities	13,329,991	12,493,496

Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 519,080 and 1,000,945 redeemable shares at approximately $11.27 and $10.84 per share redemption value at September 30, 2024 and December 31, 2023, respectively	5,850,330	10,847,403

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at September 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,100,000 and 5,100,000 non-redeemable shares issued and outstanding at September 30, 2024 and December 31, 2023 (excluding 519,080 and 1,000,945 shares subject to possible redemption), respectively	510	510
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 900,000 shares issued and outstanding at September 30, 2024 and December 31, 2023	90	90
Additional paid-in capital	1,349,771	509,211
Accumulated deficit	(14,209,327)	(11,496,955)
Total stockholders’ deficit	(12,858,956)	(10,987,144)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$6,321,365	$12,353,755

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

INSIGHT ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2024	2023	2024	2023

General and administrative expenses	$52,630	$525,375	$902,076	$1,597,947
Franchise tax expenses	20,500	50,000	76,700	150,000
Loss from operations	(73,130)	(575,375)	(978,776)	(1,747,947)

Other (expense) income:
Change in fair value of derivative liabilities	(227,700)	7,245	(411,910)	(588,915)
Change in fair value of Forward Purchase Agreement Liability	—	8,035	—	86,369
Stock Compensation Expense	—	—	(1,109,250)	—
Interest expense – debt discount	—	—	(456,449)	—
Gain on investments held in Trust Account	76,525	384,239	357,115	2,898,987
Gain on forgiveness of deferred underwriting fee payable	—	—	—	273,110
Total other (expense) income	(151,175)	399,519	(1,620,494)	2,669,551

(Loss) Income before income tax expense	(224,305)	(175,856)	(2,599,270)	921,604
Income tax expense	(11,766)	(51,725)	(58,888)	(637,175)
Net (loss) income	$(236,071)	$(227,581)	$(2,658,158)	$284,429
Weighted average shares outstanding of Class A Redeemable common stock, basic and diluted	519,080	2,366,608	795,185	7,637,976
Basic and diluted net (loss) income per common share, Class A Redeemable common stock	$(0.04)	$(0.03)	$(0.39)	$0.02
Weighted average shares outstanding of Class A Non-Redeemable common stock, basic and diluted	5,100,000	5,100,000	5,100,000	3,605,495
Basic and diluted net (loss) income per common share, Class A Non-Redeemable common stock	$(0.04)	$(0.03)	$(0.39)	$0.02
Weighted average shares outstanding of Class B common stock, basic and diluted	900,000	900,000	900,000	2,400,000
Basic and diluted net (loss) income per common share, Class B common stock	$(0.04)	$(0.03)	$(0.39)	$0.02

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

INSIGHT ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2023	5,100,000	$510	900,000	$90	$509,211	$(11,496,955)	$(10,987,144)
Accretion of Class A common stock subject to redemption	—	—	—	—	(168,352)	—	(168,352)
Allocated fair value of Subscription Shares in connection with Subscription Agreement	—	—	—	—	177,204	—	177,204
Net loss	—	—	—	—	—	(633,846)	(633,846)
Balance – March 31, 2024 (unaudited)	5,100,000	510	900,000	90	518,063	(12,130,801)	(11,612,138)
Accretion of Class A common stock subject to redemption	—	—	—	—	(202,137)	—	(202,137)
Excise tax payable	—	—	—	—	—	(54,214)	(54,214)
Fair value of shares issued in connection with Sponsor and CEO fee waiver agreements	—	—	—	—	1,436,250	—	1,436,250
Fees waived in connection with the Sponsor and CEO fee waiver agreements	—	—	—	—	(327,000)	—	(327,000)
Net loss	—	—	—	—	—	(1,788,241)	(1,788,241)
Balance – June 30, 2024 (unaudited)	5,100,000	510	900,000	90	1,425,176	(13,973,256)	(12,547,480)
Accretion of Class A common stock subject to redemption	—	—	—	—	(75,405)	—	(75,405)
Net loss	—	—	—	—	—	(236,071)	(236,071)
Balance – September 30, 2024 (unaudited)	5,100,000	$510	900,000	$90	$1,349,771	$(14,209,327)	$(12,858,956)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2022	—	$—	6,000,000	$600	$—	$(11,885,332)	$(11,884,732)
Accretion of Class A common stock subject to redemption	—	—	—	—	—	3,628,151	3,628,151
Contributions from Sponsor	—	—	—	—	100,000	—	100,000
Initial Value of Forward Purchase Agreement	—	—	—	—	(86,369)	—	(86,369)
Class B common stock converted to Class A common stock on a one for one basis	5,100,000	510	(5,100,000)	(510)	—	—	—
Net income	—	—	—	—	—	895,469	895,469
Balance – March 31, 2023 (unaudited)	5,100,000	510	900,000	90	13,631	(7,361,712)	(7,347,481)
Accretion of Class A common stock subject to redemption	—	—	—	—	(13,631)	(240,334)	(253,965)
Excise tax payable	—	—	—	—	—	(2,156,214)	(2,156,214)
Net loss	—	—	—	—	—	(383,459)	(383,459)
Balance – June 30, 2023 (unaudited)	5,100,000	510	900,000	90	—	(10,141,719)	(10,141,119)
Accretion of Class A common stock subject to redemption	—	—	—	—	—	(701,466)	(701,466)
Excise tax payable	—	—	—	—	—	(192,088)	(192,088)
Net loss	—	—	—	—	—	(227,581)	(227,581)
Balance – September 30, 2023 (unaudited)	5,100,000	$510	900,000	$90	$—	$(11,262,854)	$(11,262,254)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

INSIGHT ACQUISITION CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30,
	2024	2023
Cash Flows from Operating Activities:
Net (loss) income	$(2,658,158)	$284,429
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Change in value of derivative liabilities	411,910	588,915
Interest expense - debt discount	456,449	—
Interest earned on investments held in Trust Account	(357,115)	(2,898,986)
Gain on forgiveness of deferred underwriting fee payable	—	(273,110)
Change in fair value of forward purchase agreement	—	(86,369)
Stock compensation expense	1,109,250	—
Deferred tax benefit	(4,774)	(156,593)
Changes in operating assets and liabilities:
Prepaid expenses	21,926	281,046
Accounts payable	369,890	(77,780)
Accrued expenses	(84,311)	449,786
Due to related party	(58,000)	225,000
Due from related party	49,972	(891,000)
Due from sponsor	(225,000)	—
Due to investor	25,000	—
Income tax payable	(51,387)	203,768
Franchise tax payable	—	8,159
Net cash used in operating activities	(994,348)	(2,342,735)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	236,505	2,457,248
Cash withdrawn from Trust Account in connection with redemption	6,071,725	234,830,236
Cash deposited in Trust Account	(1,227,171)	(500,000)
Net cash provided by investing activities	5,081,059	236,787,484

Cash Flows from Financing Activities:
Contributions from Sponsor	—	100,000
Due to related party	—	420,000
Offering costs paid	—	-
Proceeds from related party	30,000	—
Proceeds pursuant to subscription agreement	350,000	—
Capital contribution from Sponsor	1,158,876	—
Proceeds from loan payable	108,466	—
Proceeds from convertible promissory note - related party	35,000	—
Due to shareholders	(650,402)	—
Redemption of common stock	(5,421,323)	(234,830,236)
Net cash used in financing activities	(4,389,383)	(234,310,236)

Net change in cash and restricted cash	(302,672)	134,513
Cash and restricted cash – beginning of the period	314,482	171,583
Total cash and restricted cash– end of the period	$11,810	$306,096

Cash and restricted cash – beginning of the period	$11,810	$—
Restricted cash	—	306,096
Total cash and restricted cash– end of the period	$11,810	$306,096

Supplemental Cash Flow Information:
Cash paid for franchise and income taxes	$236,505	$$1,447,889

Supplemental disclosure of noncash activities:
Forgiveness of deferred underwriting fee payable	$—	$5,126,890
Fair Value of subscription shares	$177,204	$—
Value of excise tax liability	$54,214	$2,348,302
Increase in Due to Investor	$—	$150,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Note 1 - Description of Organization and Business Operations

Insight Acquisition Corp. (the “Company”) was incorporated in Delaware on April 20, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

The Company has one subsidiary, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”), a direct wholly owned subsidiary of the Company incorporated on October 10, 2023. As of September 30, 2024 the subsidiary had no activity.

As of September 30, 2024, the Company had not commenced any operations. All activity for the period from April 20, 2021 (inception) through September 30, 2024 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below and subsequent to the Initial Public Offering, the search for a business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. On October 29, 2024, the Company held a Special Meeting of stockholders. At the Special Meeting, the Company’s stockholders approved the Business Combination Agreement, dated as of October 13, 2023, as amended by the First Amendment to the Business Combination Agreement, dated as of June 21, 2024. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Insight Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 1, 2021. On September 7, 2021, the Company consummated its Initial Public Offering of 24,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 were for deferred underwriting commissions (see Note 5) and offering costs allocated to derivate warrant liabilities, respectively.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,500,000 and 1,200,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”) and Odeon Capital Group, LLC (“Odeon”), respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million (see Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $241.2 million ($10.05 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and of the Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

F-6

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The Company will provide the holders of the Company’s outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, in its sole discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially at $10.05 per Public Share plus pro rata interest earned in Trust Account). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the holders of 65% of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 3) and any Public Shares purchased during or after the Initial Public Offering, and the Anchor Investors (as defined below in Note 3) agreed to vote any Founder Shares held by them in favor of a Business Combination. In addition, the Initial Stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. The Company’s Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Company’s Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and any other holders of the Founder Shares immediately prior to the Initial Public Offering (the “Initial Stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Anchor Investors are not entitled to (i) redemption rights with respect to any Founder Shares held by them in connection with the completion of the initial Business Combination, (ii) redemption rights with respect to any Founder Shares held by them in connection with a stockholder vote to amend the Certificate of Incorporation in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

F-7

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

If the Company is unable to complete a Business Combination by June 7, 2024, which may be extended only by the vote of the stockholders to approve an amendment to the amended and restated certificate of incorporation (the “Combination Period”) the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On March 6, 2023 the Company held a special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, the Company’s stockholders were asked to vote on the following items: (i) a proposal to amend the Charter to extend the date by which the Company has to consummate a business combination for an additional one month, from March 7, 2023 to April 7, 2023 and thereafter, at the discretion of the board of directors of the Company and without a vote of the stockholders, up to five (5) times for an additional one month each time, for a total of up to five additional months to September 7, 2023 (the “First Charter Amendment Proposal”), (ii) a proposal to amend the Company’s Charter to eliminate from the Charter the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Second Charter Amendment Proposal”), (iii) a proposal to amend the Charter to provide for the right of a holder of Class B common stock of the Company, par value $0.0001 per share (“Class B Common Stock”) to convert such shares into shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”) on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Third Charter Amendment Proposal” and together with the First Charter Amendment Proposal and the Second Charter Amendment Proposal, the “Charter Amendment Proposals”) and (iv) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve each of the Charter Amendment Proposals. In connection with the Extension, the holders of 21,151,393 Class A common shares, representing approximately 88.1% of the Company’s issued and outstanding Class A common shares, elected to redeem their shares. Following such redemptions, approximately $28,744,831 remained in the trust account and 2,848,607 shares of Class A Common Stock remained issued and outstanding.

On March 28, 2023, the board of directors of the Company approved a one-month extension of the date by which the Company has to consummate a business combination to May 7, 2023 and authorized management to deposit $80,000 into the Trust Account for such extension. Accordingly, management deposited $80,000 into the Trust Account and the date by which the Company has to consummate a business combination has been extended to May 7, 2023. On May 2, 2023, the board of directors of the Company approved an additional one-month extension to June 7, 2023 and deposited an additional $80,000 into the Trust Account.

On March 29, 2023, the Company entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Avila, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (collectively, “Seller”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Seller intends but is not obligated to purchase the Company’s Class A Common Stock from holders (other than the Company or its affiliates) who have elected to redeem such shares in connection with the Proposed Transactions. Purchases by Seller will be made through brokers in the open market after the redemption deadline in connection with the Proposed Transactions at a price no higher than the redemption price to be paid by the Company in connection with the Proposed Transactions (the “Initial Price”). The Shares purchased by the Seller, other than the Share Consideration Shares are referred to herein as the “Recycled Shares.” The Seller also may sell 2,376,000 shares of the Company Class A Common Stock purchased in the Company’s initial public offering (“IPO Shares”) in the Forward Purchase Transaction, up to a maximum of 2,500,000 shares of Class A Common Stock (including any Recycled Shares).

On April 3, 2023, the Company entered into a Business Combination Agreement (“Avila BCA”) with Avila Energy Corporation, an Alberta corporation (“Avila”), pursuant to which the Company will acquire Avila for consideration of shares of the Company following its redomicile into the Province of Alberta. The business combination agreement and related executed agreements included supporting agreements and a forward share purchase agreement are more fully described and filed with the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2023.

F-8

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

On April 18, 2023, the Company received a notification from the New York Stock Exchange (“NYSE”) that it was in violation of NYSE requirements as it had failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”) and that if the Form 10-K is not filed with the SEC by 2:30 p.m. Eastern Time on April 21, 2023, the NYSE would post the Company to the NYSE’s late filers list on the Profile, Data and News pages with respect to each of the Company’s securities (the “LF Designation”). Effective April 19, 2023, the Company filed the Form 10-K and that same day the Company received additional correspondence from the NYSE acknowledging that the filing had been made and cancelling its prior correspondence and stating that the LF Designation would not be posted on the Profile, Data and News pages with respect to each of the Company’s securities.

On April 27, 2023, the Company issued a press release reporting that the Company will transfer the listing of its securities to The Nasdaq Stock Market (“Nasdaq”). In the press release, the Company stated that its securities will commence trading on Nasdaq upon the market open on Tuesday, May 2, 2023. The Company’s Class A common stock will continue trading under the ticker symbol “INAQ” on the Nasdaq Global Market and the Company’s units and warrants will continue trading under the ticker symbols “INAQU” and “INAQW,” respectively, on the Nasdaq Capital Market.

On May 24, 2023, the Company received a notification from the Nasdaq that it was not in compliance with Nasdaq Listing Rule 5250I(1) as it had failed to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”). Under the Nasdaq Listing Rules, the Company now has 60 calendar days to submit a plan to regain compliance and if the plan is accepted, Nasdaq may grant an exception of up to 180 calendar days from the Form 10-Q’s due date, or until November 20, 2023, to regain compliance. The Company subsequently filed the Form 10-Q for the quarter ended March 31, 2023 on June 2, 2023, regaining compliance.

On August 10, 2023, the Company and Avila entered into a Letter Agreement providing for the mutual termination of the Avila BCA. The Letter Agreement provides for the mutual release of claims against the other party and also provides that Avila will pay to the Company $300,000 in partial reimbursement of expenses incurred by the Company in connection with the Avila BCA (the “Avila Payment”). The Avila Payment is due and payable as follows: 1) up to $300,000 immediately upon Avila’s receipt of net proceeds from any financing, public or private, in excess of U.S. $3,000,000, -or- (2) (i) $50,000 by December 1, 2023, (ii) $100,000 by February 1, 2024 and (iii) $150,000 by April 1, 2024.

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. On November 6, 2023, the Company and the Sponsor entered into a written agreement (the “Rescission Agreement”) to rescind and nullify that certain promissory note in the principal amount of $480,000 and executed on August 17, 2023 (the “Note”) pursuant to which the Company agreed to pay the Sponsor the principal amount of $480,000 subject to the terms and conditions of the Note. Upon execution and delivery of the Rescission Agreement, the Note, in its entirety, is hereby irrevocably rescinded, abrogated, cancelled and rendered null and void ab initio and of no force or effect whatsoever, and the positions among the Company and the Sponsor shall be restored to what would have existed had they not entered into the Note.

As approved by its stockholders at the annual meeting of stockholders held on September 6, 2023 (the “Annual Meeting”), the Company filed a Second Amendment (the “Second Amendment”) to its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State on September 6, 2023 to modify the terms and extend Combination Period by which the Company has to consummate an initial business combination (the “Business Combination”) from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. In connection with the stockholder’s vote at the Annual Meeting, 1,847,662 shares were tendered for redemption in exchange for a total redemption payment of $19,208,848.

On September 7, 2023, October 7, 2023, November 7, 2023, December 15, 2023, January 5, 2024, February 2, 2024, February 7, 2024, March 20, 2024 and May 6, 2024, the Company deposited $20,000 into the Trust Account on each date, to extend the Business Combination Period from September 7, 2023 to June 7, 2024. On June 6, 2024, July 31, 2024, August 21, 2024, September 11, 2024, October 7, 2024, and November 15, 2024, the Company deposited $10,382 or $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account on each date to extend the Business Combination Period from June 7, 2024 to November 7, 2024. The Company will deposit an additional amount of $10,382 or $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account on or before the closing date of the Business Combination to extend the Business Combination Period to December 7, 2024.

F-9

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Effective as of October 13, 2023, the Company, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”) and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), entered into a business combination agreement and plan of merger (the “AM BCA”) pursuant to which Merger Sub will merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly owned subsidiary of the Company. The Board of Directors of the Company (the “Board”) has unanimously approved and declared advisable the AM BCA, the Merger and the other transactions contemplated thereby (the “Proposed Transactions”). A copy of the AM BCA is filed as Exhibit 2.1 in the Current Report on Form 8-K, dated October 17, 2023. In connection with entering into the AM BCA, in October 2023, the Company formed IAC Merger Sub Inc., a Florida corporation.

On December 28, 2023, the Company filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”) in connection with the proposed business combination with Alpha Modus, Corp. based in Metro-Charlotte, NC (the “Business Combination”).

On April 21, 2024, Jeff Gary, in connection with his departure as an officer and director of the Company, waived and forfeited any monies he was owed under the Sponsor Payment Agreement and/or Management Payment Agreement. On June 21, 2024, the Company, Sponsor and Michael Singer entered into a fee waiver agreement (the “Waiver Agreement”) pursuant to which the Sponsor and Michael Signer agreed that in exchange for Michael Singer’s receipt of 125,000 shares of the Company’s Class A common stock to be delivered at the closing of the proposed business combination between the Company and Alpha Modus Corp., the Sponsor and Michael Singer agreed to waive all amounts due to them now and in the future under the Sponsor Payment Agreement and Management Payment Agreement on the terms and conditions set forth in the Waiver Agreement.

On June 5, 2024, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting the Company’s stockholders approved the filing of a Third Amendment (the “Third Amendment”) to its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State to modify the terms and extend time by which the Company has to consummate an initial business combination (the “Business Combination”) from June 7, 2024 to December 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. In connection with the stockholder’s vote at the Special Meeting and the planned filing of the Third Amendment, 481,865 shares of the Company’s Class A Common Stock, $0.0001 par value per share, were tendered for redemption.

On September 27, 2024, the Company received the Notice from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company did not comply with Nasdaq Interpretive Material IM-5101-2, and that its securities are now subject to delisting. The Company’s registration statement filed in connection with the Company’s IPO became effective on September 1, 2021. Pursuant to IM-5101-2, the Company, a special purpose acquisition company, must complete one or more business combinations within 36 months of the effectiveness of its IPO registration statement. Since the Company failed to complete its initial business combination by September 1, 2024, the Company did not comply with IM5101-2, and its securities are now subject to delisting. Unless the Company requests an appeal of this determination by October 4, 2024, trading of the Company’s securities will be suspended at the opening of business on October 8, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company appealed the determination contained in the Notice and a hearing on the appeal was scheduled for November 14, 2024 (the “Hearing”). The Hearing was held on November 14, 2024 and the Company requested an extension until December 31, 2024 to complete the Business Combination. The Company is waiting for the decision on its appeal.

The Initial Stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.05. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

F-10

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not determinable as of the date of these unaudited condensed consolidated financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed consolidated financial statements.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. The Company is currently evaluating its options with respect to this obligation. Any amount of such excise tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

The Company held a meeting on March 6, 2023 where the stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from March 7, 2023, monthly for up to six additional months at the election of the Company, ultimately until as late as September 7, 2023 (the “Extension”, and such extension date the “Extended Date”). In connection with the March 6, 2023 meeting, 21,151,393 shares of the Company’s common stock were redeemed with a total redemption payment of $215,621,387.

The Company held its annual meeting on September 6, 2023 where the stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. In connection with the stockholder’s vote at the Annual Meeting, 1,847,662 shares were tendered for redemption in exchange for a total redemption payment of $19,208,848.

The Company held a special meeting on June 5, 2024 where the stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from June 7, 2024 to December 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. In connection with the stockholder’s vote at the Special Meeting, 481,865 shares were tendered for redemption in exchange for a total redemption payment of $5,421,323.

As a result, the Company booked a liability of $2,348,302 for the excise tax based on 1% of shares redeemed during the year ended December 31, 2023 and $54,214 for the excise tax based on 1% of shares redeemed during the nine months ended September 30, 2024. For interim periods, an entity is not required to estimate future stock repurchases and stock issuances to measure its excise tax obligation. Rather, an entity can generally record the obligation on an as-incurred basis. In other words, the excise tax obligation recognized at the end of a quarterly financial reporting period is calculated as if the end of the quarterly period was the end of the annual period for which the excise tax obligation is payable.

F-11

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Pursuant to the AM BCA, (i) in the event the business combination contemplated by the AM BCA occurs, then the surviving company shall pay the Company’s excise tax liability; (ii) if Alpha Modus does not obtain its shareholders approval of the business combination, or Alpha Modus breaches the AM BCA, then Alpha Modus will be responsible to pay the Company’s excise tax liability; and (iii) if an Alpha Modus material adverse effect occurs and the business combination does not close, or if Alpha Modus fails to close the business combination for any reason other than a material breach by the Company, then Alpha Modus will be responsible to pay the Company’s excise tax liability. In all other circumstances the Company will be responsible to pay the Company’s excise tax liability. The Company will not use any of the funds held in the Trust Account and any additional amounts deposited into the Trust Account, as well as any interest earned thereon, to pay for the Company’s excise tax liability. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax by the Company have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

In October 2023, the Israel-Hamas war commenced. As a result of the war, instability in the Middle East and various other regions of the world may occur and effect the world economy. Various nations, including the United States, as a reaction to the Israel-Hamas war have begun taking actions that may further affect the world economy. Such effects on the world economy are not determinable as of the date of these unaudited condensed consolidated financial statements. The specific impact on the Company’s financial condition, results of operations and cash flows is also not determinable as of the date of these unaudited condensed consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

F-12

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Liquidity and Going Concern

As of September 30, 2024, the Company had $11,810 in its operating bank account available to pay operating expenses and working capital deficit of $5,274,211.

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares (as defined in Note 3), and the loan from the Sponsor of approximately $163,000 under the Note (as defined in Note 4). The Company repaid $157,000 of Note balance on September 7, 2021 and repaid the remaining balance of approximately $6,000 in full on September 13, 2021, at which time the Note was terminated. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). As of September 30, 2024 and December 31, 2023, there were no amounts outstanding under any Working Capital Loans.

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. On November 6, 2023, the Company and the Sponsor entered into a written agreement (the “Rescission Agreement”) to rescind and nullify that certain promissory note in the principal amount of $480,000 and executed on August 17, 2023 (the “Note”) pursuant to which the Company agreed to pay the Sponsor the principal amount of $480,000 subject to the terms and conditions of the Note. Upon execution and delivery of the Rescission Agreement, the Note, in its entirety, is hereby irrevocably rescinded, abrogated, cancelled and rendered null and void ab initio and of no force or effect whatsoever, and the positions among the Company and the Sponsor shall be restored to what would have existed had they not entered into the Note.

On August 30, 2023, the Company, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the “Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to the Company, to cover the Company’s working capital expenses (each a “Sponsor Loan”). On May 15, 2024, the Company, Sponsor and Polar entered into Amendment No. 1 to the Subscription Agreement (the Amendment”) pursuant to which Polar’s aggregate advance under the Subscription Agreement was reduced from $1,000,000 to $975,000 (see Note 6). For the nine months ended September 30, 2024, Polar funded Sponsor additional $375,000 under the Subscription Agreement and the Sponsor loaned the Company $375,000 from Polar. For the year ended December 31, 2023, Polar funded Sponsor $600,000 under the Subscription Agreement and the Sponsor loaned the Company $600,000 from Polar. As of September 30, 2024 and December 31, 2023, there were outstanding amounts of $975,000 and $600,000 due to Polar, respectively.

On July 25, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of $35,000 (the “Note”) to a related party, the Note being entered into in consideration of two transfers made by Jeffrey J. Gary to the Maker on April 18, 2024 for $25,000 and on May 22, 2024 for $10,000. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. The principal balance may be repaid at any time. The principal balance shall be payable by the Company either: (i) in cash, or (ii) at the Payee’s election in writing, by issuance of Maker’s private placement warrants (the “Private Warrants”), at a price of $1.00 per Private Warrant. Each Private Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. As of September 30, 2024, there was $35,000 outstanding amount under this Note included on the condensed consolidated balance sheets.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until December 7, 2024 (extended monthly through extension payments), to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination by close of business on December 7, 2024. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after December 7, 2024.

F-13

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Note 2 - Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X and pursuant to the rules and regulations of the SEC. Accordingly, certain disclosures included in the annual financial statements have been condensed or omitted from these financial statements as they are not required for interim financial statements. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected through December 31, 2024 or any future period.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form 10-K filed by the Company with the SEC on May 14, 2024.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of September 30, 2024 and December 31, 2023.

Restricted Cash

The Company has $0 and $314,482 of restricted cash to be used to pay for taxes as of September 30, 2024 and December 31, 2023, respectively.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. One of the more significant accounting estimates included in these unaudited condensed consolidated financial statements is the determination of the fair value of the warrant liabilities. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Investments Held in the Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. Trading securities and investments in money market funds are presented on the condensed consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in gain on investments held in Trust Account in the accompanying condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

F-14

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equals or approximates the carrying amounts represented in the condensed consolidated balance sheets, except for the derivative liabilities (see Note 9).

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants and the forward purchase agreement, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The warrants issued in the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. The initial fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using the public market quoted prices at each measurement date starting at September 30, 2022. The fair value of Public Warrants has subsequently been measured based on the listed market price of such warrants. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

The Company granted the underwriters a 45-day option to purchase up to 3,600,000 additional Units solely to cover over-allotments, if any. The Company estimated the fair value of the over-allotment option using a Black-Scholes model. On October 16, 2021, the over-allotment option expired unexercised.

The Forward Purchase Agreement entered into on March 29, 2023 included elements that require liability classification under ASC 480. Accordingly, the Company recognizes the Forward Purchase Agreement as a liability at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as it is outstanding. The initial fair value of the Forward Purchase Agreement liability issued was estimated using a Put Option Pricing model, which analyzed and incorporated into the model the put price, the risk-free rate, the variable term, the settlement features, the likelihood of completing a business combination and the early termination provisions. The model estimates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, exercise price, etc.). Probabilities were assigned to each variable such as the timing and pricing of events over the term of the instruments based on management projections. The fair value was adjusted for the market implied likelihood of completing a business combination. The Forward Share Purchase Agreement was terminated as a result of the termination of the Avila BCA on August 10, 2023. As a result, there was no value assigned to the Forward Share Purchase Agreement. The Company has written off the liability and recognized the change in value of the Forward Share Purchase Agreement in the unaudited condensed consolidated statement of operations during the nine months ended September 30, 2023.

F-15

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Capital Call Loan

The Company previously analyzed the Subscription Agreement under ASC 470 “Debt”, ASC 480 “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”, and previously concluded that, (i) the Subscription Shares (as defined in Note 5) issuable under the Subscription Agreement are not required to be accounted for as a liability under ASC 480, (ii) bifurcation of a single derivative that comprises all of the fair value of the Subscription Share feature(s) (i.e., derivative instrument(s)) is not necessary under ASC 815-15-25-7 through 25-10 and (iii) under ASC 470-20-25-2 the Subscription Shares are deemed to be representative of a freestanding financial instrument issued in a bundled transaction with the Capital Call Loan. The Subscription Shares to be issued as part of the bundled transaction were previously classified and accounted for as equity. As a result, proceeds from the sale of a debt instrument with stock purchase Subscription Shares were allocated to the two elements based on the relative fair values of the debt instrument without the Subscription Shares and of the Subscription Shares themselves at time of issuance. The portion of the proceeds allocated to the Subscription Shares was accounted for as paid-in capital. The remainder of the proceeds was allocated to the debt instrument portion of the transaction. This resulted in a debt discount, which shall be accounted for as interest and amortized as interest expense over the life of the loan. Based on the previous accounting for Subscription Agreement, the Company recognized at draw dates an aggregate of $800,000 as capital call loan recorded as a due to investor under condensed consolidated balance sheets, $568,503 was recorded as additional paid-in capital and $568,503 was recognized as debt discount – due to investor which was amortized as interest expense in the profit and loss over the life of the loan.

On May 15, 2024, the Company, Sponsor and Polar entered into the Amendment pursuant to which Polar’s aggregate advance under the Subscription Agreement was reduced from $1,000,000 to $975,000 and in the event the Company consummates the business combination with Alpha Modus Corp., then the Company will not be obligated to issue to Polar one (1) share of the Company’s Class A Common Stock for each dollar Polar advances to the Company under at Subscription Agreement at the closing of the business combination. However, if the Company consummates a business combination with an entity other than Alpha Modus, Corp., then the Company is obligated to issue to Polar one (1) share of the Company’s Class A Common Stock for each dollar Polar advances to the Company under at Subscription Agreement at the closing of the business combination with an entity other than Alpha Modus, Corp. After the amendment.

The Company analyzed the amended Subscription Agreement under ASC 470 “Debt”, ASC 480 “Distinguishing Liabilities from Equity”, ASC 815, “Derivatives and Hedging” and ASC 825 “Financial Instrument” and concluded that, (i) the Subscription Shares issuable under the Subscription Agreement are now required to be accounted for as a liability under ASC 480, (ii) bifurcation of a single derivative that comprises all of the fair value of the Subscription Share feature(s) (i.e., derivative instrument(s)) is not necessary under ASC 815-15-25-7 through 25-10 and (iii) under ASC 470-20-25-2 the Subscription Shares are deemed to be representative of a freestanding financial instrument issued in a bundled transaction with the Capital Call Loan. The Subscription Shares to be issued as part of the bundled transaction shall be classified and accounted for as liability. The Subscription Shares are required to be classified and accounted for at fair value under ASC 480-10. The Company has not elected to classify and account for the Capital Call(s) at fair value under the fair value option under ASC 825. As a result, proceeds from the sale of a debt instrument with stock purchase Subscription Shares were allocated to the two elements based on the relative fair values of the debt instrument without the Subscription Shares and of the Subscription Shares themselves at time of issuance. The portion of the proceeds so allocated to the Subscription Shares was accounted for as subscription share liability. The remainder of the proceeds was allocated to the debt instrument portion of the transaction. This resulted in a debt discount, which shall be accounted for as interest on capital call date. In accordance with ASC 480-10, the Subscription Shares were initially required to be classified as liability classified instruments; therefore, the Subscription Shares are required to be measured at fair value at each reporting period with changes in fair value recorded within earnings. As a result of the amendment, the Company recognized the fair value of the subscription share liability on the amendment date amounting to $0. As of September 30, 2024, the Company drew an additional $175,000 as a capital call loan and recorded it as a due to investor on the condensed consolidated balance sheet, and $0 was allocated as fair value of the bundled subscription share.

As of September 30, 2024, the Company received $975,000 under the Subscription Agreement and recorded the amount as due to investor. No value was allocated to subscription share liability on the accompanying condensed consolidated balance sheet. As of December 31, 2023, the Company received $600,000 under the Subscription Agreement and recorded the amount as a due to investor, net of debt discount of $279,245, on the accompanying condensed consolidated balance sheet.

F-16

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the condensed consolidated statements of operations. Offering costs associated with issuance of the Class A common stock were charged against the carrying value of the Class A common stock subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were offset by a full valuation allowance as of September 30, 2024 and December 31, 2023. Deferred tax liabilities were $5,161 and $9,935 as of September 30, 2024 and December 31, 2023, respectively.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Tax expense of approximately $12,000 and $52,000 was recognized for the three months ended September 30, 2024 and 2023, respectively, and amounts of approximately $59,000 and $637,000 were recognized for the nine months ended September 30, 2024 and 2023, respectively. There were no unrecognized tax benefits as of September 30, 2024 and December 31, 2023. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 519,080 and 1,000,945 shares of Class A common stock subject to possible redemption as of September 30, 2024 and December 31, 2023, respectively, are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

F-17

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Net (Loss) Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. The presentation assumes a business combination as the most likely outcome. Net (loss) income per common share is calculated by dividing the net (loss) income by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net (loss) income does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 20,700,000 shares of Class A common stock in the calculation of diluted (loss) income per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net (loss) income per share is the same as basic net (loss) income per share for the three and nine months ended September 30, 2024 and 2023. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

The following tables present a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of common stock:

	For the Three Months Ended September 30,
	2024			2023
	Class A redeemable	Class A non-redeemable	Class B	Class A redeemable	Class A non-redeemable	Class B
Basic and diluted net loss per common share:
Numerator:
Allocation of net loss	$(18,797)	$(184,683)	$(32,591)	$(64,374)	$(138,726)	$(24,481)
Denominator:
Basic and diluted weighted average common shares outstanding	519,080	5,100,000	900,000	2,366,608	5,100,000	900,000

Basic and diluted net loss per common share	$(0.04)	$(0.04)	$(0.04)	$(0.03)	$(0.03)	$(0.03)

	For the Nine Months Ended September 30,
	2024			2023
	Class A redeemable	Class A non-redeemable	Class B	Class A redeemable	Class A non-redeemable	Class B
Basic and diluted net (loss) income per common share:
Numerator:
Allocation of net (loss) income	$(311,063)	$(1,995,031)	$(352,064)	$159,231	$75,165	$50,033
Denominator:
Basic and diluted weighted average common shares outstanding	795,185	5,100,000	900,000	7,637,976	3,605,495	2,400,000

Basic and diluted net (loss) income per common share	$(0.39)	$(0.39)	$(0.39)	$0.02	$0.02	$0.02

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying unaudited condensed consolidated financial statements.

F-18

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Note 3 - Initial Public Offering

On September 7, 2021, the Company consummated its Initial Public Offering of 24,000,000 Units, generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 were for deferred underwriting commissions and offering costs allocated to derivative warrant liabilities, respectively. Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

Of the 24,000,000 Units sold in the Initial Public Offering, 23,760,000 Units were purchased by certain qualified institutional buyers or institutional accredited investors which are not affiliated with any member of the Company management (the “Anchor Investors”). In connection with the sale of Units to the Anchor Investors, the Sponsor transferred an aggregate of 1,350,000 of the Company’s Class B common stock held by the Sponsor (the “Founder Shares”) to the Anchor Investors at a price of approximately $0.004 per Founder Share. The Company determined that the excess of the fair value of the Founder Shares acquired by the Anchor Investors over the price paid by such Anchor Investors should be recognized as an offering cost in accordance with SEC Staff Accounting Bulletin Topic 5A. The Company estimated the fair value of the Founder Shares sold to the Anchor Investors to be $2.37 per share or an aggregate of approximately $3.2 million, based on third-party transactions in the Sponsor’s equity interests. Accordingly, the offering cost is allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Warrants are expensed as incurred. Offering costs allocated to the Public Shares are charged against the carrying value of Class A common stock upon the completion of the Initial Public Offering.

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,600,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. On October 16, 2021, the over-allotment option expired unexercised.

Note 4 - Related Party Transactions

Founder Shares

On May 5, 2021, the Sponsor paid for certain offering costs totaling $25,000 on behalf of the Company in exchange for issuance of 6,181,250 shares of the Company’s Founder Shares, par value $0.0001 per share. On July 29, 2021, the Company effected a 1:1.1162791 stock split of Class B common stock, resulting in an aggregate of 6,900,000 shares of Class B common stock outstanding. In connection with the sale of Units to the Anchor Investors, the Sponsor transferred 1,350,000 Founder Shares to the Anchor Investors, as described in Note 3, above. The Sponsor agreed to forfeit up to 900,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters, so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On October 16, 2021, the over-allotment option expired unexercised. As such, 900,000 shares of Class B common stock were forfeited.

On March 22, 2023, 5,100,000 shares of Class B common stock were exchanged for an equal number of shares of Class A common stock. Such shares are not entitled to redemption rights.

The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

F-19

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Contributed Capital

On March 7, 2023, the Sponsor contributed $100,000 to the Company for no consideration.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,500,000 and 1,200,000 Private Placement Warrants to the Sponsor and Cantor and Odeon, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor and the underwriters was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor, the underwriters or their permitted transferees.

The Sponsor, the underwriters and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On April 30, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $163,000 under the Note. On September 7, 2021, the Company repaid $157,000 of Note balance and repaid the remaining balance of approximately $6,000 in full on September 13, 2021. Subsequent to the repayment, the facility was no longer available to the Company.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2024 and December 31, 2023, the Company had no borrowings under the Working Capital Loans.

Services Agreement

On September 1, 2021, the Company entered into an agreement with the Sponsor, pursuant to which the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to or incurred by members of the Company’s management team until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation. On June 21, 2024, the Company entered into a fee waiver agreement with the Sponsor and a member of the management team whereas 125,000 shares of the post Business Combination entity shall be issued in full satisfaction of all compensation through March 31, 2024 and in the future. For the three and nine months ended September 30, 2024, the Company incurred approximately $0 and $30,000, respectively. For the three and nine months ended September 30, 2023, the Company incurred approximately $30,000 and $90,000, respectively, under the services agreement in the condensed consolidated statements of operations. As of September 30, 2024 and December 31, 2023, $190,000 and $160,000 were included in due to related party on the condensed consolidated balance sheets, respectively.

F-20

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The board of directors has also approved payments of up to $15,000 per month, through the earlier of the consummation of the Company’s initial Business Combination or its liquidation, to members of the Company’s management team for services rendered to the Company. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates. On April 21, 2024, all deferred compensation owed to Mr. Gary by the Company to date, in the aggregate amount of $132,500, shall be forfeited and henceforth shall cease to accrue $7,500 per month in service fees currently recorded in due to related party on the condensed consolidated balance sheets. On June 21, 2024, the Company entered into a fee waiver agreement with the Sponsor and a member of the management team whereas 125,000 shares of the post Business Combination entity shall be issued in full satisfaction of all compensation through March 31, 2024 and in the future. For the three and nine months ended September 30, 2024, the Company incurred approximately $0 and $24,500, respectively, under the services agreement. For the three and nine months ended September 30, 2023, the Company incurred approximately $45,000 and $135,000, respectively, under the services agreement. As of September 30, 2024 and December 31, 2023, $137,000 and $225,000 were included in due to related party on the condensed consolidated balance sheets, respectively.

The agreement will be accounted for under ASC 718 and the Company recorded a stock compensation expense for the fair value of the shares to be issued in excess of the fair value of the liability recorded as of September 30, 2024. The Company estimated the aggregate fair value of the 125,000 shares of the post Business Combination attributable to the member of the management team in full satisfaction of all compensation and administrative fees through March 31, 2024 and in the future to be $1,436,250 or $11.49 per share. The fair value of the post Business Combination shares was based on the publicly traded share price of the Company as of the date of the agreement.

Convertible Promissory Note – Related Party

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. As of September 30, 2024 there was no amount drawn from the promissory note and on November 6, 2023 the Company and the Sponsor entered into a written agreement to rescind and nullify the promissory note.

On July 25, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of $35,000 (the “Note”) to a related party, the Note being entered into in consideration of two transfers made by Jeffrey J. Gary to the Maker on April 18, 2024 for $25,000 and on May 22, 2024 for $10,000. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. The principal balance may be repaid at any time. The principal balance shall be payable by the Company either: (i) in cash, or (ii) at the Payee’s election in writing, by issuance of Maker’s private placement warrants (the “Private Warrants”), at a price of $1.00 per Private Warrant. Each Private Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. As of September 30, 2024, there was $35,000 outstanding under this Note included on the condensed consolidated balance sheet.

F-21

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Due to Related Party

As of September 30, 2024, the Sponsor advanced a total of $485,000 to the Company of which $450,000 was deposited to the Trust to extend the Business Combination Period from April 7, 2023 to September 7, 2023 based on the Amended and Restated Certificate of Incorporation as amended on March 6, 2023 allowing the Company to consummate an initial business combination from March 7, 2023 to September 7, 2023, provided that the Company deposits the lesser of $80,000 and $0.04 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension and $20,000 was deposited to the Trust to extend the Business Combination period from September 7, 2023 to October 7, 2023 based on the Amended and Restated Certificate of Incorporation as amended on September 6, 2023 allowing the Company to consummate an initial business combination from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. As of September 30, 2024 and December 31, 2023, $450,000 and $420,000 were included in due to related party on the condensed consolidated balance sheets, respectively.

Due from Related Party

On July 20, 2023 and August 7, 2023, a total of $891,000 was transferred to the Sponsor from the operating bank account, of which a total of $616,000 was paid back on October 10, 2023, October 11, 2023 and December 13, 2023. Additionally, during the year ended December 31, 2023 the Sponsor paid operating expenses on behalf of the Company with a total value of $80,000 which has been netted against the amount owed. During the nine months ended September 30, 2024, a total of $49,972 was paid back.

As of September 30, 2024 and December 31, 2023, there were amounts of $145,028 and $195,000 outstanding from the Sponsor, respectively.

Due from Sponsor

Between March 2, 2023 and December 5, 2023, the Company withdrew an aggregate amount of $2,497,248 from the Trust Account pursuant to seven separate written withdrawal requests to Continental Stock Transfer and Trust (“Continental”), the trustee for the Trust Account for the payment of taxes. While the Company paid an aggregate amount of $1,447,889 for tax payments, the remaining amount of $1,049,359, that was withdrawn from the Trust Account for tax purposes, was used to pay other business expenses of the Company. On March 15, 2024, the Sponsor deposited $1,049,359 into the Trust Account, and on March 26, 2024, the Sponsor deposited an additional amount $36,285 into the Trust Account to reimburse the Trust Account for interest that would have earned on the $1,049,359 that was erroneously withdrawn from the Trust Account of which $24,656 was accrued as of December 31, 2023. From March 11, 2024 through March 14, 2024, the Sponsor transferred an aggregate of $1,090,000 to fund amounts transferred to the Trust Account.

For the nine months ended September 30, 2024, Polar funded Sponsor an additional $375,000 under the Subscription Agreement and the Sponsor loaned the Company $150,000 from Polar.

As of September 30, 2024 and December 31, 2023, there were amounts of $140,139 and $1,074,015 outstanding from the Sponsor, respectively.

F-22

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Note 5 - Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares), were entitled to registration rights pursuant to a registration and stockholder rights agreement signed prior to the consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.8 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.50 per unit, or $12.0 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. If the underwriters’ over-allotment option was fully exercised, $0.70 per over-allotment unit, or up to an additional approximately $2.5 million, or approximately $14.5 million in the aggregate, would have been deposited in the Trust Account as deferred underwriting commissions. On October 16, 2021, the over-allotment option expired unexercised. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

On March 28, 2023, the Company received a waiver from one of the underwriters of its Initial Public Offering pursuant to which such underwriter waived all rights to $5.4 million of its $8.4 million deferred underwriting commissions payable upon completion of an initial Business Combination. As a result, the Company recognized $273,110 of gain on forgiveness of underwriting fee payable and $5,126,890 toward Class A redeemable shares in relation to the forgiveness of the deferred underwriter fee allocated to the underwriter in the accompanying unaudited condensed consolidated financial statements. In connection with this waiver, the underwriter also agreed that the remainder of the deferred underwriting fee of $3.0 million will be payable upon the consummation of the business combination. As of September 30, 2024 and December 31, 2023, $6,600,000 was outstanding under deferred underwriting fee payable.

Also in March 2023, the Company entered into an agreement with Odeon Capital Group, LLC (“Odeon”), the other IPO Underwriter, pursuant to which Odeon agreed to irrevocably forfeit $2.6 million of the deferred underwriting discount of $3.6 million that Odeon was previously entitled to receive at the closing of the Business Combination. Such remaining $1.0 million of deferred underwriting discount was to be payable in cash to Odeon at the closing of the Business Combination.

On June 20, 2024, the Company entered into agreements with its underwriters, pursuant to which its underwriters agreed to accept a total of 300,000 shares at the closing of the Business Combination in full satisfaction of the remaining $6.6 million of deferred underwriting discount that was payable in cash to the underwriters at the closing of the Business Combination. The Company’s agreements with its underwriters are subject to certain conditions which result in the Company recording the impact of the agreements at the closing of the Business Combination.

Forward Share Purchase Agreement

On March 29, 2023, the Company entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Avila, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (collectively, “Seller”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Seller intends but is not obligated to purchase shares of SPAC Class A Common Stock from holders (other than SPAC or its affiliates) who have elected to redeem such shares in connection with the Proposed Transactions. Purchases by Seller will be made through brokers in the open market after the redemption deadline in connection with the Proposed Transactions at a price no higher than the redemption price to be paid by SPAC in connection with the Proposed Transactions (the “Initial Price”). The Shares purchased by the Seller, other than the Share Consideration Shares are referred to herein as the “Recycled Shares.” The Seller also may sell 2,376,000 shares of SPAC Class A Common Stock purchased in the SPAC’s initial public offering (“IPO Shares”) in the Forward Purchase Transaction, up to a maximum of 2,500,000 shares of Class A Common Stock (including any Recycled Shares). The Forward Share Purchase Agreement was terminated as a result of the termination of the Avila BCA on August 10, 2023, as described below.

F-23

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Business Combination Agreements

On April 3, 2023, the Company entered into a Business Combination Agreement with Avila Energy Corporation, an Alberta corporation (“Avila”), pursuant to which the Company will acquire Avila for consideration of shares of the Company following its redomicile into the Province of Alberta. The business combination agreement and related executed agreements included supporting agreements and a forward share purchase agreement are more fully described and filed with the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2023.

On August 10, 2023, the Company and Avila entered into a Letter Agreement providing for the mutual termination of the Avila BCA. The Letter Agreement provides for the mutual release of claims against the other party and also provides that Avila will pay to the Company $300,000 in partial reimbursement of expenses incurred by the Company in connection with the Avila BCA (the “Avila Payment”). The Avila Payment is due and payable as follows: 1) up to $300,000 immediately upon Avila’s receipt of net proceeds from any financing, public or private, in excess of U.S. $3,000,000, -or- (2) (i) $50,000 by December 1, 2023, (ii) $100,000 by February 1, 2024 and (iii) $150,000 by April 1, 2024. Management does not believe that Avila has the funds to pay the reimbursement of expenses in connection with the Avila BCA and believes it to be uncollectible. The Company has fully allowed for the receivable from Avila for the reimbursement of expenses in connection with the Avila BCA as of September 30, 2024.

Effective as of October 13, 2023, the Company, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”) and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), entered into a business combination agreement and plan of merger (the “AM BCA”) pursuant to which Merger Sub will merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly owned subsidiary of the Company. The Board of Directors of the Company (the “Board”) has unanimously approved and declared advisable the AM BCA, the Merger and the other transactions contemplated thereby (the “Proposed Transactions”). A copy of the AM BCA is filed as Exhibit 2.1 in the Current Report on Form 8-K dated October 17, 2023. In connection with entering into the AM BCA, in October 2023, the Company formed IAC Merger Sub Inc, a Florida corporation.

On June 21, 2024, the Company, Alpha Modus and Merger Sub entered into an amendment to the AM BCA (the “BCA Amendment”). The BCA Amendment (i) provides that each share of Alpha Modus’ 6,145,000 shares common stock outstanding prior to the business combination will be exchanged for the right to receive 1 share of IAC Class A common stock, and a contingent right to receive a pro rata portion of the 2,200,000 earnout shares; (ii) provides that each share of Alpha Modus’ 7,500,000 shares Series C Redeemable Convertible Preferred Stock outstanding prior to the business combination will be exchanged for the right to receive 1 share of IAC Series C Preferred Stock (having substantially the same rights as the Alpha Modus Series C Redeemable Convertible Preferred Stock), and a contingent right to receive a pro rata portion of the 2,200,000 earnout shares; (iii) eliminates the closing condition that the combined company is obligated to pay off the indebtedness of Polar Multi-Strategy Master Fund (“Polar”), up to a maximum of $1,000,000, and the indebtedness of Janbella Group, LLC’s (“Janbella”), up to a maximum of $1,000,000, at closing of the business combination; (iv) eliminates the combined company’s obligation to issue each of Polar and Janbella at closing a number of shares of common stock equal to the amount of indebtedness paid off divided by $1.00; (v) requires the combined company to issue the following shares of common stock at closing: (a) 1,392,308 shares to Janbella, (b) 210,000 shares to Cantor Fitzgerald & Co., (c) 90,000 shares to Odeon Group, LLC, and (d) 125,000 shares to Michael Singer; and (vi) extends the “Outside Date” (the date by which the business combination must occur, after which either the Company or Alpha Modus may terminate the AM BCA by providing written notice to the other) to September 9, 2024, from June 7, 2024.

On October 29, 2024, the Company held a Special Meeting of stockholders. At the Special Meeting, the Company’s stockholders approved the Business Combination Agreement, dated as of October 13, 2023, as amended by the First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among the Company, IAC Merger Sub Inc. (“Merger Sub”), and Alpha Modus, Corp. (“Alpha Modus”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Alpha Modus, with Alpha Modus continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Business Combination”), approved the Company’s amended and restated certificate of incorporation, as amended (the “IAC Charter”), in connection with the closing of the Business Combination, by adopting the second amended and restated certificate of incorporation (the “Amended and Restated Charter”), which includes the authorization to issue and designation of 7,500,000 new shares of preferred stock as Series C Redeemable Convertible Preferred Stock”, and the stockholders also approved the issuance of shares of the Company’s common stock pursuant to the Business Combination Agreement, as well as the issuance of shares of the Company’s common stock issuable upon conversion of the Company’s Series C Redeemable Convertible Preferred Stock issuable pursuant to the Business Combination Agreement for purposes of complying with the applicable listing rules of the Nasdaq Stock Market. In connection with the stockholders’ vote at the Special Meeting, 426,135 shares were tendered for redemption.

Subscription Agreement

On August 30, 2023, the Company, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the “Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to the Company, to cover the Company’s working capital expenses (each a “Sponsor Loan”). For the nine months ended September 30, 2024, Polar funded Sponsor additional $375,000 under the Subscription Agreement and the Sponsor loaned the Company $375,000 from Polar. For the year ended December 31, 2023, Polar funded Sponsor $600,000 under the Subscription Agreement and the Sponsor loaned the Company $600,000 from Polar. All subsequent Capital Calls are subject to the mutual consent of the Company, Sponsor and Polar. All Capital Calls funded by Polar shall not accrue interest and are repayable by the Sponsor at the closing of the Company’s initial business combination. At the option of Polar, all Capital Calls funded by Polar may be repaid by the Company through the issuance of one share of Class A Common Stock for each $10 of the outstanding Capital Calls funded by Polar. Sponsor is also responsible to reimburse Polar for its reasonable attorney’s fees incurred in connection with the Subscription Agreement up to $5,000. In the event, a business combination does not occur and the Company liquidates, then all Capital Calls funded by Polar out of cash held in the Sponsor’s bank accounts and/or the Company’s bank accounts, excluding the Company’s Trust Account. The Sponsor Loans shall not accrue interest and shall be repaid by the Company at the closing of the business combination.

F-24

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

In consideration of the funds received, the Company will issue, at the closing of its business combination, to Polar one (1) shares of the company’s Class A Common Stock for each dollar Polar funds through the Capital Calls (“Subscription Shares”). The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the Business Combination Closing or (ii) if no such registration statement is filed in connection with the Business Combination Closing, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the Business Combination Closing, which shall be filed no later than 30 days after the Business Combination Closing and declared effective no later than 90 days after the Business Combination Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

In the event the Sponsor of the Company defaults in its obligations under the Subscription Agreement (a “Default”), then the Sponsor shall be required to transfer to Polar 0.1 share of Class A Common Stock or Class B Common Stock for each $1 that Polar has funded under the Capital Calls as of the date of such Default and shall be required repeat such issuance for each month the such Default continues.

On May 15, 2024, the Company, Sponsor and Polar entered into Amendment No. 1 to the Subscription Agreement (the Amendment”) pursuant to which Polar’s aggregate advance under the Subscription Agreement was reduced from $1,000,000 to $975,000 and in the event the Company consummates the business combination with Alpha Modus Corp., then the Company will not be obligated to issue to Polar one (1) share of the Company’s Class A Common Stock for each dollar Polar advances to the Company under at Subscription Agreement at the closing of the business combination. However, if the Company consummates a business combination with an entity other than Alpha Modus, Corp., then the Company is obligated to issue to Polar one (1) share of the Company’s Class A Common Stock for each dollar Polar advances to the Company under at Subscription Agreement at the closing of the business combination with an entity other than Alpha Modus, Corp. (the “Subscription Shares”). The Subscription Shares shall be subject to no transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connection with the closing of the business combination or (ii) if no such registration statement is filed in connection with the closing of the business combination, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the closing of the business combination, which shall be filed no later than 30 days after the closing of the business combination and declared effective no later than 90 days after the closing of the business combination. Sponsor shall not sell, transfer or otherwise dispose of any securities owned by the Sponsor until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

Note 6 - Class A Shares of Common Stock Subject to Possible Redemption

The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. In connection with the Extensions on March 6, 2023, September 6, 2023 and June 5, 2024, the holders of 21,151,393, 1,847,662 and 481,865 Class A common shares, representing approximately 88.1%, 65% and 48%, respectively, of the Company’s issued and outstanding Class A common shares, elected to redeem their shares. Following such redemptions, approximately $5,840,000 will remain in the trust account and 1,000,945 shares of Class A Common Stock subject to possible redemption will remain issued and outstanding. As of September 30, 2024 and December 31, 2023, there were 519,080 and 1,000,945 shares of Class A common stock subject to possible redemption outstanding at $11.27 and $10.84 redemption value, respectively, all of which were subject to possible redemption.

The shares of Class A common stock issued in the Initial Public Offering were recognized in Class A common stock subject to possible redemption as follows:

Class A common stock subject to possible redemption at December 31, 2022	$243,597,590
Less:
Redemptions	(234,830,236)
Due to shareholder	(628,758)
Accretion of carrying value to redemption value	(2,418,083)
Plus:
Waiver of underwriting fee allocated to Class A Common Stock	5,126,890
Class A common stock subject to possible redemption at December 31, 2023	10,847,403
Less:
Redemptions	(5,421,323)
Due to shareholder	(21,644)
Plus:
Accretion of Class A common stock subject to possible redemption amount	445,894
Class A common stock subject to possible redemption at September 30, 2024	$5,850,330

F-25

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

Note 7 - Stockholders’ Deficit

Preferred Stock -The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2024 and December 31, 2023, there were no preferred shares issued or outstanding.

Class A Common Stock -The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2024 and December 31, 2023, there were 5,619,080 and 6,100,945 shares of Class A common stock issued and outstanding, respectively. All shares of Class A common stock subject to possible redemption have been classified as temporary equity (see Note 6). On March 22, 2023, 5,100,000 shares of Class B common stock were exchanged for an equal number of shares of Class A common stock. Such shares are not entitled to redemption rights.

Class B Common Stock - The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of September 30, 2024 and December 31, 2023, there were 900,000 shares of Class B common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class B common stock and holders of Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.

The Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

Note 8 - Warrants

As of September 30, 2024 and December 31, 2023, the Company has 12,000,000 and 8,700,000 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

F-26

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by the Initial Stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor, the underwriters or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants. Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Note 9 - Fair Value Measurements

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2024 and December 31, 2023 and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

September 30, 2024

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account—Money Market Funds	$5,940,746	$—	$—
Liabilities:
Derivative liabilities-public warrants	$—	$600,000	$—
Derivative liabilities-private warrants	$—	$435,000	$—

F-27

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

December 31, 2023

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account—U.S. Treasury Securities	$10,664,690	$—	$—
Liabilities:
Derivative liabilities-public warrants	$—	$361,200	$—
Derivative liabilities-private warrants	$—	$261,890	$—

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement on October 1, 2021 because the Public Warrants were separately listed and traded in an active market. The estimated fair value of the Public Warrants transferred from a Level 1 measurement to a Level 2 fair value measurement in September 2022, due to the limited trading activity of the Public Warrants at September 30, 2022 through December 31, 2023. The Private Placement Warrants were transferred from a Level 3 measurement to a Level 2 measurement in September 2022, as the Public and Private Placement Warrants are viewed as economically equivalent. There were no transfers to/from Levels 1, 2, and 3 during the nine months ended September 30, 2024.

Level 1 assets include investments in U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields and quoted market prices from dealers or brokers.

Note 10 - Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date the unaudited condensed consolidated financial statements were issued. Based upon this review, other than as described below, the Company, did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

On October 7, 2024, the Company deposited $10,382 or $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account to extend the Business Combination Period from September 7, 2024 to October 7, 2024. On November 15, 2024, the Company deposited $10,382 or $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account to extend the Business Combination Period from October 7, 2024 to November 7, 2024. The Company will deposit an additional amount of $10,382 or $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account on or before the closing date of the Business Combination to extend the Business Combination Period to December 7, 2024.

On October 14, 2024, the Company held its Special Meeting for the purpose of approving the proposals set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 18, 2024 (the “Proxy Statement”). The only matter presented at the Special Meeting was to adjourn the Special Meeting to Tuesday, October 29, 2024 at 11:00 a.m. The Chairman proposed to adjourn the Special Meeting to Tuesday, October 29, 2024 at 11:00 a.m. and 5,512,500 shares of common stock of the Company were voted in favor of the adjournment, and that such number constituted a majority of the issued and outstanding shares of common stock present in person or represented by proxy and entitled to vote and voted at the Special Meeting. Accordingly, the Special Meeting was adjourned to Tuesday, October 29, 2024 at 11:00 a.m.

In connection with the adjournment of the Special Meeting, the Company also extended the deadline for stockholders of the Company to exercise their redemption rights to Friday, October 25, 2024 at 5:00 p.m. Accordingly, all stockholders have until October 25, 2024 at 5:00 p.m. to redeem their shares and any stockholder who has previously tendered its shares for redemption and now decides that it does not want to redeem its shares may withdraw such redemption request.

On October 23, 2024, the Company entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), an entity controlled by John M. Fife, pursuant to which the Company will sell, and the Investor will purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses), which is anticipated to close on the date that the Company closes its business combination (the “Business Combination”) with Alpha Modus, Corp. (“Alpha Modus”).

F-28

INSIGHT ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2024

The SPA includes customary representations, warranties and covenants by the Company and customary closing conditions. The SPA grants the Investor (i) the right to fund up to an additional $5,000,000 to the Company, with the Company’s consent, through the date that is six months following repayment of the Note in full (the “Reinvestment Right”), and (ii) the exclusive right, on customary market terms, to enter into an equity line of credit or other similar financing arrangement with the Company for at least $20,000,000, through the date that is one year following the Purchase Price Date (defined below). Pursuant the SPA, Alpha Modus is required to guarantee all of the Company’s obligations under the Note and related transaction documents pursuant to a guaranty agreement (the “Guaranty”), and the Note will also be secured by security agreements (the “Security Agreements”) by and between the Investor and both the Company and Alpha Modus, granting the Investor first priority security interests in all assets of the Company, as well as all assets of Alpha Modus, including all of Alpha Modus’ intellectual property (and including Alpha Modus’ patent portfolio) pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, the Company and Alpha Modus (collectively the “Borrowers”), and William Alessi, his entity, Janbella Group, LLC, and the trusts deemed to be beneficially owned by Mr. Alessi (each a “Capital Party” and collectively the “Capital Parties”), are required to execute at closing a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Borrowers’ indebtedness and obligations to each Capital Party will be subordinated to Investor, (ii) all security interests of any Capital Party will be subordinate to Investor’s security interests, (iii) the Borrowers will not make any payments to any Capital Party, (iv) none of the Capital Parties will accelerate any subordinated debt or equity, (v) and no Capital Party will convert or exchange their preferred stock of the Company into Common Stock, until such time as the Investor has been fully paid and all financing agreements between the Investor and the Borrowers are terminated.

The Note will mature 18 months following the date the purchase price is delivered to the Company (the “Purchase Price Date”), will accrue interest of 10% per annum, will be prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the Note, and will be convertible into Class A common stock (“Common Stock”) of the Company as described below. Within 30 days of the Purchase Price Date, the Company will be obligated to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) registering a number of shares of Common Stock issuable upon conversion of the Note in an amount no less than two times the number of shares of Common Stock necessary to convert the outstanding balance under the Note in full as of the date the Company files the registration statement. If the registration statement is not declared effective by the SEC within 120 days of the Purchase Price Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the registration statement is declared effective or the Investor is able to sell shares of Common Stock issuable upon conversion of the Note pursuant to Rule 144 under the Securities Act of 1933, as amended. If by the date that 50% of the shares registered under the registration statement have been issued to Investor (such date, the “Trigger Date”) the Note has not yet been repaid in full, the Company will be obligated to file an additional registration statement registering additional shares of Common Stock issuable upon conversion of the Note within 30 days of the Trigger Date. If that additional registration statement is not declared effective by the SEC within 120 days of the Trigger Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the additional registration statement is declared effective.

The Note will be convertible at the election of the Investor into shares of Common Stock at any time following the earlier of the effective date of the registration statement described above or one year following the Purchase Price Date, at a conversion price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding conversion, and provided that (i) the Investor may not convert the Note into shares of Common Stock to the extent that such conversion would result in the Investor’s beneficial ownership of Common Stock being in excess of 4.99% (or 9.99% if the Company’s market capitalization is less than $10 million), and provided that (ii) the Note is not convertible into a total cumulative number of shares of Common Stock in excess of the number of shares of Common Stock permitted by Nasdaq Listing Rule 5635 (the “Exchange Cap”). Pursuant to the terms of the Note, the Company will, within 120 days of the Purchase Price Date, seek shareholder approval of the Note and the issuance of shares of Common Stock, issuable upon conversion of the Note and pursuant to the Reinvestment Right, in excess of the Exchange Cap (the “Shareholder Approvals”). If such shareholder approval is not obtained within 120 days, the Company will continue to seek shareholder approval every three months thereafter until shareholder approval is obtained. Pursuant to the Subordination Agreement, each Capital Party is required to vote all of their shares of Company stock in favor of the Shareholder Approvals. Under the SPA, the Company is required to initially reserve 7,500,000 shares of its Common Stock for issuance to the Investor under the Note, and the Company is required to add additional shares to the reserve in increments of 100,000 shares when requested by the Investor if at the time of the request the number of shares being held in reserve is less than three times the number of shares of Common Stock equal to the outstanding balance under the Note divided by the applicable conversion price at that time.

On October 29, 2024, the Company held a Special Meeting of stockholders. At the Special Meeting, the Company’s stockholders approved the Business Combination Agreement, dated as of October 13, 2023, as amended by the First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among the Company, IAC Merger Sub Inc. (“Merger Sub”), and Alpha Modus, Corp. (“Alpha Modus”), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into Alpha Modus, with Alpha Modus continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Business Combination”), approved the Company’s amended and restated certificate of incorporation, as amended (the “IAC Charter”), in connection with the closing of the Business Combination, by adopting the second amended and restated certificate of incorporation (the “Amended and Restated Charter”), which includes the authorization to issue and designation of 7,500,000 new shares of preferred stock as Series C Redeemable Convertible Preferred Stock”, and the stockholders also approved the issuance of shares of the Company’s common stock pursuant to the Business Combination Agreement, as well as the issuance of shares of the Company’s common stock issuable upon conversion of the Company’s Series C Redeemable Convertible Preferred Stock issuable pursuant to the Business Combination Agreement for purposes of complying with the applicable listing rules of the Nasdaq Stock Market. In connection with the stockholders’ vote at the Special Meeting, 426,135 shares were tendered for redemption.

F-29

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Insight Acquisition Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Insight Acquisition Corp. and subsidiary (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter — Franchise and Income Tax Withdrawals from Trust Account

As discussed in Note 12 to the financial statements, the Company withdrew $2,703,102 from the Trust Account to pay liabilities related to the federal income and Delaware franchise taxes. Through December 31, 2023, the Company remitted $1,653,743 to the respective tax authorities, which resulted in remaining excess funds withdrawn from the Trust Account but not remitted to the government authorities of $1,049,359. Management has determined that this use of the Withdrawn Trust Funds was not in accordance with the Trust Agreement. The disclosure of this was omitted from the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023. The amounts deemed to have been used for operating expenses were $4,448 as of June 30, 2023 and $1,411,063 as of September 30, 2023.

Emphasis of the Matter — Restatement of Unaudited Interim Financial Statements

As discussed in Note 2 to the financial statements, the unaudited interim financial statements as of and for the three and nine months ended September 30, 2023 have been restated to correct certain misstatements.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by June 7, 2024 (as approved by the Annual Meeting described in Note 1), then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2021.

New York, New York

May 14, 2024

PCAOB ID Number 100

F-30

INSIGHT ACQUISITION CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
Assets:
Current assets:
Cash	$—	$171,583
Restricted cash	314,482	—
Prepaid expenses	105,568	367,219
Due from Sponsor	1,074,015	—
Due from related party	195,000	—
Total current assets	1,689,065	538,802
Investments held in the Trust Account	10,664,690	244,314,622
Total Assets	$12,353,755	$244,853,424

Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit:
Current liabilities:
Accounts payable	$89,311	$128,835
Accrued expenses	968,309	68,216
Due to related party	805,000	85,000
Due to investor, net of debt discount	320,755	—
Due to Shareholders	628,758	—
Income tax payable	100,036	467,991
Excise tax payable	2,348,302	—
Franchise tax payable	—	149,041
Total current liabilities	5,260,471	899,083
Deferred tax liability	9,935	156,593
Deferred underwriting commissions in connection with the Initial Public Offering	6,600,000	12,000,000
Derivative liabilities	623,090	84,890
Total Liabilities	12,493,496	13,140,566
Commitments and Contingencies
Class A common stock subject to possible redemption, $0.0001 par value; 1,000,945 and 24,000,000 redeemable shares at approximately $10.84 and $10.15 per share redemption value at December 31, 2023 and 2022, respectively	10,847,403	243,597,590

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at December 31, 2023 and 2022	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 5,100,000 and 0 non-redeemable shares issued and outstanding at December 31, 2023 and 2022 (excluding 1,000,945 and 24,000,000 shares subject to possible redemption), respectively	510	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 900,000 and 6,000,000 shares issued and outstanding at December 31, 2023 and 2022, respectively	90	600
Additional paid-in capital	509,211	—
Accumulated deficit	(11,496,955)	(11,885,332)
Total stockholders’ deficit	(10,987,144)	(11,884,732)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Stockholders’ Deficit	$12,353,755	$244,853,424

The accompanying notes are an integral part of the consolidated financial statements.

F-31

INSIGHT ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2023	2022
General and administrative expenses	$2,419,328	$1,305,836
General and administrative expenses – related party	300,000	—
Franchise tax expenses	143,200	205,992
Loss from operations	(2,862,528)	(1,511,828)

Other income (expense):
Change in fair value of derivative liabilities	(538,200)	10,711,300
Change in initial value of Forward Purchase Agreement Liability	86,369	—
Interest expense – debt discount	(112,054)	—
Gain on investments held in Trust Account	3,117,552	3,332,546
Gain on forgiveness of deferred underwriting fee payable	273,110	—
Total other income, net	2,826,777	14,043,846

(Loss) Income before income tax expense	(35,751)	12,532,018
Income tax expense	(615,387)	(624,584)
Net (loss) income	$(651,138)	$11,907,434

Weighted average shares outstanding of Class A Redeemable common stock, basic and diluted	5,965,080	24,000,000
Basic and diluted net (loss) income per common share, Class A Redeemable common stock	$(0.05)	$0.40

Weighted average shares outstanding of Class A Non-Redeemable common stock, basic and diluted	3,982,192	—
Basic and diluted net (loss) income per common share, Class A Non-Redeemable common stock	$(0.05)	$—

Weighted average shares outstanding of Class B common stock, basic and diluted	2,017,808	6,000,000
Basic and diluted net (loss) income per common share, Class B common stock	$(0.05)	$0.40

The accompanying notes are an integral part of the consolidated financial statements.

F-32

INSIGHT ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Common Stock				Additional		Total
	Class A		Class B		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2021	—	$—	6,000,000	$600	$—	$(21,395,176)	$(21,394,576)
Accretion of Class A common stock subject to redemption value	—	—	—	—	—	(2,397,590)	(2,397,590)
Net income	—	—	—	—	—	11,907,434	11,907,434
Balance – December 31, 2022	—	—	6,000,000	600	—	(11,885,332)	(11,884,732)
Accretion of Class A common stock subject to redemption value	—	—	—	—	(969,734)	3,387,817	2,418,083
Contributions from Sponsor	—	—	—	—	100,000	—	100,000
Initial Value of Forward Purchase Agreement	—	—	—	—	(86,369)	—	(86,369)
Class B common stock converted to Class A common stock on a one for one basis	5,100,000	510	(5,100,000)	(510)	—	—	—
Fair value of Subscription Shares in connection with Subscription Agreement	—	—	—	—	391,299	—	391,299
Contribution receivable from the Sponsor					1,074,015		1,074,015
Excise tax	—	—	—	—	—	(2,348,302)	(2,348,302)
Net loss	—	—	—	—	—	(651,138)	(651,138)
Balance – December 31, 2023	5,100,000	$510	900,000	$90	$509,211	$(11,496,955)	$(10,987,144)

The accompanying notes are an integral part of the consolidated financial statement.

F-33

INSIGHT ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(651,138)	$11,907,434

Adjustments to reconcile net (loss) income to net cash used in operating activities:
Change in initial value of derivative liabilities	538,200	(10,711,300)
Interest expense – debt discount	112,054	—
Gain on investments held in Trust Account	(3,117,552)	(3,332,546)
Gain on forgiveness of deferred underwriting fee payable	(273,110)	—
Change in fair value of forward purchase agreement	(86,369)	—
Deferred tax (benefit) expense	(146,658)	156,593

Changes in operating assets and liabilities:
Prepaid expenses	261,651	509,098
Accounts payable	(39,524)	94,503
Accrued expenses	900,093	—
Accrued expenses – related party	—	72,253
Due to related party	300,000	—
Income tax payable	(367,955)	467,991
Franchise tax payable	(149,041)	8,767
Due from related party	(195,000)	—
Net cash used in operating activities	(2,914,349)	(827,207)

Cash Flows from Investing Activities:
Cash withdrawn from Trust Account to pay franchise and income taxes	2,497,248	205,853
Cash withdrawn from Trust Account in connection with redemption	234,830,236	—
Cash deposited in Trust Account	(560,000)	—
Net cash provided by investing activities	236,767,484	205,853

Cash Flows from Financing Activities:
Contributions from Sponsor	100,000	—
Due to related party	420,000	—
Due to investors	600,000	—
Offering costs paid	—	(85,000)
Redemption of Class A common stock	(234,830,236)	—
Net cash used in financing activities	(233,710,236)	(85,000)

Net change in cash and restricted cash	142,899	(706,354)
Cash and restricted cash – beginning of the year	171,583	877,937
Cash and restricted cash – end of the year	$314,482	$171,583
Cash	$—	$171,583
Restricted Cash	$314,482	$—

Supplemental disclosure of noncash activities:
Forgiveness of deferred underwriting fee payable	$5,126,890	$—
Value of excise tax liability	$2,348,302	$—
Capital contribution from Sponsor	$1,074,015	—

The accompanying notes are an integral part of the consolidated financial statements.

F-34

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 1 — Description of Organization and Business Operations

Insight Acquisition Corp. (the “Company”) was incorporated in Delaware on April 20, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

The Company has one subsidiary, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”), a direct wholly owned subsidiary of the Company incorporated in on October 10, 2023. As of December 31, 2023 the subsidiary had no activity.

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from April 20, 2021 (inception) through December 31, 2023 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below and subsequent to the Initial Public Offering, the search for a business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is Insight Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 1, 2021. On September 7, 2021, the Company consummated its Initial Public Offering of 24,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 were for deferred underwriting commissions (see Note 5) and offering costs allocated to derivate warrant liabilities, respectively.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 7,500,000 and 1,200,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), to the Sponsor and Cantor Fitzgerald & Co. (“Cantor”) and Odeon Capital Group, LLC (“Odeon”), respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million (see Note 4).

Upon the closing of the Initial Public Offering and the Private Placement, $241.2 million ($10.05 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and of the Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the Trust Account.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

F-35

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 1 — Description of Organization and Business Operations (cont.)

The Company will provide the holders of the Company’s outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, in its sole discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially at $10.05 per Public Share plus pro rata interest earned in Trust Account). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares were recorded at a redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination if the holders of 65% of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the Initial Stockholders (as defined below) agreed to vote their Founder Shares (as defined below in Note 3) and any Public Shares purchased during or after the Initial Public Offering, and the Anchor Investors (as defined below in Note 3) agreed to vote any Founder Shares held by them in favor of a Business Combination. In addition, the Initial Stockholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. The Company’s Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Company’s Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is restricted from redeeming an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers and any other holders of the Founder Shares immediately prior to the Initial Public Offering (the “Initial Stockholders”) agreed not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Anchor Investors are not entitled to (i) redemption rights with respect to any Founder Shares held by them in connection with the completion of the initial Business Combination, (ii) redemption rights with respect to any Founder Shares held by them in connection with a stockholder vote to amend the Certificate of Incorporation in a manner that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company has not consummated an initial Business Combination within the Combination Period or (iii) rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete the initial Business Combination within the Combination Period (although they will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares they hold if the Company fails to complete the initial Business Combination within the Combination Period).

F-36

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 1 — Description of Organization and Business Operations (cont.)

If the Company is unable to complete a Business Combination by June 7, 2024, which may be extended only by the vote of our stockholders to approve an amendment to our amended and restated certificate of incorporation (the “Combination Period”) the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

On March 6, 2023 the Company held a special meeting (the “Special Meeting”) of stockholders. At the Special Meeting, the Company’s stockholders were asked to vote on the following items: (i) a proposal to amend the Charter to extend the date by which the Company has to consummate a business combination for an additional one month, from March 7, 2023 to April 7, 2023 and thereafter, at the discretion of the board of directors of the Company and without a vote of the stockholders, up to five (5) times for an additional one month each time, for a total of up to five additional months to September 7, 2023 (the “First Charter Amendment Proposal”), (ii) a proposal to amend the Company’s Charter to eliminate from the Charter the limitation that the Company may not redeem public shares to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001 (the “Redemption Limitation”) in order to allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation (the “Second Charter Amendment Proposal”), (iii) a proposal to amend the Charter to provide for the right of a holder of Class B common stock of the Company, par value $0.0001 per share (“Class B Common Stock”) to convert such shares into shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”) on a one-for-one basis prior to the closing of a business combination at the election of the holder (the “Third Charter Amendment Proposal” and together with the First Charter Amendment Proposal and the Second Charter Amendment Proposal, the “Charter Amendment Proposals”) and (iv) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve each of the Charter Amendment Proposals. In connection with the Extension, the holders of 21,151,393 Class A common shares, representing approximately 88.1% of the Company’s issued and outstanding Class A common shares, elected to redeem their shares. Following such redemptions, approximately $28,744,831 remained in the trust account and 2,848,607 shares of Class A Common Stock remained issued and outstanding.

On March 28, 2023, the board of directors of the Company approved a one-month extension of the date by which the Company has to consummate a business combination to May 7, 2023 and authorized management to deposit $80,000 into the Trust Account for such extension. Accordingly, management deposited $80,000 into the Trust Account and the date by which the Company has to consummate a business combination has been extended to May 7, 2023. On May 2, 2023, the board of directors of the Company approved an additional one-month extension to June 7, 2023 and deposited an additional $80,000 into the Trust Account.

On March 29, 2023, the Company entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Avila, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (collectively, “Seller”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Seller intends but is not obligated to purchase the Company’s Class A Common Stock from holders (other than the Company or its affiliates) who have elected to redeem such shares in connection with the Proposed Transactions. Purchases by Seller will be made through brokers in the open market after the redemption deadline in connection with the Proposed Transactions at a price no higher than the redemption price to be paid by the Company in connection with the Proposed Transactions (the “Initial Price”). The Shares purchased by the Seller, other than the Share Consideration Shares are referred to herein as the “Recycled Shares.” The Seller also may sell 2,376,000 shares of the Company Class A Common Stock purchased in the Company’s initial public offering (“IPO Shares”) in the Forward Purchase Transaction, up to a maximum of 2,500,000 shares of Class A Common Stock (including any Recycled Shares).

F-37

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 1 — Description of Organization and Business Operations (cont.)

On April 3, 2023, the Company entered into a Business Combination Agreement (“Avila BCA”) with Avila Energy Corporation, an Alberta corporation (“Avila”), pursuant to which the Company will acquire Avila for consideration of shares of the Company following its redomicile into the Province of Alberta. The business combination agreement and related executed agreements included supporting agreements and a forward share purchase agreement are more fully described and filed with the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2023.

On April 18, 2023, the Company received a notification from the New York Stock Exchange (“NYSE”) that it was in violation of NYSE requirements as it had failed to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”) and that if the Form 10-K is not filed with the SEC by 2:30 p.m. Eastern Time on April 21, 2023, NYSE post the Company to the NYSE’s late filers list on the Profile, Data and News pages with respect to each of the Company’s securities (the “LF Designation”). Effective April 19, 2022, the Company filed the Form 10-K and that same day the Company received additional correspondence from the NYSE acknowledging that the filing had been made and cancelling its prior correspondence and stating that the LF Designation would not be posted on the Profile, Data and News pages with respect to each of the Company’s securities.

On April 27, 2023, the Company issued a press release reporting that the Company will transfer the listing of its securities to The Nasdaq Stock Market (“Nasdaq”). In the press release, the Company stated that its securities will commence trading on Nasdaq upon the market open on Tuesday, May 2, 2023. The Company’s Class A common stock will continue trading under the ticker symbol “INAQ” on the Nasdaq Global Market and the Company’s units and warrants will continue trading under the ticker symbols “INAQU” and “INAQW,” respectively, on the Nasdaq Capital Market.

On May 24, 2023, the Company received a notification from the Nasdaq that it was not in compliance with Nasdaq Listing Rule 5250I(1) as it had failed to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Form 10-Q”). Under the Nasdaq Listing Rules, the Company now has 60 calendar days to submit a plan to regain compliance and if the plan is accepted, Nasdaq may grant an exception of up to 180 calendar days from the Form 10-Q’s due date, or until November 20, 2023, to regain compliance. The Company subsequently filed the Form 10-Q for the quarter ended March 31, 2023 on June 2, 2023, regaining compliance.

On August 10, 2023, the Company and Avila entered into a Letter Agreement providing for the mutual termination of the Avila BCA. The Letter Agreement provides for the mutual release of claims against the other party and also provides that Avila will pay to the Company $300,000 in partial reimbursement of expenses incurred by the Company in connection with the Avila BCA (the “Avila Payment”). The Avila Payment is due and payable as follows: 1) up to $300,000 immediately upon Avila’s receipt of net proceeds from any financing, public or private, in excess of U.S. $3,000,000, -or- (2) (i) $50,000 by December 1, 2023, (ii) $100,000 by February 1, 2024 and (iii) $150,000 by April 1, 2024.

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. On November 6, 2023, the Company and the Sponsor entered into a written agreement (the “Rescission Agreement”) to rescind and nullify that certain promissory note in the principal amount of $480,000 and executed on August 17, 2023 (the “Note”) pursuant to which the Company agreed to pay the Sponsor the principal amount of $480,000 subject to the terms and conditions of the Note. Upon execution and delivery of the Rescission Agreement, the Note, in its entirety, is hereby irrevocably rescinded, abrogated, cancelled and rendered null and void ab initio and of no force or effect whatsoever, and the positions among the Company and the Sponsor shall be restored to what would have existed had they not entered into the Note.

F-38

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 1 — Description of Organization and Business Operations (cont.)

As approved by its stockholders at the annual meeting of stockholders held on September 6, 2023 (the “Annual Meeting”), the Company filed a Second Amendment (the “Second Amendment”) to its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State on September 6, 2023 to modify the terms and extend Combination Period by which the Company has to consummate an initial business combination (the “Business Combination”) from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. In connection with the stockholder’s vote at the Annual Meeting, 1,847,662 shares were tendered for redemption in exchange for a total redemption payment of $19,208,848.

On September 7, 2023, October 7, 2023, November 7, 2023, December 15, 2023, January 5, 2024, February 2, 2024, February 7, 2024, March 20, 2024 and May 6, 2024 the Company deposited $20,000 into the Trust Account on each date, to extend the Business Combination Period from September 7, 2023 to June 7, 2024. On June 6, 2024, July 31, 2024 and August 21, 2024, the Company deposited $10,381.60 or $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account on each date to extend the Business Combination Period from June 7, 2024 to September 7, 2024.

Effective as of October 13, 2023, the Company, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”) and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), entered into a business combination agreement and plan of merger (the “AM BCA”) pursuant to which Merger Sub will merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly owned subsidiary of the Company. The Board of Directors of the Company (the “Board”) has unanimously approved and declared advisable the AM BCA, the Merger and the other transactions contemplated thereby (the “Proposed Transactions”). A copy of the AM BCA is filed as Exhibit 2.1 in the Current Report on Form 8-K, dated October 17, 2023. In connection with entering into the AM BCA, in October 2023, the Company formed IAC Merger Sub Inc., a Florida corporation.

On December 28, 2023, the Company filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”) in connection with the proposed business combination with Alpha Modus, Corp. based in Metro-Charlotte, NC (the “Business Combination”).

The Initial Stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.05. In order to protect the amounts held in the Trust Account, the Sponsor agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.05 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.05 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

F-39

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 1 — Description of Organization and Business Operations (cont.)

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not determinable as of the date of these consolidated financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these consolidated financial statements.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury.

The Company held a meeting on March 6, 2023 where the stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from March 7, 2023, monthly for up to six additional months at the election of the Company, ultimately until as late as September 7, 2023 (the “Extension”, and such extension date the “Extended Date”). In connection with the March 6, 2023 meeting, 21,151,393 shares of the Company’s common stock were redeemed with a total redemption payment of $215,621,387.

The Company held its annual meeting on September 6, 2023 where the stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. In connection with the stockholder’s vote at the Annual Meeting, 1,847,662 shares were tendered for redemption in exchange for a total redemption payment of $19,208,848.

As a result, the Company booked a liability of $2,348,302 for the excise tax based on 1% of shares redeemed during the reporting period. For interim periods, an entity is not required to estimate future stock repurchases and stock issuances to measure its excise tax obligation. Rather, an entity can generally record the obligation on an as-incurred basis. In other words, the excise tax obligation recognized at the end of a quarterly financial reporting period is calculated as if the end of the quarterly period was the end of the annual period for which the excise tax obligation is payable.

F-40

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 1 — Description of Organization and Business Operations (cont.)

Pursuant to the AM BCA, (i) in the event the business combination contemplated by the AM BCA occurs, then the surviving company shall pay the Company’s excise tax liability; (ii) if Alpha Modus does not obtain its shareholders approval of the business combination, or Alpha Modus breaches the AM BCA, then Alpha Modus will be responsible to pay the Company’s excise tax liability; and (iii) if an Alpha Modus material adverse effect occurs and the business combination does not close, or if Alpha Modus fails to close the business combination for any reason other than a material breach by the Company, then Alpha Modus will be responsible to pay the Company’s excise tax liability. In all other circumstances the Company will be responsible to pay the Company’s excise tax liability, except if the Company liquidates prior to December 31, 2023, in which event there will be no excise tax liability. The Company will not use any of the funds held in the Trust Account and any additional amounts deposited into the Trust Account, as well as any interest earned thereon, to pay for the Company’s excise tax liability. In addition, because the excise tax would be payable by the Company and not by the redeeming holders, the mechanics of any required payment of the excise tax by the Company have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

In October 2023, the Israel-Hamas war commenced. As a result of the war, instability in the Middle East and various other regions of the world may occur and effect the world economy. Various nations, including the United States, as a reaction to the Israel-Hamas war have begun taking actions that may further affect the world economy. Such effects on the world economy are not determinable as of the date of these consolidated financial statements. The specific impact on the Company’s financial condition, results of operations and cash flows is also not determinable as of the date of these consolidated financial statements.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Liquidity and Going Concern

As of December 31, 2023, the Company had approximately $0 in its operating bank account available to pay operating expenses and working capital deficit of approximately $3,571,000.

F-41

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 1 — Description of Organization and Business Operations (cont.)

The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for issuance of the Founder Shares (as defined in Note 4), and the loan from the Sponsor of approximately $163,000 under the Note (as defined in Note 4). The Company repaid $157,000 of Note balance on September 7, 2021 and repaid the remaining balance of approximately $6,000 in full on September 13, 2021, at which time the Note was terminated. Subsequent to the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2023 and 2022, there were no amounts outstanding under any Working Capital Loans.

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. On November 6, 2023, the Company and the Sponsor entered into a written agreement (the “Rescission Agreement”) to rescind and nullify that certain promissory note in the principal amount of $480,000 and executed on August 17, 2023 (the “Note”) pursuant to which the Company agreed to pay the Sponsor the principal amount of $480,000 subject to the terms and conditions of the Note. Upon execution and delivery of the Rescission Agreement, the Note, in its entirety, is hereby irrevocably rescinded, abrogated, cancelled and rendered null and void ab initio and of no force or effect whatsoever, and the positions among the Company and the Sponsor shall be restored to what would have existed had they not entered into the Note.

On August 30, 2023, the Company, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the “Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to the Company, to cover the Company’s working capital expenses (each a “Sponsor Loan”). For the year ended December 31, 2023, Polar funded Sponsor $600,000 under the Subscription Agreement and the Sponsor loaned the Company $600,000 from Polar.

In connection with the Company’s assessment of going concern considerations in accordance with FASB Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until June 7, 2024 (extended monthly through extension payments), to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution of the Company. The Company will need to raise additional capital through loans or additional investments from its Sponsor, stockholders, officers, directors, or third parties. The Company’s officers, directors and Sponsor may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, suspending the pursuit of a Business Combination. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. Management has determined that the liquidity condition and mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management intends to complete a Business Combination by close of business on June 7, 2024. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 7, 2024.

F-42

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 2 — Restatement to Prior Period Financial Statements

During the course of preparing the annual report on Form 10-K for the year ended December 31, 2023, the Company identified an amount due to shareholders which was identified during the year ended December 31, 2023 and not accounted for during the September 30, 2023 Form 10-Q review and filing. Since the completion of its IPO on September 7, 2021, and through December 31, 2023, the Company withdrew $2,703,102 from the Trust Account to pay liabilities related to the income and Delaware franchise taxes. Through December 31, 2023, the Company remitted $1,653,743 to the respective tax authorities, which resulted in remaining excess funds withdrawn from the Trust Account but not remitted to the government authorities of $1,049,359. Additionally, the Withdrawn Trust Funds were held in the Company’s operating account that also holds funds deposited by the Sponsor to be used for general operating expenses. Management has determined that this use of the Withdrawn Trust Funds was not in accordance with the Trust Agreement. See Note 12 for further details.

During the period in which the over withdrawals occurred, the Company held its annual meeting on September 6, 2023 where the stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from September 7, 2023 to June 7, 2024 (as noted in Note 1). In connection with the stockholder’s vote at the annual meeting, there was a share redemption in exchange for a redemption payment paid to the redeeming shareholders. Upon calculation of the over withdrawals, the Company determined that $628,758 of the over withdrawn amount is due to those redeemed shareholders and has accounted for this on the balance sheet as due to shareholders as of December 31, 2023, however, this amount should have been recorded as of September 30, 2023. Additionally, of the $1,049,359 over withdrawal amount noted above, $994,950 was over withdrawn as of September 30, 2023 and should be accounted of as due from Sponsor. The Company determined these errors were material to the Form 10-Q for the three and nine months ended September 30, 2023. The below table represent the impact and adjustments to the financial statements:

	As previously Reported	Adjustments	As Restated
Unaudited Condensed Balance sheet as of September 30, 2023
Due from Sponsor	$—	$994,950	$994,950
Due to Shareholders	$—	$628,758	$628,758
Total Current Liabilities	$4,626,318	$628,758	$5,255,076
Total Liabilities	$11,900,123	$628,758	$12,528,881
Class A common stock subject to possible redemption	$11,221,524	$(628,758)	$10,592,766
Additional paid-in capital	$—	$293,484	$293,484
Accumulated deficit	$(11,262,854)	$701,466	$(10,561,388)
Total stockholders’ deficit	$(11,262,254)	$994,950	$(10,267,304)
Total Liabilities, Class A Common Stock subject to possible redemption	$11,859,393	$994,950	$12,854,343

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

F-43

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2023 and 2022.

Restricted Cash

The Company has $314,482 of restricted cash to be used to pay for taxes as of December 31, 2023. There was no restricted cash balance as of December 31, 2022.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liabilities. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Investments Held in the Trust Account

The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. Trading securities and investments in money market funds are presented on the consolidated balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in income from investments held in Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equals or approximates the carrying amounts represented in the consolidated balance sheets, except for the derivative liabilities (see Note 11).

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INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants and the forward purchase agreement, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The warrants issued in the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. The initial fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using the public market quoted prices at each measurement date starting at September 30, 2022. The fair value of Public Warrants has subsequently been measured based on the listed market price of such warrants. Derivative warrant liabilities are classified as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

The Company granted the underwriters a 45-day option to purchase up to 3,600,000 additional Units solely to cover over-allotments, if any. The Company estimated the fair value of the over-allotment option using a Black-Scholes model. On October 16, 2021, the over-allotment option expired unexercised.

The Forward Purchase Agreement entered into on March 29, 2023 included elements that require liability classification under ASC 480. Accordingly, the Company recognizes the Forward Purchase Agreement as a liability at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as it is outstanding. The initial fair value of the Forward Purchase Agreement liability issued was estimated using a Put Option Pricing model, which analyzed and incorporated into the model the put price, the risk-free rate, the variable term, the settlement features, the likelihood of completing a business combination and the early termination provisions.

F-45

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

The model estimates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, exercise price, etc.). Probabilities were assigned to each variable such as the timing and pricing of events over the term of the instruments based on management projections. The fair value was adjusted for the market implied likelihood of completing a business combination.

Capital Call Loan

The Company analyzed the Subscription Agreement under ASC 470 “Debt”, ASC 480 “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”, and concluded that, (i) the Subscription Shares (as defined in Note 5) issuable under the Subscription Agreement are not required to be accounted for as a liability under ASC 480 or ASC 815, (ii) bifurcation of a single derivative that comprises all of the fair value of the Subscription Share feature(s) (i.e., derivative instrument(s)) is not necessary under ASC 815-15-25-7 through 25-10 and (iii) under ASC 470-20-25-2 the Subscription Shares are deemed to be representative of a freestanding financial instrument issued in a bundled transaction with the Capital Call Loan. The Subscription Shares to be issued as part of the bundled transaction are classified and accounted for as equity. As a result, proceeds from the sale of a debt instrument with stock purchase Subscription Shares shall be allocated to the two elements based on the relative fair values of the debt instrument without the Subscription Shares and of the Subscription Shares themselves at time of issuance. The portion of the proceeds so allocated to the Subscription Shares shall be accounted for as paid-in capital. The remainder of the proceeds shall be allocated to the debt instrument portion of the transaction. This results in a debt discount, which shall be accounted for as interest and amortized as interest expense over the life of the loan. As of December 31, 2023, the Company received $600,000 under the Subscription Agreement and recorded the amounts as a due to investors, net of debt discount of $279,245, on the accompanying condensed consolidated balance sheets. As of December 31, 2022 there is no amount outstanding under the Capital Call Loan.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating expenses in the consolidated statements of operations. Offering costs associated with issuance of the Class A common stock were charged against the carrying value of the Class A common stock subject to possible redemption upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Deferred tax assets were offset by a full valuation allowance as of December 31, 2023 and 2022. Deferred tax liabilities were $9,935 and $156,593 as of December 31, 2023 and 2022, respectively.

F-46

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2023 and 2022. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) is classified as liability instruments and is measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, Class A common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, 1,000,945 and 24,000,000 shares of Class A common stock subject to possible redemption as of December 31, 2023 and 2022, respectively, are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the Company’s consolidated balance sheets.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A common stock subject to possible redemption to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Net (Loss) Income Per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Income and losses are shared pro rata between the two classes of shares. The presentation assumes a business combination as the most likely outcome. Net (loss) income per common share is calculated by dividing the net (loss) income by the weighted average shares of common stock outstanding for the respective period.

The calculation of diluted net (loss) income does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 20,700,000 shares of Class A common stock in the calculation of diluted (loss) income per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted net (loss) income per share is the same as basic net (loss) income per share for the years ended December 31, 2023 and 2022. Accretion associated with the redeemable Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

F-47

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 3 — Basis of Presentation and Summary of Significant Accounting Policies (cont.)

The following tables present a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of common stock:

	For the Year Ended December 31,
	2023			2022
	Class A redeemable	Class A non- redeemable	Class B	Class A redeemable	Class B
Basic and diluted net (loss) income per common share:
Numerator:
Allocation of net (loss) income	$(324,619)	$(216,710)	$(109,809)	$9,525,947	$2,383,487
Denominator:
Basic and diluted weighted average common shares outstanding	5,965,080	3,982,192	2,017,808	24,000,000	6,000,000

Basic and diluted net (loss) income per common share	$(0.05)	$(0.05)	$(0.05)	$0.40	$0.40

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

Note 4 — Initial Public Offering

On September 7, 2021, the Company consummated its Initial Public Offering of 24,000,000 Units, generating gross proceeds of $240.0 million, and incurring offering costs of approximately $17.5 million, of which approximately $12.0 million and approximately $668,000 were for deferred underwriting commissions and offering costs allocated to derivative warrant liabilities, respectively. Each Unit consists of one share of Class A common stock, and one-half of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

Of the 24,000,000 Units sold in the Initial Public Offering, 23,760,000 Units were purchased by certain qualified institutional buyers or institutional accredited investors which are not affiliated with any member of the Company management (the “Anchor Investors”). In connection with the sale of Units to the Anchor Investors, the Sponsor transferred an aggregate of 1,350,000 of the Company’s Class B common stock held by the Sponsor (the “Founder Shares”) to the Anchor Investors at a price of approximately $0.004 per Founder Share. The Company determined that the excess of the fair value of the Founder Shares acquired by the Anchor Investors over the price paid by such Anchor Investors should be recognized as an offering cost in accordance with SEC Staff Accounting Bulletin Topic 5A. The Company estimated the fair value of the Founder Shares sold to the Anchor Investors to be $2.37 per share or an aggregate of approximately $3.2 million, based on third-party transactions in the Sponsor’s equity interests. Accordingly, the offering cost is allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the Public Warrants are expensed as incurred. Offering costs allocated to the Public Shares are charged against the carrying value of Class A common stock upon the completion of the Initial Public Offering.

The Company granted the underwriters a 45-day option from the date of the final prospectus relating to the Initial Public Offering to purchase up to 3,600,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price, less underwriting discounts and commissions. On October 16, 2021, the over-allotment option expired unexercised.

F-48

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 5 — Related Party Transactions

Founder Shares

On May 5, 2021, the Sponsor paid for certain offering costs totaling $25,000 on behalf of the Company in exchange for issuance of 6,181,250 shares of the Company’s Founder Shares, par value $0.0001 per share. On July 29, 2021, the Company effected a 1:1.1162791 stock split of Class B common stock, resulting in an aggregate of 6,900,000 shares of Class B common stock outstanding. In connection with the sale of Units to the Anchor Investors, the Sponsor transferred 1,350,000 Founder Shares to the Anchor Investors, as described in Note 3, above. The Sponsor agreed to forfeit up to 900,000 Founder Shares to the extent that the over-allotment option is not exercised in full by the underwriters, so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On October 16, 2021, the over-allotment option expired unexercised. As such, 900,000 shares of Class B common stock were forfeited.

On March 22, 2023, 5,100,000 shares of Class B common stock were exchanged for an equal number of shares of Class A common stock. Such shares are not entitled to redemption rights.

The Initial Stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the completion of the initial Business Combination and (ii) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lockup.

Contributed Capital

During the quarter ended March 31, 2023, the Sponsor contributed $100,000 to the Company for no consideration.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,500,000 and 1,200,000 Private Placement Warrants to the Sponsor and Cantor and Odeon, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor and the underwriters was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor, the underwriters or their permitted transferees.

The Sponsor, the underwriters and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

On April 30, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $163,000 under the Note. On September 7, 2021, the Company repaid $157,000 of Note balance and repaid the remaining balance of approximately $6,000 in full on September 13, 2021. Subsequent to the repayment, the facility was no longer available to the Company.

F-49

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 5 — Related Party Transactions (cont.)

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2023 and 2022, the Company had no borrowings under the Working Capital Loans.

Services Agreement

On September 1, 2021, the Company entered into an agreement with the Sponsor, pursuant to which the Company agreed to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to or incurred by members of the Company’s management team until the earlier of the Company’s consummation of a Business Combination and the Company’s liquidation. For the years ended December 31, 2023 and 2022, the Company incurred approximately $120,000, under the services agreement in the consolidated statements of operations. As of December 31, 2023 and 2022, $160,000 and $40,000 were included in due to related party on the consolidated balance sheets, respectively.

The board of directors has also approved payments of up to $15,000 per month, through the earlier of the consummation of the Company’s initial Business Combination or its liquidation, to members of the Company’s management team for services rendered to the Company. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates. For the years ended December 31, 2023 and 2022, the Company incurred approximately $180,000 under the services agreement. As of December 31, 2023 and 2022, $225,000 and $45,000 were included in due to related party on the consolidated balance sheets, respectively.

Promissory Note — Related Party

On August 17, 2023, the Company issued an unsecured promissory note in the aggregate principal amount of $480,000 (the “Note”) to the Sponsor, in exchange for the Sponsor advancing $480,000 to the Company to fund six one-month extensions of the amount of time the Company has to complete its initial business combination, from March 7, 2023 to September 7, 2023. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. In addition, at the option of the holder, the Note may be paid by the Company through the issuance of private placement warrants of the Company at a price of $1.00 per unit. The loan will be forgiven, except to the extent of any funds held outside of the Company’s trust account, by the Sponsor, if Company is unable to consummate an initial business combination. As of December 31, 2023 there was no amounts drawn from the promissory note and on November 6, 2023 the Company and the Sponsor entered into a written agreement to rescind and nullify the promissory note.

F-50

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 5 — Related Party Transactions (cont.)

Due to related party

As of December 31, 2023, the Sponsor advanced a total of $420,000 to the Company of which $400,000 was deposited to the Trust to extend the Business Combination Period from April 7, 2023 to September 7, 2023 based on the Amended and Restated Certificate of Incorporation as amended on March 6, 2023 allowing the Company to consummate an initial business combination from March 7, 2023 to September 7, 2023, provided that the Company deposits the lesser of $80,000 and $0.04 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension and $20,000 was deposited to the Trust to extend the Business Combination period from September 7, 2023 to October 7, 2023 based on the Amended and Restated Certificate of Incorporation as amended on September 6, 2023 allowing the Company to consummate an initial business combination from September 7, 2023 to June 7, 2024, provided that the Company deposits the lesser of $20,000 and $0.02 for each outstanding share of common stock sold in the Company’s initial public offering into the Trust Account, as defined in the Charter for each one-month extension. As of December 31, 2023 and 2022, $420,000 and $0 were included in due to related party on the consolidated balance sheets, respectively.

Due from related party

On July 20, 2023 and August 7, 2023, a total of $891,000 was transferred to the Sponsor from the operating bank account, of which a total of $616,000 was paid back on October 10, 2023, October 11, 2023 and December 13, 2023. Additionally, during the year ended December 31, 2023 the Sponsor paid operating expenses on behalf of the Company with a total value of $80,000 which has been netted against the amount owed.

As of December 31, 2023 and 2022, there were $195,000 and $0 amounts outstanding from the Sponsor, respectively.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares), were entitled to registration rights pursuant to a registration and stockholder rights agreement signed prior to the consummation of the Initial Public Offering. These holders were entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters were entitled to an underwriting discount of $0.20 per unit, or $4.8 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.50 per unit, or $12.0 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. If the underwriters’ over-allotment option was fully exercised, $0.70 per over-allotment unit, or up to an additional approximately $2.5 million, or approximately $14.5 million in the aggregate, would have been deposited in the Trust Account as deferred underwriting commissions. On October 16, 2021, the over-allotment option expired unexercised. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

F-51

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 6 — Commitments and Contingencies (cont.)

On March 28, 2023, the Company received a waiver from one of the underwriters of its Initial Public Offering pursuant to which such underwriter waived all rights to $5.4 million of its $8.4 million deferred underwriting commissions payable upon completion of an initial Business Combination. As a result, the Company recognized $273,110 of gain on forgiveness of underwriting fee payable and $5,126,890 toward Class A redeemable shares in relation to the forgiveness of the deferred underwriter fee allocated to the underwriter in the accompanying consolidated financial statements. In connection with this waiver, the underwriter also agreed that the remainder of the deferred underwriting fee of $3.0 million will be payable upon the consummation of the business combination. As of December 31, 2023 and 2022, $6,600,000 and $12,000,000 were outstanding under deferred underwriting fee payable, respectively.

Forward Share Purchase Agreement

On March 29, 2023, the Company entered into a forward share purchase agreement (the “Forward Share Purchase Agreement”) with Avila, Meteora Special Opportunity Fund I, LP, Meteora Capital Partners, LP and Meteora Select Trading Opportunities Master, LP (collectively, “Seller”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). Pursuant to the terms of the Forward Purchase Agreement, Seller intends but is not obligated to purchase shares of SPAC Class A Common Stock from holders (other than SPAC or its affiliates) who have elected to redeem such shares in connection with the Proposed Transactions. Purchases by Seller will be made through brokers in the open market after the redemption deadline in connection with the Proposed Transactions at a price no higher than the redemption price to be paid by SPAC in connection with the Proposed Transactions (the “Initial Price”). The Shares purchased by the Seller, other than the Share Consideration Shares are referred to herein as the “Recycled Shares.” The Seller also may sell 2,376,000 shares of SPAC Class A Common Stock purchased in the SPAC’s initial public offering (“IPO Shares”) in the Forward Purchase Transaction, up to a maximum of 2,500,000 shares of Class A Common Stock (including any Recycled Shares). The Forward Share Purchase Agreement was terminated as a result of the termination of the Avila BCA on August 10, 2023, as described below.

Business Combination Agreements

On April 3, 2023, the Company entered into a Business Combination Agreement with Avila Energy Corporation, an Alberta corporation (“Avila”), pursuant to which the Company will acquire Avila for consideration of shares of the Company following its redomicile into the Province of Alberta. The business combination agreement and related executed agreements included supporting agreements and a forward share purchase agreement are more fully described and filed with the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2023.

On August 10, 2023, the Company and Avila entered into a Letter Agreement providing for the mutual termination of the Avila BCA. The Letter Agreement provides for the mutual release of claims against the other party and also provides that Avila will pay to the Company $300,000 in partial reimbursement of expenses incurred by the Company in connection with the Avila BCA (the “Avila Payment”). The Avila Payment is due and payable as follows: 1) up to $300,000 immediately upon Avila’s receipt of net proceeds from any financing, public or private, in excess of U.S. $3,000,000, -or- (2) (i) $50,000 by December 1, 2023, (ii) $100,000 by February 1, 2024 and (iii) $150,000 by April 1, 2024. Management does not believe that Avila has the funds to pay the reimbursement of expenses in connection with the Avila BCA and believes it to be uncollectible. The Company has fully valued the receivable from Avila for the reimbursement of expenses in connection with the Avila BCA as of December 31, 2023.

Effective as of October 13, 2023, the Company, IAC Merger Sub Inc., a Florida corporation (“Merger Sub”) and Alpha Modus, Corp., a Florida corporation (“Alpha Modus”), entered into a business combination agreement and plan of merger (the “AM BCA”) pursuant to which Merger Sub will merge with and into Alpha Modus with Alpha Modus as the surviving corporation and becoming a wholly owned subsidiary of the Company. The Board of Directors of the Company (the “Board”) has unanimously approved and declared advisable the AM BCA, the Merger and the other transactions contemplated thereby (the “Proposed Transactions”). A copy of the AM BCA is filed as Exhibit 2.1 in the Current Report on Form 8-K dated October 17, 2023. In connection with entering into the AM BCA, in October 2023, the Company formed IAC Merger Sub Inc, a Florida corporation.

F-52

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 6 — Commitments and Contingencies (cont.)

Subscription Agreement

On August 30, 2023, the Company, Sponsor and Polar Multi-Strategy Master Fund (“Polar”), an investor, entered into an agreement (the “Subscription Agreement”) in which Polar has agreed to fund the Sponsor up to $1,000,000, pursuant to written draw down requests (a “Capital Call”), and the Sponsor will in turn loan such funds to the Company, to cover the Company’s working capital expenses (each a “Sponsor Loan”). For the year ended December 31, 2023, Polar funded Sponsor $600,000 under the Subscription Agreement and the Sponsor loaned the Company $325,000 from Polar. All subsequent Capital Calls are subject to the mutual consent of the Company, Sponsor and Polar. All Capital Calls funded by Polar shall not accrue interest and are repayable by the Sponsor at the closing of the Company’s initial business combination. At the option of Polar, all Capital Calls funded by Polar may be repaid by the Company through the issuance of 1 share of Class A Common Stock for each $10 of the outstanding Capital Calls funded by Polar. Sponsor is also responsible to reimburse Polar for its reasonable attorney’s fees incurred in connection with the Subscription Agreement up to $5,000. In the event, a business combination does not occur and the Company’s liquidates, then all Capital Calls funded by Polar out of cash held in the Sponsor’s bank accounts and/or the Company’s bank accounts, excluding the Company’s Trust Account. The Sponsor Loans shall not accrue interest and shall be repaid by the Company at the closing of the business combination.

In consideration of the funds received, the Company will issue, at the closing of its business combination, to Polar one (1) shares of the company’s Class A Common Stock for each dollar Polar funds through the Capital Calls (“Subscription Shares”). The Subscription Shares shall not be subject to any transfer restrictions or any other lock-up provisions, earn outs, or other contingencies. The Subscription Shares (i) to the extent feasible and in compliance with all applicable laws and regulations shall be registered as part of any registration statement issuing shares before or in connect ion with the Business Combination Closing or (ii) if no such registration statement is filed in connection with the Business Combination Closing, shall promptly be registered pursuant to the first registration statement filed by the Company or the surviving entity following the Business Combination Closing, which shall be filed no later than 30 days after the Business Combination Closing and declared effective no later than 90 days after the Business Combination Closing. The Sponsor shall not sell, transfer, or otherwise dispose of any securities owned by the Sponsor until the Subscription Shares have been transferred to the Investor and the registration statement has been made effective.

In the event the Sponsor of the Company default in their obligations under the Subscription Agreement (a “Default”), then the Sponsor shall be required to transfer to Polar 0.1 share of Class A Common Stock or Class B Common Stock for each $1 that Polar has funded under the Capital Calls as of the date of such Default and shall be required repeat such issuance for each month the such Default continues.

Note 7 — Class A Shares of Common Stock Subject to Possible Redemption

The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. In connection with the Extensions on March 6, 2023 and September 6, 2023, the holders of 21,151,393 and 1,847,662 Class A common shares, representing approximately 88.1% and 65%, respectively, of the Company’s issued and outstanding Class A common shares, elected to redeem their shares. Following such redemptions, approximately $10,426,000 will remain in the trust account and 1,000,945 shares of Class A Common Stock subject to possible redemption will remain issued and outstanding. As of December 31, 2023 and 2022, there were 1,000,945 and 24,000,000 shares of Class A common stock subject to possible redemption outstanding at $10.84 and $10.15 redemption value, respectively, all of which were subject to possible redemption.

F-53

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 7 — Class A Shares of Common Stock Subject to Possible Redemption (cont.)

The shares of Class A common stock issued in the Initial Public Offering were recognized in Class A common stock subject to possible redemption as follows:

Gross proceeds from Initial Public Offering	$240,000,000
Less:
Fair value of Public Warrants at issuance	(7,582,627)
Offering costs allocated to Class A common stock subject to possible redemption	(20,050,096)
Plus:
Accretion on Class A common stock subject to possible redemption amount	31,230,313

Class A common stock subject to possible redemption at December 31, 2022	243,597,590
Less:
Redemptions	(234,830,236)
Due to shareholder	(628,758)
Accretion of carrying value to redemption value	(2,418,083)
Plus:
Waiver of underwriting fee allocated to Class A Common Stock	5,126,890
Class A common stock subject to possible redemption at December 31, 2023	$10,847,403

Note 8 — Stockholders’ Deficit

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and 2022, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2023 and 2022, there were 6,100,945 and 24,000,000 shares of Class A common stock, respectively, issued and outstanding. All shares of Class A common stock subject to possible redemption have been classified as temporary equity (see Note 7). On March 22, 2023, 5,100,000 shares of Class B common stock were exchanged for an equal number of shares of Class A common stock. Such shares are not entitled to redemption rights.

Class B Common Stock — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2023 and 2022, there were 900,000 and 6,000,000 shares of Class B common stock issued and outstanding (see Note 7).

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class B common stock and holders of Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.

The Class B common stock will automatically convert into shares of Class A common stock concurrently with or immediately following the consummation of the initial Business Combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of shares of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of shares of Class A common stock outstanding after such conversion (after giving effect to any redemptions of shares of Class A common stock by Public Stockholders), including the total number of shares of Class A common stock issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into shares of Class A common stock issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, officers or directors upon conversion of Working Capital Loans, provided that such conversion of Founder Shares will never occur on a less than one-for-one basis.

F-54

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 9 — Warrants

As of December 31, 2023 and 2022, the Company has 12,000,000 and 8,700,000 Public Warrants and Private Placement Warrants, respectively, outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by the Initial Stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

F-55

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 9 — Warrants (cont.)

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor, the underwriters or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants. Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Note 10 — Income taxes

The income tax provision consists of the following for the years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Current
Federal	$762,045	$467,991
State	—	—
Deferred
Federal	(673,365)	(85,640)
State	—	—
Change in valuation allowance	526,707	242,233
Income tax provision	$615,387	$624,584

The Company’s net deferred tax assets (liability) is as follows as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Deferred tax assets
Net operating loss carryforward	$896,030	$369,323
Startup Costs	—	—
Total deferred tax assets	896,030	369,323
Valuation allowance	(896,030)	(369,323)
Deferred tax assets, net of allowance	—	—
Deferred tax liabilities	9,935	156,593
Unrealized interest on U.S. Treasuries	$(9,935)	$(156,593)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences

F-56

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 10 — Income taxes (cont.)

representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. As of December 31, 2023 and 2022, the valuation allowance was $896,030 and $369,323, respectively. For the years ended December 31, 2023 and 2022, the change in valuation allowance was $526,707 and $242,233, respectively. As of December 31, 2023, the Company had no U.S. federal net operating loss carryovers and no state net operating loss carryovers available to offset future taxable income. As of December 31, 2022, the Company had no U.S. federal net operating loss carryovers and no state net operating loss carryovers available to offset future taxable income.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	December 31, 2023	December 31, 2022
Statutory federal income tax rate	21.0%	21.0%
Transaction costs warrants	0.0%	0.0%
Change in fair value of warrants	(316.1)%	(17.9)%
Change in fair value of Forward Purchase Agreement	(50.7)%	0.0%
Penalties & interest	(3.6)%	0.0%
True up – Start-up/Organization Costs	(7.1)%	0.0%
Change in valuation allowance	(1,466.2)%	1.9%
Income tax provision	1,721.3%	5.0%

There were no unrecognized tax benefits as of December 31, 2023 and 2022. No amounts were accrued for the payment of interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Note 11 — Fair Value Measurements

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2023 and 2022 and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

December 31, 2023

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – U.S. Treasury Securities	$10,664,690	$—	$—
Liabilities:
Derivative liabilities – public warrants	$—	$361,200	$—
Derivative liabilities – private warrants	$—	$261,890	$—

F-57

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 11 — Fair Value Measurements (cont.)

December 31, 2022

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account – U.S. Treasury Securities	$244,314,622	$—	$—
Liabilities:
Derivative liabilities – public warrants	$—	$49,200	$—
Derivative liabilities – private warrants	$—	$35,690	$—

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement on October 1, 2021 because the Public Warrants were separately listed and traded in an active market. The estimated fair value of the Public Warrants transferred from a Level 1 measurement to a Level 2 fair value measurement in September 2022, due to the limited trading activity of the Public Warrants at September 30, 2022 through December 31, 2023. The Private Placement Warrants were transferred from a Level 3 measurement to a Level 2 measurement in September 2022, as the Public and Private Placement Warrants are viewed as economically equivalent. There were no transfers to/from Levels 1, 2, and 3 during the year ended December 31, 2023.

Level 1 assets include investments in U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields and quoted market prices from dealers or brokers.

The initial fair value of the Public Warrants issued in connection with the Initial Public Offering and the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Black-Scholes model at each measurement date until September 30, 2022 when the public market quoted price was used. For the years ended December 31, 2023 and 2022, the Company recognized a loss and gain to the statements of operations resulting from an increase and decrease in the fair value of liabilities of approximately $0.54 million and $10.7 million, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates: June 30, 2022 and March 31, 2022:

	June 30, 2022	March 31, 2022
Exercise price	$11.50	$11.50
Stock price	$9.82	$9.80
Volatility	2.0%	5.0%
Risk-free rate	3.02%	2.42%
Dividend yield	0.0%	0.0%

F-58

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 11 — Fair Value Measurements (cont.)

The initial fair value and the value of the Forward Purchase Agreement liability (previously recorded) issued was estimated using a Put Option Pricing model, which that were analyzed and incorporated into the model included the put price, the risk-free rate, the variable term, the settlement features, the likelihood of completing a business combination and the early termination provisions. The model estimates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e., stock price, exercise price, etc.). Probabilities were assigned to each variable such as the timing and pricing of events over the term of the instruments based on management projections. The fair value was adjusted for the market implied likelihood of completing a business combination. The key inputs are summarized below:

Valuation Date	Common Stock Price	Probability of completing BC	Maximum Term yrs	Risk Free Rate	Implied Volatility
3/29/2023	$10.35	14.00%	3.74	3.74%	2.90%
3/31/2023	$10.22	14.00%	3.73	3.68%	3.50%
6/30/2023	$10.43	14.00%	3.48	3.74%	2.30%

Description	Carrying Value at March 29, 2023	Change in Fair value	Carrying Value at December 31, 2023
Liabilities:
Forward Purchase Agreement	$86,369	$(86,369)	$—

The Forward Share Purchase Agreement was terminated as a result of the termination of the Avila BCA on August 10, 2023. As of December 31, 2023 the liability related to the Forward Purchase Agreement was completely derecognized.

Note 12 — Franchise and Income Tax Withdrawal

Since the completion of its IPO on September 7, 2021, and through December 31, 2023, the Company withdrew $2,703,102 from the Trust Account to pay liabilities related to the income and Delaware franchise taxes. Through December 31, 2023, the Company remitted $1,653,743 to the respective tax authorities, which resulted in remaining excess funds withdrawn from the Trust Account but not remitted to the government authorities of $1,049,359. Additionally, the Withdrawn Trust Funds were held in the Company’s operating account that also holds funds deposited by the Sponsor to be used for general operating expenses. As a result, the Company mistakenly used $1,415,512 of the Withdrawn Trust Funds for payment of general operating expenses as of December 31, 2023. The disclosure of this inadvertent mistake was omitted from the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2023 and September 30, 2023. The amounts deemed to have been used for operating expenses were $4,448 as of June 30, 2023, and $1,411,063 as of September 30, 2023. Management has determined that this use of the Withdrawn Trust Funds was not in accordance with the Trust Agreement. On March 21, 2024, the Sponsor deposited, and the Company paid to the Trust Account a total of $1,049,359, which made the Withdrawn Trust Funds whole. The transfer from the Sponsor replenished the Company’s operating account for the Withdrawn Trust Funds inadvertently used for operating expenses.

On July 20, 2023, the Company effected the transfer of $480,000 from its operating account to the Sponsor and on August 7, 2023, the Company effected the transfer of an additional $411,000 from the its operating account to the Sponsor. The Board learned on or about November 14, 2023, that the Company had transferred funds from its operating account to the Sponsor. The Board was informed that the money was being used by the Sponsor to pay Company expenses. The Board directed the Company to have the Sponsor return all such funds to the Company. The Sponsor transferred $891,000 to the Company between October 10, 2023 and November 2, 2023.

F-59

INSIGHT ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

Note 12 — Franchise and Income Tax Withdrawal (cont.)

During the period in which the over withdrawals occurred, the Company held its annual meeting on September 6, 2023 where the stockholders voted to approve a proposal to amend the Company’s amended and restated certificate of incorporation to extend the Combination Period, from September 7, 2023 to June 7, 2024 (as noted in note 1). In connection with the stockholder’s vote at the annual meeting, there was a share redemption in exchange for a redemption payment paid to the redeeming shareholders. Upon calculation of the over withdrawals, the Company determined that $628,758 of the over withdrawn amount is due to those redeemed shareholders and has accounted for this on the balance sheet as due to shareholders. Additionally, of the total $1,049,359 repaid above for the over withdrawal amount, $994,950 should have been recorded as of September 30, 2023, at the time of the annual meeting. See Note 2 for details of the three and nine month period ended September 30, 2023 restatement.

Note 13 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date the consolidated financial statements were issued. Based upon this review, other as described below, the Company, did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On January 5, 2024, February 2, 2024, February 7, 2024, March 20, 2024 and May 6, 2024 the Company deposited $20,000, on each date, into the Trust Account to extend the Business Combination Period from January 7, 2024 to June 7, 2024.

For the period between March 2, 2023 and December 5, 2023, the Company withdrew an approximate amount of $2,497,250 from the Trust Account pursuant to seven separate written withdrawal requests to Continental Stock Transfer and Trust (“Continental”), the trustee for the Trust Account for the payment of taxes. Jeff Gary, consistent with his position as the Company’s Chief Financial Officer, signed and delivered each of the seven separate written withdrawal requests to Continental. Between March 10, 2023 and December 13, 2023 the Company paid an amount of $1,447,900 of which $1,130,000, in four payments, was paid for estimated income tax payments for 2022 and 2023 and $317,900, in three payments, was paid for Delaware franchise taxes. The CFO, made each of the seven payments for estimated taxes and Delaware franchise taxes. The Board learned further that between March 2, 2023 and December 31, 2023, Mr. Gary used the remaining approximate $3,049,360 that was withdrawn from the Trust Account for tax purposes, to pay other business expenses of the Company. Each of the transactions described above was recorded on the books of the Company and no money was used for anything other than tax payments or appropriate Company business related expenses. The $1,049,360 that was withdrawn from the Trust Account for tax purposes to pay business expenses of the Company was fully paid back to the Trust Account by the Sponsor on March 15, 2024 and on March 26, 2024, and the Sponsor wired an additional $36,285.07 in to the Trust Account to reimburse the Trust Account for interest that would have accrued on the funds that were erroneously withdrawn from the Trust Account. As a result, there has been no financial loss to shareholders or the Trust Account.

As a result of the above conduct by Mr. Gary, the Board adopted resolutions taking the following actions:

1.	On April 21, 2024, Mr. Gary was removed as the Company’s Chief Executive Officer and Chief Financial Officer of the Company.

2.	On April 21, 2024, Mr. Gary was appointed as an Assistant Finance Manager of the Company and shall report to the new Chief Financial Officer of the Company.

3.	On April 21, 2024, Michael Singer, the Executive Chairman of the Company, was appointed to the position of Chief Executive Officer of the Company.

4.	On April 21, 2024, Mr. Gary resigned as a director of the Board and the Board has accepted Mr. Gary’s resignation on April 21, 2024.

5.	Mr. Gary shall be removed from all Company bank accounts, including the Trust Account and Mr. Gary’s authority to withdraw funds from the Company bank accounts, including the Trust Account has been terminated.

6.	On April 21, 2024, the Board engaged Glenn Worman as the Company’s Chief Financial Officer, and that Mr. Worman will approve and sign the Company’s 2023 Annual Report on Form 10-K.

7.	Mr. Gary agreed to reimburse the Company for all fees and expenses incurred by the Company in connection with the Company’s engagement of Mr. Worman as the new Chief Financial Officer of the Company.

8.	Going forward all withdrawals from the Trust Account, payments of taxes and all fund transfers between the Company and the Sponsor will require the approval of both the Chief Executive Officer and Chief Financial Officer.

9.	All deferred compensation owed to Mr. Gary by the Company to date, in the aggregate amount of $132,500, shall be forfeited by Mr. Gary, and that henceforth Mr. Gary shall cease to accrue $7,500 per month in service fees currently recorded in due to related party on the balance sheet.

10.	Mr. Gary shall not be the Company’s designee to be a member of the board of directors of the post-transaction company in the Company’s planned business combination with Alpha Modus Corp.

In May 2024, the Company and the Sponsor entered into a capital contribution agreement effective as of May 9, 2023, in which the funds deposited by the Sponsor were to be considered a capital contribution to the Company.

F-60

Alpha Modus Corp.

Financial Statements

As of and for the Three and Nine Months ended September 30, 2024

F-61

ALPHA MODUS CORP.

Balance Sheets

As of September 30, 2024 and December 31, 2023

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash	$66,011	$106,809
Other receivables	-	15,000
Total current assets	66,011	121,809
Total assets	$66,011	$121,809

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$60,706	$11,844
Accrued liabilities to related party	74,124	88,350
Accrued interest payable to related party	65,331	22,064
Payable to related party, net of discount	1,475,691	964,125
Total current liabilities	1,675,852	1,086,383
Total liabilities	1,675,852	1,086,383

Commitments and contingencies (see Note 5)	-	-

Stockholders’ deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
Series A preferred stock, $0.0001 par value, 5,100,000 shares authorized, 0 shares issued and outstanding	-	-
Series B preferred stock, $0.0001 par value, 10 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 490,000,000 shares authorized, 13,645,000 and 11,000,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1,365	1,100
Additional paid-in capital	2,762,992	2,697,132
Accumulated deficit	(4,374,198)	(3,662,806)
Total stockholders’ deficit	(1,609,841)	(964,574)
Total liabilities and stockholders’ deficit	$66,011	$121,809

The accompanying notes are an integral part of these unaudited financial statements.

F-62

ALPHA MODUS CORP.

Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
		(Restated)		(Restated)
Revenue	$-	$-	$-	$-

Operating expenses
Professional fees	124,800	124,336	311,637	146,658
General and administrative expenses	161,331	(118,436)	285,958	30,861
Total operating expenses	286,131	5,900	597,595	177,519
Operating loss	(286,131)	(5,900)	(597,595)	(177,519)

Other income (expenses)
Interest income	3	1	8	4
Interest expense	(29,618)	(22,090)	(127,892)	(57,474)
Total other income (expense)	(29,615)	(22,089)	(127,884)	(57,470)
Net loss	$(315,746)	$(27,989)	$(725,479)	$(234,989)

Net loss per common share – basic and diluted	$(0.02)	$(0.00)	$(0.06)	$(0.08)
Weighted average number of shares of common stock – basic and diluted	13,645,000	6,453,851	12,575,566	2,946,677

The accompanying notes are an integral part of these unaudited financial statements.

F-63

ALPHA MODUS CORP.

Statement of Changes in Stockholders’ Deficit

For the Nine Months Ended September 30, 2024 and 2023 (Restated)

(Unaudited)

	Preferred Stock						Additional		Total
	Series A		Series B		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	-	$-	-	$-	11,000,000	$1,100	$2,697,132	$(3,662,806)	$(964,574)
Imputed interest discounts on related party notes	-	-	-	-	-	-	-	4,824	4,824
Shares issued for note extension with related party	-	-	-	-	1,400,000	140	34,860	-	35,000
Net loss for the period	-	-	-	-	-	-	-	(222,696)	(222,696)
Balance, March 31, 2024	-	-	-	-	12,400,000	1,240	2,731,992	(3,880,678)	(1,147,446)
Imputed interest discounts on related party notes	-	-	-	-	-	-	-	9,263	9,263
Shares issued for cash and financing incentive	-	-	-	-	1,000,000	100	24,900	-	25,000
Shares issued for services	-	-	-	-	245,000	25	6,100	-	6,125
Net loss for the period	-	-	-	-	-	-	-	(187,037)	(187,037)
Balance, June 30, 2024	-	-	-	-	13,645,000	1,365	2,762,992	(4,058,452)	(1,294,095)
Net loss for the period	-	-	-	-	-	-	-	(315,746)	(315,746)
Balance, September 30, 2024	-	$-	-	$-	13,645,000	$1,365	$2,762,992	$(4,374,198)	$(1,609,841)

	Preferred Stock						Additional		Total
	Series A		Series B		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2022	5,100,000	$510	10	$-	1,197,208	$120	$3,047,035	$(3,205,587)	$(157,922)
Return of Common shares for cancellation	-	-	-	-	(36,400)	(4)	(140,996)	-	(141,000)
Net loss for the period	-	-	-	-	-	-	-	(167,856)	(167,856)
Balance, March 31, 2023	5,100,000	510	10	-	1,160,808	116	2,906,039	(3,373,443)	(466,778)
Net loss for the period	-	-	-	-	-	-	-	(39,144)	(39,144)
Balance, June 30, 2023 (Restated)	5,100,000	510	10	-	1,160,808	116	2,906,039	(3,412,587)	(505,922)
Conversion of Series A into common stock	(5,100,000)	(510)	-	-	5,100	1	509	-	-
Conversion of Series B into common stock	-	-	(10)	-	100,000,000	10,000	(10,000)	-	-
Return of Common shares for cancellation	-	-	-	-	(90,165,908)	(9,017)	(199,416)	-	(208,433)
Imputed interest discounts on related party notes	-	-	-	-	-	-	-	27,272	27,272
Net loss for the period	-	-	-	-	-	-	-	(27,989)	(27,989)
Balance, September 30, 2023 (Restated)	-	$-	-	$-	11,000,000	$1,100	$2,697,132	$(3,413,304)	$(715,072)

The accompanying notes are an integral part of these unaudited financial statements.

F-64

ALPHA MODUS CORP.

Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:		(Restated)
Net loss	$(725,479)	$(234,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	84,625	57,474
Stock issued for services	6,125	-
Change in assets and liabilities:
Other receivables	15,000	-
Accounts payable and accrued expenses	48,862	-
Accrued liabilities - related party	(14,226)	(127,105)
Accrued interest payable - related party	43,267	-
Net cash used in operating activities	(541,826)	(304,620)

Cash flows from investing activities:
Net cash provided by investing activities	-	-

Cash flows from financing activities:
Proceeds from note payable	-	-
Proceeds from related party loan	500,000	600,000
Repayment of notes payable to related parties	(23,972)	(61,958)
Proceeds from sale of common stock	25,000	-
Repurchase of common stock to cancel	-	(141,000)
Net cash provided by financing activities	501,028	397,042
Net change in cash	(40,798)	92,422

Cash at beginning of period	106,809	3,006
Cash at end of period	$66,011	$95,428

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental non-cash information
Return of common shares for cancellation	$-	$208,433
Renegotiated notes payable	$453,750	$75,000
Common shares issued for note incentive	$35,000	$-
Discounts on notes payable applied directly against accumulated deficit	$14,087	$27,272

The accompanying notes are an integral part of these unaudited financial statements.

F-65

ALPHA MODUS CORP.

Notes to the Financial Statements

September 30, 2024

(Unaudited)

NOTE 1 — NATURE OF OPERATIONS

Company Background

Alpha Modus Corp. (the “Company,” “we,” “us,” “our,” or “Alpha Modus”), was incorporated in the State of Florida on July 11, 2014.

Nature of Operations

Alpha Modus was founded as an artificial intelligence software as a service provider. As of January 2020, Alpha Modus abandoned its software and deemed it not technologically feasible. Since that time, the Company has focused on developing its patents. Alpha Modus was awarded US Patent No. 10,360,571 (the “571 Patent”) on July 23, 2019. Since August 2019, Alpha Modus has focused on research and development to expand claims of the 571 Patent. The Company intends to begin commercialization efforts of the 571 Patent family in 2024.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with Article 8 of Regulation S-X and pursuant to the rules and regulations of the SEC. Accordingly, certain disclosures included in the annual financial statements have been omitted from these financial statements as they are not required for interim financial statements. In the opinion of Management, the unaudited financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected through December 31, 2024 or any future period.

The accompanying unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Annual Report on Form S-4/A filed by the Company with the SEC on September 13, 2024.

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31st.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Business Segments

The Company operates in one segment and therefore segment information is not present.

F-66

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses since the Company does not have any revenue stream. On September 30, 2024, we had $66,011 in cash. Our net loss incurred for the nine months ended September 30, 2024 was $725,479. The working capital deficit was $1,609,841 on September 30, 2024. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large banking institutions that are reputable, therefore mitigating the risks.

Fair Value of Financial Instruments

The book values of cash approximate its respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

●	Level one — Quoted market prices in active markets for identical assets or liabilities;

●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company does not have any dilutive shares of common stock as of September 30, 2024 or 2023.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax basis.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the periods in which those temporary differences are expected to be recovered or settled.

F-67

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the period of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of September 30, 2024 and December 31, 2023. Interest and penalties if any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the nine months ended September 30, 2024 and 2023.

Notes payable

The Company issued various notes payable to related parties. These notes payable included original issue discounts and debt issuance costs.

Original issue discounts. The Company accounts for the original issue discounts in accordance with Accounting Standards Codification (“ASC”) No. 835-30, Interest and Imputation of Interest, which requires the Company to record the discount as a contra-liability and amortize it over the term of the underlying note using the interest method.

Debt issuance costs. The Company accounts for debt issuance costs in accordance with ASC No. 470-20, Debt, which requires the Company to recognize a contra-liability for costs incurred with the issuance of debt instruments. These contra-liabilities are amortized over the term of the underlying note payable using the interest method.

Related Parties

In accordance with ASC 850 “Related Party Disclosure”, a party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

NOTE 3 — RELATED PARTY TRANSACTIONS

In 2021, William Alessi (“Alessi”), an officer and director of the Company, loaned the Company $89,929 and received a payment of $4,000, for a net of $85,929. The loan is informal, unsecured, due on demand and bears 10% interest. The accrued interest as of December 31, 2023 was $3,612. The accrued interest as of September 30, 2024 was $5,436. In 2023, the Company made payments of $61,958 towards the balance of the loan. On April 17, 2024, the Company paid the remaining balance of $23,972. As of September 30, 2024 and December 31, 2023, the balance was $0 and $23,972, respectively.

F-68

On January 17, 2023, the Company and Janbella Group, LLC (“Janbella”), which is controlled by Alessi, entered into a secured convertible promissory note for $412,500. The note included the $75,000 balance as of December 31, 2022, an additional $300,000, and an OID of $37,500. The note matures on January 17, 2024. The OID of $37,500 was recorded as a debt discount and was being amortized over the life of the original note ending on January 17, 2024. On August 31, 2023, the Company and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note was a modification of the $412,500 note dated January 17, 2023. The Company treated this as a modification of debt. All assets of the Company are collateral for the note. In the event of a Qualified Offering prior to the maturity date, at the option of Janbella, for every dollar received in a Qualified Offering, Janbella would receive $0.50, until the outstanding principal and interest are paid. Janbella is managed by Alessi. The note is convertible at a conversion price of $1.00. In the event of a merger or consolidation, the payment due to Janbella is 200% of the principal. During the year ended December 31, 2023, the Company amortized $35,753 of this discount. As of December 31, 2023, there is a remaining balance of $1,747 left of the OID. During the nine months ended September 30, 2024, the Company amortized the remaining balance of $1,747 of this discount. There was a one-time interest charge of 10%, or $41,250, which was recorded as original interest discount and is being amortized over the life of the original note ending on January 17, 2024. During the year ended December 31, 2023, the Company amortized $39,329 of this discount. As of December 31, 2023, there was a balance remaining of $1,921. During the nine months ended September 30, 2024, the Company amortized the remaining balance of $1,921 of this discount. On March 29, 2024, the Company extended this note to June 7, 2024 and issued 1,400,000 shares of common stock to the JanBella. The stock was valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the nine months ended September 30, 2024. As of September 30, 2024 and December 31, 2023, the balance was $453,750 and $453,750, with accrued interest $18,452 and $59,895, respectively.

On August 31, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $27,272, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, the Company amortized $9,116 of this discount. As of December 31, 2023, the balance of this discount was $18,157. During the nine months ended September 30, 2024, the Company amortized $18,157 of this discount. As of September 30, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of September 30, 2024 and December 31, 2023, the balance on this note was $300,000.

On November 6, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $221,941. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $16,804, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, the Company amortized $3,091 of this discount. As of December 31, 2023, the balance of this discount was $13,713. During the nine months ended September 30, 2024, the Company amortized $13,713 of this discount. As of September 30, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of September 30, 2024 and December 31, 2023, the balance on this note was $221,941.

On February 28, 2024, the Company and Janbella entered into a verbal agreement for a $100,000 0% Senior Secured Promissory Note. On May 17, 2024, the Company and Janbella formalized the February 28, 2024 verbal agreement by entering into an 0% Senior Secured Promissory Note for $400,000 and JanBella funded an additional $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $14,087, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the nine months ended September 30, 2024, the Company amortized $14,087 of this discount. As of September 30, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. On September 24, 2024, the Company and Janbella entered into a verbal agreement for an additional $100,000 0% Senior Secured Promissory Note. As of September 30, 2024 and December 31, 2023, the balance on this note was $500,000 and $0, respectively.

During the fiscal year ending December 31, 2023, the Company agreed to reimburse Mr. Alessi $208,433 for the cancellation of 90,165,908 shares and the potential acquisition of Alpha Modus Corp. by Insight Acquisition Corp. Payments of $120,083 had been made during 2023, leaving a balance due to Mr. Alessi of $88,350 as of December 31, 2023. During the nine months ended September 30, 2024, the Company made payments of $14,226, leaving a balance due of $74,124.

F-69

NOTE 4 — STOCKHOLDERS’ EQUITY

Preferred Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 10,000,000 authorized shares of preferred stock with $0.0001 par value.

Series A Preferred Stock

On March 8, 2021, the Board of Directors of the Company amended the Series A preferred stock with a par value of $0.0001 per share. As amended, each share of the Series A preferred stock is entitled to one vote and each ten shares of Series A preferred stock is convertible into one share of common stock.

On April 27, 2021, the Company filed an amended Certificate of Designation (the “Series A Amendment”) regarding the rights associated with the Company’s shares of Series A preferred stock (the “Series A Preferred Shares”). The Series A Amendment modified the conversion entitlements associated with the Series A Preferred Shares. The conversion entitlements were increased from one share of common for ten shares of Series A Preferred Shares to one share of common for 1,000 shares of Series A Preferred Shares. The conversion change was to the detriment of the shareholder.

As of September 30, 2024 and December 31, 2023, the Company had 0 shares of Series A preferred stock issued and outstanding.

Series B Preferred Stock

On November 26, 2018, the Board of Directors of the Company authorized 10 shares of Series B preferred stock with no par value. Each share of Series B preferred stock is entitled to ten million votes and is not convertible into shares of common stock.

On March 8, 2021, the Company filed an amended Certificate of Designation (the “Series B Amendment”) regarding the rights associated with the Company’s shares of Series B preferred stock (the “Series B Preferred Shares”). The Series B Amendment modified the conversion entitlements associated with the Series B Preferred Shares. The conversion entitlements were increased from no conversion into common stock to 10,000,000 shares of common stock for 1 share of Series B Preferred Shares.

The modification of preferred stock rights that included adding a substantive conversion option required the modification to be treated as a redemption of the preferred shares and any difference between the fair value of the modified preferred shares and the carrying amount of the preferred shares be subtracted (or added) to net income (loss) to arrive at income (loss) available to common shareholders in accordance with ASC 260-10-S99-2. Consequently, the Company has recognized a deemed dividend in determining net income or loss attributable to common shareholders as reported in the Statement of Operations and utilized in computing earnings or loss per common share. The Company, at the time of the Series B Amendment, has not yet commercialized the 571 Patent family therefore, the value of the Company was 0. The Company had not sold any shares of common stock from the date of the Series B Amendment in more than two years. Therefore, the value of the change in conversion rights at the time of the Series B Amendment was 0.

As of September 30, 2024 and December 31, 2023, the Company had 0 shares of Series B preferred stock issued and outstanding.

Common Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 490,000,000 authorized shares of common stock with $0.0001 par value. The shareholders have one vote per share of common stock.

On March 29, 2024, the Company issued 1,400,000 shares of common stock to JanBella, a related party, as part of the note extension for the note that had matured on January 17, 2024. The shares of common stock were valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the nine months ended September 30, 2024.

F-70

On April 11, 2024, the Company entered into an agreement to retain Maxim Group LLC (“Maxim”) to provide capital market advisory and investment banking services to the Company. The Company shall issue to Maxim (or its designees) an aggregate of 50,000 shares of common stock, which shall be converted into shares of the surviving publicly traded entity (the “Capital Markets Advisory Fee Stock”). The Capital Markets Advisory Fee Stock issued to Maxim shall be registered in the Company’s S-4 Registration Statement (in connection with the De-SPAC Transaction), unrestricted and freely tradeable. In connection with the closing of the De-SPAC Transaction, the Company shall pay to Maxim a non-refundable advisory fee of $300,000, payable upon the Company or its successor’s first capital raise (including any self-directed capital raises) after the closing of the De-SPAC Transaction (the “Advisory Fee”). The 50,000 shares of common stock have been valued at $0.025 per share for a total value of $1,250.

On May 14, 2024, the Company entered into an agreement with Pickwick Capital Partners, LLC (“Pickwick”). The Company and Pickwick previously entered into a certain letter agreement dated March 7, 2023, pursuant to which Pickwick would provide the Company corporate finance and strategic advisory services, and would be compensated for those services (the “Letter Agreement”). During the term of the Letter Agreement, Pickwick introduced the Company to Insight Acquisition Corp., a special purpose acquisition company (“Insight”), and the Company and Insight have entered into a business combination agreement (the “Business Combination”), thereby entitling Pickwick to payment of a success fee under the Letter Agreement. This agreement determined the value of the success fee and method of payment. In accordance with this agreement, the Company issued 195,000 shares of common stock to Pickwick. These shares were valued at $0.025 per share for a total value of $4,875.

On May 16, 2024, the Company entered into a subscription agreement with Polar Multi-Strategy Master Fund (“Polar”), in which Polar agrees to purchase 1,000,000 shares of common stock for $25,000. These shares have been valued at $0.025 per share for a total value of $25,000.

As of September 30, 2024 and December 31, 2023, the Company had 13,645,000 and 11,000,000 shares of common stock issued and outstanding, respectively.

NOTE 5 — COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the unaudited financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s unaudited financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

F-71

NOTE 6 — RESTATEMENTS

Nine Months Ended September 30, 2023

The Company has restated the unaudited financial statements for the nine months ended September 30, 2023 as originally presented.

These unaudited financial statements have been prepared to:

a)	Restate the unaudited financial statements for the nine months ended September 30, 2023 to correct accounting errors;

b)	Restate results for the above noted changes to the unaudited financial statements

The restatements are being made in accordance with ASC 250, “Accounting Changes and Error Corrections.” The disclosure provision of ASC 250 requires a company that corrects an error to disclose that its previously issued financial statements have been restated, a description of the nature of the error, the effect of the correction on each financial statement line item and any per share amount affected for each prior period presented, and the cumulative effect on retained earnings (deficit) in the statement of financial position as of the beginning of each period presented.

The table below sets forth the changes to the balance sheet as of September 30, 2023:

	As Previously Reported	Adjustments	As Restated
ASSETS	$95,423	$5	$95,428	(1)

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued liabilities to related party	$81,327	-	$81,327
Payable to related party, net of discount	713,174	15,999	729,173	(1)(3)
Total current liabilities	794,501	15,999	810,500
Total liabilities	794,501	15,999	810,500

Commitments and contingencies (see Note 5)	-	-	-

Stockholders’ deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
Series A preferred stock, $0.0001 par value, 5,100,000 shares authorized, 0 shares issued and outstanding	-	-	-
Series B preferred stock, $0.0001 par value, 10 shares authorized, 0 shares issued and outstanding	-	-	-
Common stock, $0.0001 par value, 490,000,000 shares authorized, 13,645,000 and 11,000,000 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	1,100	-	1,100
Additional paid-in capital	3,037,548	(340,416)	2,697,132	(2)
Treasury stock	(131,983)	131,983	-	(2)
Accumulated deficit	(3,605,743)	192,439	(3,413,304	)(3)(4)
Total stockholders’ deficit	(699,078)	(15,994)	(715,072)
Total liabilities and stockholders’ deficit	$95,423	$5	$95,428

(1)	Reclassifying accrued liabilities to accrued liabilities to related parties and general and administrative expenses from penalties and settlement expense;

(2)	Reclassifying the repurchase of common shares from shareholders from penalties and settlement expense to equity;

(3)	Reclassifying interest expense into debt discount and the appropriate amortization expense during the nine months ended September 30, 2023.

(4)	Reclassifying expense paid by company for related party to equity.

F-72

The table below sets forth the changes to the statement of operations for the nine months ended September 30, 2023:

	Originally Reported	Restatement Adjustment	As Restated
Revenue	$-	$-	$-

Operating expenses
Professional fees	255,854	(109,196)	146,658	(4)
General and administrative expenses	18,051	12,810	30,861	(1)(3)(4)
Total operating expenses	273,905	(96,386)	177,519
Operating loss	(273,905)	96,386	(177,519)

Other income (expenses)
Interest income	-	4	4	(4)
Interest expense	(41,250)	(16,224)	(57,474	)(3)
Penalties and settlement	(85,000)	85,000	-(1)(2)
Total other income (expense)	(126,250)	68,780	(57,470)
Net loss	$(400,155)	$165,166	$(234,989)

Net loss per common share – basic and diluted	$(0.14)	$0.06	$(0.08)
Weighted average number of shares of common stock – basic and diluted	2,946,405	272	2,946,677

(1)	Reclassifying accrued liabilities to accrued liabilities to related parties and general and administrative expenses from penalties and settlement expense;

(2)	Reclassifying the repurchase of common shares from shareholders from penalties and settlement expense to equity;

(3)	Reclassifying interest expense into debt discount and the appropriate amortization expense during the nine months ended September 30, 2023;

(4)	Reclassifying expenses that were incorrectly categorized into the proper expenses.

The table below sets forth the changes to the statement of stockholders’ deficit for the nine months ended September 30, 2023:

	Common Shares
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	1,162,808	34,400	1,197,208	(1)
Return of common shares for cancellation	-	(36,400)	(36,400	)(1)
Conversion of series A into common stock	5,100	-	5,100
Conversion of series B into common stock	100,000,000	-	100,000,000
Purchase of treasury stock that was cancelled	(90,167,908)	2,000	(90,165,908	)(1)
Net loss for the period	-	-	-
Balance, September 30, 2023	11,000,000	-	11,000,000

F-73

	Common Shares
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	$116	$4	$120	(1)
Return of common shares for cancellation	-	(4)	(4	)(1)
Conversion of series A into common stock	1	-	1
Conversion of series B into common stock	10,000	-	10,000
Purchase of treasury stock that was cancelled	(9,017)	-	(9,017)
Net loss for the period	-	-	-
Balance, September 30, 2023	$1,100	$-	$1,100

	Treasury Stock
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	$-	$-	$-
Purchase of treasury stock	(141,000)	141,000	-	(1)
Return of common stock to treasury	9,017	(9,017)	-	(1)
Net loss for the period	-	-	-
Balance, September 30, 2023	$(131,983)	131,983	$-

	Additional Paid-in Capital
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	$3,047,039	$(4)	$3,047,035	(1)
Return of common shares for cancellation	-	(140,996)	(140,996	)(1)
Conversion of series A into common stock	509	-	509
Conversion of series B into common stock	(10,000)	-	(10,000)
Purchase of treasury stock that was cancelled	-	(199,416)	(199,416	)(1)(3)
Net loss for the period	-	-	-
Balance, September 30, 2023	$3,037,548	(340,416)	$2,697,132

	Accumulated Deficit
	As Previously Reported	Adjustments	As Restated
Balance, December 31, 2022	$(3,205,588)	$1	$(3,205,587	)(1)
Imputed interest discount on related party notes	-	27,272	27,272	(2)
Net loss for the period	(400,155)	165,166	(234,989)
Balance, September 30, 2023	$(3,605,743)	$192,439	$(3,413,304)

(1)	Reclassifying the repurchase of common shares from shareholders from penalties and settlement expense to equity.

(2)	Reclassifying interest expense into debt discount and the appropriate amortization expense during the nine months ended September 30, 2023.

(3)	Reclassifying expense paid by company for related party to equity.

F-74

The table below sets forth the changes to the statement of cash flows for the nine months ended September 30, 2023:

	Originally Reported	Restatement Adjustment	As Restated
Cash flows from operating activities:
Net loss	$(400,155)	$165,166	$(234,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	-	57,474	57,474	(3)
Change in assets and liabilities:
Accounts payable and accrued expenses	81,327	(81,327)	-	(1)
Accrued liabilities - related party	-	(127,105)	(127,105	)(1)
Net cash used in operating activities	(318,828)	14,208	(304,620)

Cash flows from investing activities:
Net cash provided by investing activities	-	-	-

Cash flows from financing activities:
Proceeds from related party loan	651,408	(51,408)	600,000	(3)
Repayment of notes payable to related parties	(99,163)	37,205	(61,958	)(3)
Repurchase of common stock to cancel	(141,000)	-	(141,000)
Net cash provided by financing activities	411,245	(14,203)	397,042
Net change in cash	92,417	5	92,422

Cash at beginning of period	3,006	-	3,006
Cash at end of period	$95,423	$5	$95,428

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

Supplemental non-cash information
Renegotiated notes payable	$-	$75,000	$75,000	(4)
Expenses paid by Company for related party	$-	$208,433	$208,433	(2)
Discounts on notes payable applied directly against accumulated deficit	$-	$27,272	$27,272	(3)

(1)	Reclassifying accrued liabilities to accrued liabilities to related parties and general and administrative expenses from penalties and settlement expense;

(2)	Reclassifying the repurchase of common shares from shareholders from penalties and settlement expense to equity;

(3)	Reclassifying interest expense into debt discount and the appropriate amortization expense during the nine months ended September 30, 2023.

(4)	Amount was not disclosed in the original filing.

NOTE 7 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the unaudited financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements other than as set forth below.

On December 13, 2024, the Company, Insight Acquisition Corp., a Delaware corporation (“IAC”), and IAC Merger Sub Inc., a Florida corporation wholly owned by IAC (“Merger Sub”), completed the business combination agreement and plan of merger (the “BCA”) pursuant to which Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of IAC. Each share of Company common stock will be converted into (i) the right to receive Earnout Shares, and (ii) a certain number of shares of IAC Class A Common Stock (“Common Shares”) equal to (x) $110,000,000 divided by the total number of shares of Company capital stock outstanding on a fully diluted basis as of the date of closing, divided by (y) $10 (the “Merger Consideration”), with the maximum aggregate Merger Consideration being 11,000,000 Common Shares issuable to Company common stockholders in the merger. IAC common stock and warrants issued and outstanding immediately prior to the consummation of the merger will continue to be outstanding after the closing of the merger, except that all shares of IAC Class B Common Stock outstanding as of the closing will be converted into the same number of shares of IAC Class A Common Stock as of the closing.

F-75

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Alpha Modus Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alpha Modus Corp. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P

We have served as the Company’s auditor since 2023.

Dallas, Texas

May 3, 2024

F-76

ALPHA MODUS CORP.

Balance Sheets

As of December 31, 2023 and 2022

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash	$106,809	$3,006
Other receivable	15,000	—
Total current assets	121,809	3,006
Total assets	$121,809	$3,006

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$11,844	$—
Accrued liabilities to related party	88,350	—
Accrued interest payable to related party	22,064	—
Payable to related party, net of discount	964,125	160,929
Total current liabilities	1,086,383	160,929
Total liabilities	1,086,383	160,929

Commitments and contingencies (see Note 7)	—	—

Stockholders’ deficit
Preferred stock, $0.0001 par value, 10,000,000 shares authorized
Series A preferred stock, $0.0001 par value, 5,100,000 shares authorized, 0 and 5,100,000 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	510
Series B preferred stock, $0.0001 par value, 10 shares authorized, 0 and 10 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Common stock, $0.0001 par value, 490,000,000 shares authorized, 11,000,000 and 1,197,208 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1,100	120
Additional paid-in capital	2,697,132	3,047,035
Accumulated deficit	(3,662,806)	(3,205,588)
Total stockholders’ deficit	(964,574)	(157,923)
Total liabilities and stockholders’ deficit	$121,809	$3,006

The accompanying notes are an integral part of these financial statements.

F-77

ALPHA MODUS CORP.
Statements of Operations

	For the Years Ended
	December 31, 2023	December 31, 2022
Revenue	$—	$—

Operating expenses
Professional fees	349,031	23,792
General and administrative expenses	42,918	3,611
Total operating expenses	391,949	27,403
Operating loss	(391,949)	(27,403)

Other income (expenses)
Interest income	7	—
Interest expense	(109,353)	—
Total other income (expense)	(109,346)	—
Net loss	$(501,295)	$(27,403)

Loss per share – basic and fully diluted	$(0.10)	$(0.02)
Weighted average number of shares of common stock – basic and fully diluted	4,976,556	1,197,208

The accompanying notes are an integral part of these financial statements.

F-78

ALPHA MODUS CORP.

Statement of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2023 and 2022

	Preferred Stock						Additional
	Series A		Series B		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, December 31, 2021	5,100,000	$510	10	$—	1,197,208	$120	$3,047,035	$(3,178,185)	$(130,520)
Net loss for the year	—	—	—	—	—	—	—	(27,403)	(27,403)
Balance, December 31, 2022	5,100,000	510	10	—	1,197,208	120	3,047,035	(3,205,588)	(157,923)
Purchase of treasury stock that was cancelled	—	—	—	—	(36,400)	(4)	(140,996)	—	(141,000)
Conversion of preferred series A to common stock	(5,100,000)	(510)	—	—	5,100	1	509	—	—
Conversion of preferred series B to common stock	—	—	(10)	—	100,000,000	10,000	(10,000)	—	—
Return of Common shares for cancellation	—	—	—	—	(90,165,908)	(9,017)	(199,416)	—	(208,433)
Imputed interest discounts on related party notes	—	—	—	—	—	—	—	44,077	44,077
Net loss for the year	—	—	—	—	—	—	—	(501,295)	(501,295)
Balance, December 31, 2023	—	$—	—	$—	11,000,000	$1,100	$2,697,132	$(3,662,806)	$(964,574)

The accompanying notes are an integral part of these financial statements.

F-79

ALPHA MODUS CORP.

Statements of Cash Flows

	For the Years Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net loss	$(501,295)	$(27,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	87,289	—
Change in assets and liabilities:
Other receivable	(15,000)	—
Accounts payable and accrued expenses	11,844	—
Accrued liabilities – related party	(120,083)	—
Accrued interest payable – related party	22,064	—
Net cash used in operating activities	(515,181)	(27,403)

Cash flows from investing activities:
Net cash provided by investing activities	—	—

Cash flows from financing activities:
Proceeds from related party loan	821,941	75,000
Repayment of notes payable to related parties	(61,957)	(24,804)
Repayment of note payable	—	(24,752)
Repurchase of common stock to cancel	(141,000)	—
Net cash provided by financing activities	618,984	25,444
Net change in cash	103,803	(1,959)

Cash at beginning of year	3,006	4,965
Cash at end of year	$106,809	$3,006

Supplemental disclosures of cash flow information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

Supplemental non-cash information
Conversion of preferred series A stock into common stock	$510	$—
Conversion of preferred series B stock into common stock	$10,000	$—
Common shares cancelled with reimbursement of expenses	$208,433	$—
Renegotiated notes payable	$487,500	$—
Discounts on notes payable applied directly against accumulated deficit	$44,077	$—

The accompanying notes are an integral part of these financial statements.

F-80

ALPHA MODUS CORP.

Notes to the Financial Statements

December 31, 2023

NOTE 1 — NATURE OF OPERATIONS

Company Background

Alpha Modus Corp. (the “Company,” “we,” “us,” “our,” or “Alpha Modus”), was incorporated in the State of Florida on July 11, 2014.

Nature of Operations

Alpha Modus was founded as an artificial intelligence software as a service provider. As of January 2020, Alpha Modus abandoned its software and deemed it not technologically feasible. Since that time, the Company has focused on developing its patents. Alpha Modus was awarded US Patent No. 10,360,571 (the “571 Patent”) on July 23, 2019. Since August 2019, Alpha Modus has focused on research and development to expand claims of the 571 Patent. The Company intends to begin commercialization efforts of the 571 Patent family in 2024. See Note 7.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and has a year-end of December 31st.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Business Segments

The Company operates in one segment and therefore segment information in not present.

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses since the Company does not have any revenue stream. On December 31, 2023, we had $106,809 in cash. Our net loss incurred for the year ended December 31, 2023 was $501,295. The working capital deficit was $964,574 on December 31, 2023. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-81

ALPHA MODUS CORP.

Notes to the Financial Statements

December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Cash

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large banking institutions that are reputable, therefore mitigating the risks.

Fair Value of Financial Instruments

The book values of cash approximate it’s respective fair values due to the short-term nature of these instruments. The fair value hierarchy under GAAP distinguishes between assumptions based on market data (observable inputs) and an entity’s own assumptions (unobservable inputs).

The hierarchy consists of three levels

●	Level one — Quoted market prices in active markets for identical assets or liabilities;

●	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

●	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. We evaluate our hierarchy disclosures each quarter.

Net Loss Per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the year as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company does not have any dilutive shares of common stock as of December 31, 2023, or 2022.

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled.

The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of December 31, 2023 and 2022. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the year ended December 31, 2023 and 2022.

F-82

ALPHA MODUS CORP.

Notes to the Financial Statements

December 31, 2023

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Notes payable

The Company issued various notes payable to related. These notes payable included original issue discounts and debt issuance costs.

Original issue discounts. The Company accounts for the original issue discounts in accordance with Accounting Standards Codification (“ASC”) No. 835-30, Interest and Imputation of Interest, which requires the Company to record the discount as a contra-liability and amortize it over the term of the underlying note using the interest method.

Debt issuance costs. The Company accounts for debt issuance costs in accordance with ASC No. 470-20, Debt, which requires the Company to recognize a contra-liability for costs incurred with the issuance of debt instruments. These contra-liabilities are amortized over the term of the underlying note payable using the interest method.

Related Parties

In accordance with ASC 850 “Related Party Disclosure”, a party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent Accounting Pronouncements

Recently Issued Accounting Standards: Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements, except as noted below.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), to require disaggregated information about a reporting entity’s effective tax rate reconciliation, as well as information on income taxes paid. The new requirements should be applied on a prospective basis with an option to apply them retrospectively. ASU 2023-09 will be effective for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

NOTE 3 — REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In connection with the preparation of its financial statements for the year ended December 31, 2023, the Company identified immaterial errors related to the outstanding shares of common stock in a prior period. The Company reported 1,162,808 of outstanding shares of common stock as of December 31, 2022 in its financial statements. The correct number of outstanding shares on December 31, 2022 was 1,197,208. On January 16, 2023, the Company entered into Rescission Agreements with four shareholders to rescind Purchase Agreements totaling 36,400 shares of common stock for $141,000 in cash. 34,400 of these rescinded shares were incorrectly reported as being cancelled as of December 31, 2022. However, the remaining shares and the cash were not reported in the financial statements until January 16, 2023, when the transactions took place.

F-83

ALPHA MODUS CORP.

Notes to the Financial Statements

December 31, 2023

NOTE 3 — REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

In accordance with Staff Accounting Bulletin (“SAB”) No. 99, Materiality and SAB No. 108, Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements, the Company evaluated the materiality of this error both quantitatively and qualitatively and determined that it was not material to our previously issued consolidated financial statements.

The accompanying financial statements and relevant footnotes to the financial statements in this Annual Report on Form 10-K have been revised to correct for the immaterial errors discussed above. The tables below provide reconciliations of our previously reported amounts to revised amounts to correct for these immaterial errors in our financial statements as of and for the year ended December 31, 2022.

Balance Sheet

	December 31, 2022
	As Previously Reported	Adjustment	As Revised
ASSETS
Current assets
Cash	$3,006		$3,006
Total current assets	3,006		3,006
Total assets	$3,006		$3,006

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Payable to related party, net of discount	$160,929		$160,929
Total current liabilities	160,929		160,929
Total liabilities	160,929		160,929

Stockholders’ deficit
Preferred stock
Series A preferred stock	510		510
Series B preferred stock	—		—
Common stock	116	4	120
Additional paid-in capital	3,047,039	(4)	3,047,035
Accumulated deficit	(3,205,588)		(3,205,588)
Total stockholders’ deficit	(157,923)		(157,923)
Total liabilities and stockholders’ deficit	$3,006		$3,006

F-84

ALPHA MODUS CORP.

Notes to the Financial Statements

December 31, 2023

NOTE 3 — REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Statement of Operations

	For the Year Ended December 31, 2022
	As Previously Reported	Adjustment	As Revised
Revenue	$—		$—

Operating expenses
Professional fees	23,792		23,792
General and administrative expenses	3,611		3,611
Total operating expenses	27,403		27,403
Operating loss	(27,403)		(27,403)

Other income (expenses)
Interest income	—		—
Interest expense	—		—
Total other income (expense)	—		—
Net loss	$(27,403)		$(27,403)

Loss per share – basic and fully diluted	$(0.02)		$(0.02)
Weighted average number of shares of common stock – basic and fully diluted	1,162,808	34,400	1,197,208

Statement of Stockholders’ Deficit

	For the Year Ended December 31, 2022
	As Previously Reported	Adjustment	As Revised
Preferred Series A Shares	5,100,000		5,100,000
Preferred Series A Stock Amount	$510		$510
Preferred Series B Shares	10		10
Preferred Series B Stock Amount	$—		$—
Common Shares	1,162,808	34,400	1,197,208
Common Stock Amount	$116	4	$120
Additional Paid-in Capital	$3,047,039	(4)	$3,047,035
Accumulated Deficit	$(3,205,588)		$(3,205,588)
Total Stockholders’ Deficit	$(157,923)		$(157,923)

There were no revisions made to the Statements of Cash Flows.

NOTE 4 — RELATED PARTY TRANSACTIONS

In 2021, William Alessi (“Alessi”), an officer and director of the Company, loaned the Company $89,929 and received a payment of $4,000, for a net of $85,929. The loan is informal, unsecured, due on demand and bears 10% interest. The accrued interest for the fiscal year ended December 31, 2023 was $3,562. In 2023, the Company made payments of $61,957 towards the balance of the loan. As of December 31, 2023 and 2022, the balance was $23,971 and $85,929, respectively.

Janbella Group, LLC (“Janbella”), which is controlled by Alessi, has provided loans which are formal, unsecured, due on demand (“Formal Loans”). In 2022, the Company received a loan of $75,000.

F-85

ALPHA MODUS CORP.

Notes to the Financial Statements

December 31, 2023

NOTE 4 — RELATED PARTY TRANSACTIONS (cont.)

On January 17, 2023, the Company and Janbella entered into a secured convertible promissory note for $412,500. The note included the $75,000 balance as of December 31, 2022, an additional $300,000, and an OID of $37,500. The note matures on January 17, 2024. The OID of $37,500 was recorded as a debt discount and was being amortized over the life of the original note ending on January 17, 2024. On August 31, 2023, the Company and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note was a modification of the $412,500 note dated January 17, 2023. The Company treated this as a modification of debt. During the year ended December 31, 2023, the Company amortized $35,753 of this discount. As of December 31, 2023, there is a remaining balance of $1,747 left of the OID. All assets of the Company are collateral for the note. In the event of a Qualified Offering prior to the maturity date, at the option of Janbella, for every dollar received in a Qualified Offering, Janbella would receive $0.50, until the outstanding principal and interest are paid. Janbella is managed by Alessi. The note is convertible at a conversion price of $1.00. In the event of a merger or consolidation, the payment due to Janbella is 200% of the principal.

On August 31, 2023, the Company and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note was a modification of the $412,500 note dated January 17, 2023. There is a one-time interest charge of 10%, or $41,250, which was recorded as original interest discount and is being amortized over the life of the original note ending on January 17, 2024. During the year ended December 31, 2023, the Company amortized $39,329 of this discount. As of December 31, 2023, there was a balance remaining of $1,921. As of December 31, 2023 and 2022, the balance on Formal Loans was $453,750 and $75,000, respectively.

On August 31, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $27,273, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, the Company amortized $9,116 of this discount. As of December 31, 2023, the balance of this discount was $18,157. All assets of the Company are collateral for the note. As of December 31, 2023 and 2022, the principal balance on this note was $300,000 and $0, respectively.

On November 6, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $221,941. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $16,804, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, the Company amortized $3,091 of this discount. As of December 31, 2023, the balance of this discount was $13,713. All assets of the Company are collateral for the note. As of December 31, 2023 and 2022, the principal balance on this note was $221,941 and $0, respectively.

During the fiscal year ending December 31, 2023, the Company agreed to reimburse Mr. Alessi $208,433 for the cancellation of 90,165,908 shares and the potential acquisition of Alpha Modus Corp. by Insight Acquisition Corp. Payments of $120,083 had been made by the end of the fiscal year, leaving a balance due to Mr. Alessi of $88,350 as of December 31, 2023.

F-86

ALPHA MODUS CORP.

Notes to the Financial Statements

December 31, 2023

NOTE 5 — STOCKHOLDERS’ EQUITY

Preferred Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 10,000,000 authorized shares of preferred stock with $0.0001 par value.

Series A Preferred Stock

On March 8, 2021, the Board of Directors of the Company amended the Series A preferred stock with a par value of $0.0001 per share. As amended, each share of the Series A preferred stock is entitled to one vote and each ten shares of Series A preferred stock is convertible into one share of common stock.

On April 27, 2021, the Company filed an amended Certificate of Designation (the “Series A Amendment”) regarding the rights associated with the Company’s shares of Series A preferred stock (the “Series A Preferred Shares”). The Series A Amendment modified the conversion entitlements associated with the Series A Preferred Shares. The conversion entitlements were increased from one share of common for ten shares of Series A Preferred Shares to one share of common for 1,000 shares of Series A Preferred Shares. The conversion change was to the detriment of the shareholder.

On September 8, 2023, the Company elected to convert all shares of Series A Preferred Stock into common stock pursuant to the rights granted to the Company under its Amended and Restated Articles of Incorporation filed on April, 27, 2021 with the Florida Division of Corporations. These shares are owned by The Alessi Revocable Trust (4,800,000), a related party, and Dana R. Morey (300,000).

As of December 31, 2023, and December 31, 2022, the Company had 0 and 5,100,000 shares of Series A preferred stock issued and outstanding, respectively.

Series B Preferred Stock

On November 26, 2018, the Board of Directors of the Company authorized 10 shares of Series B preferred stock with no par value. Each share of Series B preferred stock is entitled to ten million votes and is not convertible into shares of common stock.

On March 8, 2021, the Company filed an amended Certificate of Designation (the “Series B Amendment”) regarding the rights associated with the Company’s shares of Series B preferred stock (the “Series B Preferred Shares”). The Series B Amendment modified the conversion entitlements associated with the Series B Preferred Shares. The conversion entitlements were increased from no conversion into common stock to 10,000,000 shares of common stock for one share of Series B Preferred Shares.

The modification of preferred stock rights that included adding a substantive conversion option required the modification to be treated as a redemption of the preferred shares and any difference between the fair value of the modified preferred shares and the carrying amount of the preferred shares be subtracted (or added) to net income to arrive at income available to common shareholders in accordance with ASC 260-10-S99-2. Consequently, the Company has recognized a deemed dividend in determining net income or loss attributable to common shareholders as reported in the Statement of Operations and utilized in computing earnings or loss per common share. The Company, at the time of the Series B Amendment, has not yet commercialized the 571 Patent family therefore, the value of the Company was nil. The Company had not sold any shares of common stock from the date of the Series B Amendment in more than two years. Therefore, the value of the change in conversion rights at the time of the Series B Amendment was nil.

F-87

ALPHA MODUS CORP.

Notes to the Financial Statements

December 31, 2023

NOTE 5 — STOCKHOLDERS’ EQUITY (cont.)

On September 8, 2023, The Alessi 2020 Irrevocable Trust elected to convert 10 shares of Series B Preferred Stock into 100,000,000 shares of common stock pursuant to the rights granted to the Company under its Amended and Restated Articles of Incorporation filed on March 8, 2021. These shares are owned by The Alessi 2020 Irrevocable Trust, a related party.

As of December 31, 2023, and December 31, 2022, the Company had 0 and 10 shares of Series B preferred stock issued and outstanding, respectively.

Common Stock

Alpha Modus was incorporated on July 11, 2014, under the laws of the state of Florida with 490,000,000 authorized shares of common stock with $0.0001 par value. The shareholders have one vote per share of common stock.

On January 16, 2023, the Company entered into Rescission Agreements with four shareholders to rescind Purchase Agreements totaling 36,400 shares of common stock. Each shareholder signed full waivers, so the Company is not liable for any additional settlement costs or resolutions. As a result, 36,400 shares of common stock were repurchased for $141,000 in cash and were immediately cancelled.

On September 11, 2023, The Alessi 2020 Irrevocable Trust elected to return 90,165,908 shares of common stock for cancellation in preparation of the potential acquisition of Alpha Modus Corp. by Insight Acquisition Corp. The Company agreed to reimburse Mr. Alessi $208,433 for the cancellation of 90,165,908 shares. As a result, 90,165,908 shares of common stock were returned to the Company and cancelled with the amount of $208,433 recorded directly against equity of the Company.

As of December 31, 2023, and December 31, 2022, the Company had 11,000,000 and 1,197,208 shares of common stock issued and outstanding, respectively.

NOTE 6 — INCOME TAXES

As of December 31, 2023, and 2022, the Company has net operating loss carry forwards of $921,993 and $791,656, respectively, which may be available to reduce future years’ taxable income through 2043. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% and state tax rate of 5% to loss before taxes for fiscal year 2023 and 2022), as follows:

	December 31, 2023		December 31, 2022
Tax benefit at the statutory rate	$(105,272)	21.0%	$(5,755)	21.0%
State income taxes, net of federal income tax benefit	(25,065)	5.0%	(1,370)	5.0%
Change in valuation allowance	130,337	(26.0)%	7,125	(26.0)%
Total	$—		$—

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

F-88

ALPHA MODUS CORP.

Notes to the Financial Statements

December 31, 2023

NOTE 6 — INCOME TAXES (cont.)

The tax effect of significant components of the Company’s deferred tax assets and liabilities at December 31, 2023 and 2022, are as follows:

	December 31, 2023	December 31, 2022
Deferred tax assets:
Net operating loss carryforward	$921,993	$791,656
Timing differences	—	—
Total gross deferred tax assets	921,993	791,656
Less: Deferred tax asset valuation allowance	(921,993)	(791,656)
Total net deferred taxes	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2023 and 2022 were fully offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $921,993 and $791,656 as of December 31, 2023, and 2022, respectively.

The tax years 2020 – 2023 remains to examination by federal agencies and other jurisdictions in which it operates.

NOTE 7 — COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

NOTE 8 — SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements other than as set forth below.

Effective as of October 13, 2023, the Company, Insight Acquisition Corp., a Delaware corporation (“IAC”), and IAC Merger Sub Inc., a Florida corporation wholly owned by IAC (“Merger Sub”), entered into a business combination agreement and plan of merger (the “BCA”) pursuant to which Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation in the merger and becoming a wholly owned subsidiary of IAC. Each share of Company common stock will be converted into (i) the right to receive Earnout Shares, and (ii) a certain number of shares of IAC Class A Common Stock (“Common Shares”) equal to (x) $110,000,000 divided by the total number of shares of Company capital stock outstanding on a fully diluted basis as of the date of closing, divided by (y) $10 (the “Merger Consideration”), with the maximum aggregate Merger Consideration being 11,000,000 Common Shares issuable to Company common stockholders in the merger. IAC common stock and warrants issued and outstanding immediately prior to the consummation of the merger will continue to be outstanding after the closing of the merger, except that all shares of IAC Class B Common Stock outstanding as of the closing will be converted into the same number of shares of IAC Class A Common Stock as of the closing.

In September 2023, the Company entered into an agreement with a professional services company to provide specific financial services. During 2023, the Company paid this service provider $34,639 in fees. However, the service provider terminated the agreement before completing the work agreed to. On February 9, 2024, the Company entered into a settlement agreement with this service provider, in which the service provider agreed to return $15,000 in fees paid by the Company. The Company lowered the expenses recorded for this agreement and created a receivable balance of $15,000 in its financial statements for the year ended December 31, 2023.

F-89

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fees	$2,279.88
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Amended and Restated Charter provides for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with our directors, officers, and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements will require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

On or about December 13, 2024, simultaneously with the closing of the Business Combination, the Company issued (i) Janbella Group, LLC 1,392,308 shares of Class A common stock, (ii) Michael Singer 125,000 shares of Class A common stock, (iii) Cantor Fitzgerald & Co. 210,000 shares of Class A common stock, and (iv) Odeon Capital Group, LLC 90,000 shares of Class A common stock. The Company issued the foregoing securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under Section 5 of the Securities Act. The parties receiving the securities represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution, and appropriate restrictive legends were affixed to the certificates representing the securities (or reflected in restricted book entry with the Company’s transfer agent). The parties also had adequate access, through business or other relationships, to information about the Company.

II-1

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

		Incorporated By Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
2.1#	Business Combination Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp.	8-K	2.1	10/17/2023
2.2#	First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among Insight Acquisition Corp., IAC Merger Sub Inc. and Alpha Modus, Corp.	8-K	2.1	6/24/2024
3.1	Second Amended and Restated Certificate of Incorporation	8-K	3.1	12/19/2024
3.2	Amended and Restated Bylaws	8-K	3.2	12/19/2024
5.1*	Opinion of Brunson Chandler & Jones, PLLC
10.1	Securities Purchase Agreement, dated October 23, 2024, by and between Insight Acquisition Corp. and Streeterville Capital, LLC	8-K	10.1	10/23/2024
10.2	Amendment to Securities Purchase Agreement, dated December 12, 2024, by and between Insight Acquisition Corp. and Streeterville Capital, LLC	8-K	10.1	12/12/2024
10.3	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and The Alessi 2020 Irrevocable Trust	8-K	10.2	10/17/2023
10.4	Amended and Restated Registration Rights Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp., Insight Acquisition Sponsor LLC and IPO underwriters of Insight Acquisition Corp.	8-K	10.5	10/17/2023
10.5	Confidentiality and Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp., and the Stockholder Parties	8-K	10.4	10/17/2023
10.6	Lock-Up Agreement, dated as of October 13, 2023, by and among Alpha Modus, Corp., Insight Acquisition Corp. and Insight Acquisition Sponsor LLC	8-K	10.3	10/17/2023
10.7	Stockholder Support Agreement, dated as of October 13, 2023, by and among Insight Acquisition Corp., Alpha Modus, Corp. and Insight Acquisition Sponsor LLC	8-K	10.1	10/17/2023
10.8	Promissory Note issued by Alpha Modus Holdings, Inc. to Loeb & Loeb LLP	8-K	10.8	12/19/2024
10.9++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and William Alessi	8-K	10.9	12/19/2024
10.10++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and Rodney Sperry	8-K	10.10	12/19/2024
10.11++	Employment Agreement, dated December 13, 2024, by and between Alpha Modus Holdings, Inc. and Chris Chumas	8-K	10.11	12/19/2024
10.12	Subscription Agreement, dated August 30, 2023, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund	10-Q	10.10	10/25/2023
10.13	Amendment to Subscription Agreement, dated May 15, 2024, by and among Insight Acquisition Corp., Insight Acquisition Sponsor, LLC and Polar Multi-Strategy Master Fund	10-Q	10.15	6/6/2024
10.14	Subscription Agreement, dated April 26, 2024, and accepted by Alpha Modus, Corp. on May 16, 2024, by and among Alpha Modus, Corp. and Polar Multi-Strategy Master Fund	S-4/A	10.15	7/3/2024
10.15	Extension Agreement, dated March 29, 2024, by and among Alpha Modus, Corp. and Janbella Group, LLC	S-4/A	10.16	7/3/2024
10.16	Intellectual Property License Agreement, dated January 8, 2024, by and among Alpha Modus, Corp. and GZ6G Technologies Corp	S-4/A	10.17	7/31/2024
10.16	Intellectual Property License Agreement, dated April 10, 2024, by and among Alpha Modus, Corp., Xalles Holdings Inc., and CashXAI Inc.	S-4/A	10.18	7/31/2024
10.17	Fee Waiver Agreement, dated June 21, 2024, among Insight Acquisition Corp., Insight Acquisition Sponsor LLC and Michael Singer	8-K	10.1	6/24/2024
10.18	Settlement Agreement, dated June 20, 2024, by and among Odeon Capital Group LLC and Insight Acquisition Corp.	8-K	1.2	6/24/2024
10.19	Fee Modification Agreement, dated June 20, 2024, among Cantor Fitzgerald & Co., Insight Acquisition Corp., and Alpha Modus, Corp.	8-K	1.1	6/24/2024
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated December 19, 2024	8-K	16.1	12/19/2024
21.1	List of Subsidiaries	8-K	21.1	12/19/2024
23.1*	Consent of WithumSmith+Brown, PC
23.2*	Consent of Turner, Stone & Company, L.L.P.
23.3*	Consent of Brunson Chandler & Jones, PLLC (included in Exhibit 5.1)
99.1	Forfeiture Agreement, dated December 12, 2024, by and between Alpha Modus, Corp. and Polar Multi-Strategy Master Fund	8-K	99.1	12/12/2024
107*	Filing Fee Table

+	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.
++	Indicates a management or compensatory plan.
*	Filed herewith.
#	Certain exhibits and schedules to these exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

(b)	Financial Statements. The financial statements filed as a part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

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Item 17. Undertakings.

(a)	The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cornelius, State of North Carolina, on the 10th day of February, 2025.

ALPHA MODUS HOLDINGS, INC.

By:	/s/ William Alessi
William Alessi
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ William Alessi	President, Chief Executive Officer	February 10, 2025
William Alessi	and Director (principal executive officer)

/s/ Rodney Sperry	Chief Financial Officer	February 10, 2025
Rodney Sperry	(principal financial and accounting officer)

/s/ Greg Richter	Director	February 10, 2025
Greg Richter

/s/ Scott Wattenberg	Director	February 10, 2025
Scott Wattenberg

/s/ Michael Garel	Director	February 10, 2025
Michael Garel

/s/ William Ullman	Director	February 10, 2025
William Ullman

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